SCHEDULE 14A

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Wells Fargo & Company

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Notice of Annual Meeting and Proxy Statement
Wells Fargo & Company 2020 Annual Meeting of Shareholders

Letter to our Shareholders from our

Chairman of the Board and our Chief Executive Officer

March 16, 2020

Dear Fellow Shareholders,

Under new leadership, Wells Fargo is moving with a sense of urgency to remediate our historical issues and establish the strong foundation necessary to regain the trust of all stakeholders and position the Company for the future. We are supported by the strength of our franchise, including Wells Fargo’s diversified business model, strong distribution across both physical and digital channels, and leading market positions in many areas. Going forward, we recognize it is imperative that we maintain the highest standards of operational excellence and integrity. We have made significant changes to our governance, management, structure, processes, and culture over the past year.

Your Board also has continued to enhance its oversight, including by adding new directors with expertise in areas relevant to our business such as financial services, regulatory matters, and business operations. In addition to overseeing the centralization of Wells Fargo’s organizational structure, the strengthening of its risk management program and the development of its strategy, the Board is focused on holding management accountable for implementing our strategy consistent with our risk management framework and executing on our regulatory commitments.

On behalf of Wells Fargo, we would like to thank Betsy Duke and Jim Quigley, who resigned as directors on March 8, 2020, for their contributions to Wells Fargo. We are honored that we have the opportunity to lead this great franchise as we, together with the other directors, management team, and employees, do what is necessary to again make Wells Fargo one of the most respected and successful banks in the country. We have a lot of work ahead, but we are optimistic about our future and confident that Wells Fargo has the ability to realize its potential.

We are pleased to invite you to attend our 2020 Annual Meeting of Shareholders to be held on April 28, 2020, at 10:00 a.m., Mountain Daylight Time, at The Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111. The matters to be considered include the election of directors, an advisory vote to approve the 2019 compensation of our named executive officers, the ratification of the appointment of our independent registered public accounting firm for 2020, and up to three shareholder proposals.

Your vote is important to us. Please vote as soon as possible even if you plan to attend the annual meeting. The notice and proxy statement provide you with information about how you can vote your shares over the internet, using your mobile device, by telephone, or by mail. Thank you for your continued investment in and support of Wells Fargo.

Sincerely,

Charles H. Noski Chairman	Charles W. Scharf CEO

Notice of 2020 Annual Meeting of Shareholders	Meeting Information Date & Time Tuesday, April 28, 2020 10:00 a.m., MDT Location* The Grand America Hotel 555 South Main Street Salt Lake City, Utah 84111 Record Date February 28, 2020

How to Vote

Your vote is important! Please vote your shares in person or in one of the following ways:

By Internet Visit the website listed in your notice of internet availability of proxy materials or your proxy card or voting instruction form	By Phone Call the toll-free voting number in your voting materials	By Mail Mail your completed and signed proxy or voting instruction form	By Mobile Device Scan the QR Barcode on your voting materials

  Items of Business

1	Elect as directors the 12 nominees named in our proxy statement
2	Vote on an advisory resolution to approve executive compensation
3	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020
4	Vote on three shareholder proposals (Items 4 – 6), if properly presented at the meeting and not previously withdrawn
5	Consider any other business properly brought before the meeting

By Order of our Board of Directors,	Anthony R. Augliera, Deputy General Counsel and Corporate Secretary

*	We are monitoring developments regarding the coronavirus or COVID-19 and preparing in the event any changes for our annual meeting are necessary or appropriate. If we determine to make any change, such as to the location or to hold the meeting by remote communication, we will announce the change in advance and provide instructions on how shareholders can participate at https://www.wellsfargo.com/about/investor-relations/annual-reports. If we determine to hold our annual meeting by remote communication, a list of our shareholders of record will be made available to shareholders during the meeting at: www.virtualshareholdermeeting.com/WFC2020.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 28, 2020: Wells Fargo’s 2020 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2019 are available at: www.proxypush.com/wfc (for record holders) or www.proxyvote.com (for street name holders and participants in Company Plans).

This notice and the accompanying proxy statement, 2019 annual report, and proxy card or voting instruction form were first made available to shareholders beginning on March 16, 2020. You may vote if you owned shares of our common stock at the close of business on February 28, 2020, the record date for notice of and voting at our annual meeting.

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Proxy Summary

This summary highlights certain information contained in this proxy statement. You should read the entire proxy statement carefully before voting.

Our Leadership and Business

Wells Fargo went through a leadership transition during 2019 as part of the significant changes the Board and management are making to our management, structure, processes, and culture.

CEO Succession

The Board appointed Charles W. Scharf as CEO, effective October 21, 2019, following a thorough external search led by a search committee of independent members of our Board.

Charlie Scharf embodies the attributes that the Board sought in the leader of the Company, including financial and business acumen, integrity, passion for diversity and inclusion, and commitment to strong talent management.

The Board selected an interim CEO, C. Allen Parker, in March 2019 who provided leadership through the transition and continued to move the Company forward on our top priorities.

Focus on Remediating Historical Issues

The Board, our CEO, and management are focused on moving with a sense of urgency to strengthen our risk and control foundation and address outstanding regulatory matters.

We are changing the way we run the Company and our culture in order to:

•  Operate as one company, not a series of decentralized businesses

•  Foster a culture of partnership, but drive toward decisions

•  Expect high quality execution with clear responsibility and accountability

•  Judge ourselves based upon our outcomes, not our words

New Organizational Model

Under Mr. Scharf’s leadership, the Company announced in February 2020 a new organizational model with five lines of business:

•  Consumer & Small Business Banking

•  Consumer Lending

•  Commercial Banking

•  Corporate & Investment Banking

•  Wealth & Investment Management

These changes create a flatter line-of-business organizational structure and provide leaders with clear authority, accountability, and responsibility.

We also are making fundamental changes to how we manage our operations and are enhancing our risk management capabilities.

Our Broader Role and Engagement with Stakeholders

Proud Signatory of the Business Roundtable’s Statement on the Purpose of a Corporation

Wells Fargo has long believed that focusing on the needs of all of our stakeholders, including customers, employees, regulators, suppliers, communities, and shareholders, drives long-term value creation.

We understand that we have a fundamental commitment to all of our stakeholders, and one of Mr. Scharf’s first actions as our new CEO was to express his support for, and sign on to, the Business Roundtable’s Statement on the Purpose of a Corporation, which is a clear statement that businesses are responsible to a broad set of constituents.

The statement of purpose sets forth a commitment by the companies signing the document in areas that Wells Fargo believes are consistent with our priorities and goals, including:

•   Delivering value to our customers

•   Investing in our employees

•   Dealing fairly and ethically with our suppliers

•   Supporting our communities in which we work

•   Generating long-term value for our shareholders

2020 Proxy Statement	i

Board Leadership and Composition Highlights

The Board has enhanced its composition, oversight, and governance practices and continues to focus on Board succession planning to enable the Board to continue to oversee the Company and its business effectively.

Board Leadership Structure

•	Separated the roles of Chairman and CEO and amended By-Laws in 2016 to require an independent Board Chair

•	Well-defined authority and responsibilities of the independent Chairman

•	All standing Board committees(1) have new independent chairs since 2017

Board Composition

•	Significant Board refreshment – 9 of our independent nominees are new since January 2017

•	Enhanced financial services, regulatory, financial reporting, business operations, and corporate governance skills and experience represented on the Board through the addition of three new independent directors in 2019 and our proposal of an additional director nominee for election at our 2020 annual meeting

•	Continue to recruit directors and adapt the composition of the Board to meet the needs of the Company

Governance Practices

•	Conducted comprehensive annual self-evaluation of Board effectiveness for 2019; Engaged third party to facilitate self-evaluation in each of 2017 and 2018

•	Enhanced Board succession planning processes, including for committee chair roles

•	Contacted institutional investors representing over 35% of our common shares and engaged with other stakeholders during 2019; continued to demonstrate our strong track record of responsiveness

Board Diversity Highlights

While our Board does not have a specific policy on diversity, our Corporate Governance Guidelines and the Governance and Nominating Committee’s charter specify that the Board and Governance and Nominating Committee incorporate a broad view of diversity into its director nomination process. In addition, the Board has a diverse candidate pool for each director search the Board undertakes. The current composition of our Board reflects those efforts and the importance our Board places on diversity of the Board.

ii	Wells Fargo & Company

Year Round Investor Engagement Through Board-Led Program

•	Since 2010, we have had an investor engagement program with independent director participation to help us better understand the views of our investors on key corporate governance and other topics.

•

During 2019, we contacted institutional investors representing more than 35% of our outstanding shares and engaged with a significant number of our investors and other stakeholders to provide updates on the Company, discuss governance and other matters, and hear their perspectives.

•

The feedback we receive from our investors and other stakeholders during these meetings helps inform the Company’s and the Board’s decision-making and we have consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives.

Board-led engagement program conducted year round

Shareholder Engagement Topics – Feedback Shared with the Full Board and Other Board Committees

•   External CEO search, including attributes for the qualities and experience the Board sought in the leader of the Company

•   Company strategy, including expense initiatives

•   Company performance and progress

•   Board composition, diversity, and Board experience matrix disclosure

•   Board oversight of risk, including committee oversight responsibilities

•   Board-level engagement and oversight of management, including changes in the Company’s senior leadership

•   Culture and employee engagement

•   Performance management and incentive compensation program, including compensation metrics

•   Environmental, Social, and Governance (ESG) practices and reporting

•   Shareholder proposals

Governance Practices Proposing a new nominee for election as a director by shareholders at our 2020 annual meeting Announced changes to our business organizational structure to enable the Company to more effectively pursue our goals and take advantage of opportunities Enhanced performance assessment framework for our executive officers and other senior leaders to drive outcomes of both annual and long-term incentive awards Became a signatory to the Business Roundtables Statement on the Purpose of a Corporation Enhanced financial services, regulatory, financial reporting, and business operations experience on the Board through the election of three new independent directors during 2019 Continued to implement formal and thoughtful Board and committee succession plans, including for the Chair of the Risk Committee Continued implementation of risk management framework, including enhanced reporting, management- level governance committee structure, and escalation processes in support of the Boards risk oversight Enhanced Transparency and Disclosures Published Issue Brief on Climate Change disclosing our support of the principles of the Paris Agreement and actions Wells Fargo is taking to embed sustainability across the enterprise Disclosed that Wells Fargo will not require mandatory arbitration for future sexual harassment claims Published our Business Standards Report, which addresses actions our Company has taken and continues to take to improve our culture, make things right for customers who were harmed, reconstitute our organizational structure, and strengthen risk management and controls Enhanced Board experience matrix to include diversity information self-identied by Board members Increased disclosure about our human capital management and performance management program and compensation practices, including efforts and metrics to promote diversity and inclusion in our workforce 2020 2019Governance Practices Proposing a new nominee for election as a director by shareholders at our 2020 annual meeting Announced changes to our business organizational structure to enable the Company to more effectively pursue our goals and take advantage of opportunities Enhanced performance assessment framework for our executive officers and other senior leaders to drive outcomes of both annual and long-term incentive awards Became a signatory to the Business Roundtables Statement on the Purpose of a Corporation Enhanced financial services, regulatory, financial reporting, and business operations experience on the Board through the election of three new independent directors during 2019 Continued to implement formal and thoughtful Board and committee succession plans, including for the Chair of the Risk Committee Continued implementation of risk management framework, including enhanced reporting, management- level governance committee structure, and escalation processes in support of the Boards risk oversight Enhanced Transparency and Disclosures Published Issue Brief on Climate Change disclosing our support of the principles of the Paris Agreement and actions Wells Fargo is taking to embed sustainability across the enterprise Disclosed that Wells Fargo will not require mandatory arbitration for future sexual harassment claims Published our Business Standards Report, which addresses actions our Company has taken and continues to take to improve our culture, make things right for customers who were harmed, reconstitute our organizational structure, and strengthen risk management and controls Enhanced Board experience matrix to include diversity information self-identified by Board members Increased disclosure about our human capital management and performance management program and compensation practices, including efforts and metrics to promote diversity and inclusion in our workforce 2020 2019

* See page 12 for extended timeline

2020 Proxy Statement	iii

Our Director Nominees

Our Board recommends that you vote FOR each of these director nominees for a one-year term

Steven D. Black Independent Nominee	Celeste A. Clark Independent	Theodore F. Craver, Jr. Independent	Wayne M. Hewett Independent
Co-CEO, Bregal Investments, Inc.; Former Vice Chairman, JPMorgan Chase & Co. Age: 67 Director Since: N/A Committees: None Other Public Boards: 1

Principal, Abraham Clark Consulting, LLC; retired Sr. VP, Global Public Policy and External Relations, and Chief Sustainability Officer, Kellogg Company

Age: 66

Director Since: 2018

Committees: CRC*, CC, GNC

Other Public Boards: 1

		Retired Chairman, President, and CEO, Edison International Age: 68 Director Since: 2018 Committees: AC, FC* Other Public Boards: 1	Senior Advisor, Permira; Chairman, DiversiTech Corporation and Cambrex Corporation Age: 55 Director Since: 2019 Committees: CRC, HRC, RC Other Public Boards: 1

Donald M. James Independent	Maria R. Morris Independent	Charles H. Noski Independent Chairman	Richard B. Payne, Jr. Independent
Retired Chairman and CEO, Vulcan Materials Company Age: 71 Director Since: 2009 Committees: FC, GNC*, HRC Other Public Boards: 1	Retired Executive Vice President and head of Global Employee Benefits business, MetLife, Inc. Age: 57 Director Since: 2018 Committees: HRC, RC* Other Public Boards: 1	Retired Vice Chairman and former Chief Financial Officer, Bank of America Corporation Age: 67 Director Since: 2019 Committees: AC*, GNC Other Public Boards: 1	Retired Vice Chairman, Wholesale Banking, U.S. Bancorp Age: 72 Director Since: 2019 Committees: CC* Other Public Boards: 0

Juan A. Pujadas Independent	Ronald L. Sargent Independent	Charles W. Scharf CEO & President	Suzanne M. Vautrinot Independent
Retired Principal, PricewaterhouseCoopers LLP, and former Vice Chairman, Global Advisory Services, PwC Intl. Age: 58 Director Since: 2017 Committees: CC, FC, RC Other Public Boards: 0	Retired Chairman and CEO, Staples, Inc. Age: 64 Director Since: 2017 Committees: AC, GNC, HRC* Other Public Boards: 2	CEO Wells Fargo & Company Age: 54 Director Since: 2019 Committees: None Other Public Boards: 1	President, Kilovolt Consulting Inc.; Major General (retired), U.S. Air Force Age: 60 Director Since: 2015 Committees: CRC, CC, RC Other Public Boards: 3

AC	Audit Committee	FC	Finance Committee	HRC	Human Resources Committee
CRC	Corporate Responsibility Committee	GNC	Governance and Nominating Committee	RC	Risk Committee
CC	Credit Committee

*	Committee Chair

Highlights of Qualifications and Experience of our Director Nominees

92% are independent	58% have financial services experience	75% have risk management experience	42% have information security/ cyber and technology experience	25% have human capital management experience	50% have CEO experience

iv	Wells Fargo & Company

Our Compensation Principles and Disciplined Performance Assessment Framework

Compensation Principles

Our executive compensation programs are designed and administered in accordance with the following compensation principles, each of which is an essential component to driving strong, risk-managed performance.

Pay for Performance	Compensation is linked to Company, business line, and individual performance, including meeting regulatory expectations and creating long-term value consistent with the interests of shareholders

Promote Effective Risk Management	Compensation promotes effective risk management and discourages imprudent or excessive risk-taking

Attract and Retain Talent

People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance

Consistent with our compensation principles, the combination of annual and long-term incentives are designed to motivate executives to achieve short-, medium-, and long-term performance that generates sustained shareholder value. Beginning with compensation for the 2019 performance year, the long-term incentive grant value is determined based on performance. Additionally, we continued to have an accountability framework that, under specified conditions, enables the forfeiture or recovery of compensation in the event named executives’ actions, or inactions, result in a negative outcome for our Company.

Disciplined Performance Assessment Framework

A cornerstone of our Company’s compensation program is the performance assessment, which is guided by our robust performance assessment framework, supported by a process overseen by our Board’s Human Resources Committee. Our performance assessment framework evaluates the performance of our named executives on the basis of three distinct categories:

Company Performance Reflects a wide range of financial and non-financial metrics, with performance assessed on both an absolute and relative basis. Financial metrics include, amongst other factors, revenue, expenses, returns, profitability, deposits, and capital returned to shareholders. Non-financial metrics include, among other factors, Company progress against regulatory deliverables, progress against Company's strategic plan, advancement of risk management framework and strengthening our controls, and rebuilding our reputation with our customers, regulators, and broader public Individual Performance Reflects execution against strategic deliverables and initiatives, as well as business line results (for enterprise roles, such as CFO, named executives are assessed against performance of their enterprise function/department, and not business line results). Individual performance also includes leadership, investment in employees, progress against diversity initiatives, succession planning, and enhancements to our culture. Risk Management Reflects progress each named executive made against risk management specific to their roles and business/function. Risk is evaluated across risk types including compliance, operational, financial, strategic, and reputation. Evaluations reflect how well named executives managed risks, and accountability for any identified risk items Named executives are also assessed and held accountable for fostering a sound risk environment and setting the tone at the top.

2020 Proxy Statement	v

Executive Compensation Decision Highlights

Compensation Is Aligned with Performance and Promotes Accountability

The Human Resources Committee (HRC) is committed to an executive compensation program that drives pay for performance, appropriately balances risk, rewards the creation of sustained shareholder value, and reinforces individual accountability through a robust performance management program and compensation forfeiture and recovery provisions.

As approved by the Board, Mr. Scharf’s compensation under his offer letter reflected forgone compensation opportunities at his prior employer, with his go-forward compensation tied to future Company performance. In accordance with his offer letter, for 2019, he was guaranteed a target bonus of at least $5 million and the Board’s independent directors determined in March 2020 that this amount was appropriate. Mr. Scharf was also guaranteed $15.5 million in Performance Shares (granted in March 2020, subject to performance conditions, vesting, and other conditions). For 2020 and beyond, Mr. Scharf did not receive ongoing compensation guarantees or minimums (other than base salary), and we did not enter into an employment agreement with him.

2019 CEO Compensation — Charles W. Scharf

The Board awarded Mr. Scharf total direct compensation (excluding awards to replace forfeited equity) in the amount of $23 million, of which $2.5 million was in base salary (actual base salary paid for 2019 was $0.5 million) and the remaining $20.5 million was awarded in variable compensation, consisting of $5 million in a cash annual incentive and $15.5 million in Performance Shares

2019 was a year of leadership transition for Wells Fargo.

•  C. Allen Parker served as Interim CEO from March 2019 until October 2019. He received total compensation of $8.30 million, including a restricted share rights (RSRs) award of $2.0 million for his service as Interim CEO.

•  Timothy J. Sloan previously stepped down as CEO effective March 28, 2019 and retired from the Company on June 30 2019.

¡   He did not receive any severance benefits.

¡   He did not receive any annual incentive for 2019.

¡   The HRC exercised its discretion to cancel the Performance Share award in the amount of $15 million granted to Mr. Sloan in February 2019.

See the Compensation Discussion and Analysis in this proxy statement for additional information.

vi	Wells Fargo & Company

Total Variable Compensation Model

Historical Annual and Long-Term Incentive Award Approach

•  We determined annual incentive awards based on a target opportunity and a performance assessment.

•  We determined long-term incentive awards based on a named executive’s role and responsibilities in advancing the Company’s long-term success.

Change to Total Variable Compensation Model

In the fourth quarter of 2019, the HRC and Mr. Scharf determined to move to a total variable compensation model.

•  Under our new model, each named executive will be provided a single total variable compensation target level, with payout based on performance assessed using our holistic performance assessment framework.

•  The total variable earned amount will be awarded part in cash and the majority in long-term incentives that vest over or at the end of a three-year period and that are subject to performance conditions that can result in forfeiture.

•  The HRC believes that this approach reinforces pay for performance and provides greater transparency to shareholders regarding compensation decisions.

Application of the Performance Assessment Framework for 2019

The HRC’s compensation decisions reflect the application of the enhanced performance assessment framework for the 2019 performance year:

•

Company performance was assessed at 75%, reflecting lower profits and higher expenses and additional progress required to address outstanding regulatory matters and execute against strategic priorities

•

Company performance directly impacted and resulted in reduced named executive officer (NEO) incentive compensation, reflected in both annual incentives earned and long-term incentives granted for performance year 2019

•	Variability in compensation also reflects individual performance and risk outcomes and demonstrates commitment to paying for performance

The following table provides our named executives’ total direct compensation for performance year 2019 in the form of base salary rate for 2019 and annual and long-term incentive compensation awarded in March 2020 based on 2019 performance. It is not a substitute for, and should be read together with, the Summary Compensation Table, which presents compensation paid, accrued, or awarded for 2019 in accordance with Securities and Exchange Commission (SEC) disclosure rules and includes additional compensation elements and other important information.

Named Executive and Position	Base Salary ($)		2019 Pay-for-Performance Outcome
			Annual Incentive ($)	Performance Shares ($)	RSRs ($)	Total Compensation ($)
Charles W. Scharf Chief Executive Officer and President	2,500,000		5,000,000	15,500,000	—	23,000,000
C. Allen Parker Former Interim Chief Executive Officer and President; Former General Counsel	1,781,609	(1)	1,287,637	1,613,990	3,613,990	8,297,226
Timothy J. Sloan Former Chief Executive Officer and President	1,567,816	(2)	—	—	—	1,567,816
John R. Shrewsberry Sr. EVP and Chief Financial Officer	2,000,000		1,147,500	2,653,594	2,653,594	8,454,688
Mary T. Mack Sr. EVP, CEO of Consumer & Small Business Banking (formerly Head of Consumer Banking)	1,750,000		1,378,125	2,854,688	2,854,688	8,837,501
Perry G. Pelos Sr. EVP, CEO of Commercial Banking (formerly Head of Wholesale Banking)	1,750,000		1,184,531	2,538,282	2,538,282	8,011,095
Saul Van Beurden Sr. EVP and Head of Technology	1,000,000		1,000,000	1,000,000	1,000,000	4,000,000

*	The table does not include long-term incentive compensation granted in 2019 to named executives as reported in the 2019 Summary Compensation Table except for the $2 million RSR award granted to Mr. Parker in March 2019 in connection with his appointment as Interim CEO.

(1)	Reflects Mr. Parker’s base salary rate of $1,500,000 as General Counsel before and after his service as Interim CEO and his adjusted base salary rate of $2,000,000 while serving as Interim CEO from March 28, 2019 to October 21, 2019.

(2)	Reflects actual salary paid to Mr. Sloan, including accrued but unused paid time off, through his retirement on June 30, 2019. Mr. Sloan’s base salary rate was $2,400,000.

2020 Proxy Statement	vii

Compensation Best Practices

The Human Resources Committee has adopted and continues to enhance numerous best practices that reinforce our pay-for-performance compensation philosophy, promote effective risk management, and are aligned with the long-term interests of our shareholders.

Strong and Independent Board Oversight

Independent Board oversight through the HRC of the Company’s culture, human capital management, ethics and conflicts of interest program, performance management and compensation programs, and annual pay equity reviews

Strong Tie to Performance

Pay-for-performance compensation philosophy and approach consistent with compensation philosophy approved by the HRC

Annual consideration of financial performance and labor market peer group information, including financial performance and compensation practices

Overall executive compensation design and structure is weighted heavily toward long-term, performance-based equity that vests over three years, and is contingent on longer-term financial performance and risk assessments

Use of multiple financial metrics tied to our long-term strategy in our long-term Performance Share awards to strengthen alignment with long-term performance and shareholder interests

Focus on Risk Management and Risk Outcomes

How an executive officer leads and manages risk can reduce or eliminate incentive compensation for outcomes that are inconsistent with the HRC’s expectations or increase awards for exceptional risk management

Substantial Stock Ownership and Retention Policies

Substantial holding requirements (both stock ownership and retention policies) for our non-employee directors and executive officers to further support long-term focus, strong risk management, and accountability

Stock retention requirements extend beyond retirement

Multiple Forfeiture and Clawback Policies and Provisions

Multiple executive compensation clawback and recoupment policies, including provisions that allow for forfeiture of compensation without a financial restatement, including the reduction or forfeiture of equity awards if the Company or the executive’s business group suffers a material failure of risk management

Dividend Policy	No cash dividends on unearned restricted share rights (RSRs) or Performance Share awards
No Repricing	No repricing of stock options without shareholder approval
No Pledging	No pledging of Company securities by directors or executive officers under the Board’s Corporate Governance Guidelines
No Hedging	No hedging of Company securities by directors, executive officers, or other employees under our Code of Ethics and Business Conduct
No Employment Contracts	No executive employment, severance, or change in control agreements
No Gross-Ups	No tax gross-ups for named executives
No Additional Service Credit in Pension Plans	No additional retirement benefits or additional years of credited service other than investment or interest credits provided under applicable pension plans since July 1, 2009
Limited Perquisites	Limited perquisites for executive officers
Leading Independent Compensation Consultant Advice	The HRC has engaged a leading independent compensation consultant to advise it in determining executive compensation and evaluating program design and structure

viii	Wells Fargo & Company

Proxy Statement

Your vote is important! You may vote if you owned shares of our common stock at the close of business on February 28, 2020, the record date for notice of and voting at our annual meeting. Information about the annual meeting, admission to the annual meeting, and voting your shares appears under the Voting and Other Meeting Information section of this proxy statement. The proxy materials were first made available to shareholders beginning on March 16, 2020.

2020 Annual

Meeting Of

Shareholders

Date & Time

Tuesday, April 28, 2020

10:00 a.m., MDT

Location*

The Grand America Hotel

555 South Main Street

Salt Lake City, Utah 84111

Record Date

February 28, 2020

Mailing Date

March 16, 2020

You should read the entire proxy statement carefully before voting. We also encourage you to read the 2019 annual report accompanying this proxy statement, including the letters from our independent Chairman and our CEO contained in that report.

Voting Matters

Items for Vote		Board Recommendation

Management Proposals

1	Elect 12 directors	For all nominees

2	Advisory resolution to approve executive compensation (Say on Pay)	For

3	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020	For

Shareholder Proposals

4-6	Vote on three shareholder proposals, if properly presented at the meeting and not previously withdrawn	Against

Live Audio of Meeting

Please visit our “Investor Relations” page under “About Wells Fargo” on www.wellsfargo.com several days before the annual meeting for information about the audiocast of our live annual meeting or any updates about the meeting and how to participate.

Each shareholder’s vote is important

Please submit your vote and proxy over the internet, using your mobile device, or by telephone, or complete, sign, date, and return your proxy or voting instruction form. We encourage you to vote your shares prior to the annual meeting.

*	We are monitoring developments regarding the coronavirus or COVID-19 and preparing in the event any changes for our annual meeting are necessary or appropriate. If we determine to make any change, such as to the location or to hold the meeting by remote communication, we will announce the change in advance and provide instructions on how to participate at https://www.wellsfargo.com/about/investor-relations/annual-reports.

2020 Proxy Statement	1

Our Leadership and Business

Wells Fargo is a diversified, community-based financial services company, with $1.9 trillion in assets and approximately 260,000 employees working to serve one in three households in the United States. Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,400 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 32 countries and territories to support customers who conduct business in the global economy.

In February 2020, Wells Fargo announced a new organizational model that creates a flatter line of business structure and brings greater focus and provides leaders with clear authority, accountability, and responsibility. The new model has five line of business CEOs, each reporting to our CEO.

Charles W. Scharf, CEO (joined the Company on October 21, 2019 as CEO and a member of our Board of Directors)

Consumer & Small Business Banking	Consumer Lending	Commercial Banking	Corporate & Investment Banking	Wealth & Investment Management
Mary Mack, CEO	Mike Weinbach (CEO to join in May 2020) Mary Mack, Interim CEO	Perry Pelos, CEO	Jon Weiss, CEO	Jon Weiss, Interim CEO

•   Delivers a full range of deposit, lending, investment, and payment products

•   Includes:

¡  Branch Banking (through our 5,400 branches)

¡   Small Business

¡  Deposits

¡   New Digital team focused on digital channel acquisition

•   Elevates a core competency of the Company that provides critical capabilities to fulfill the financial needs of customers

•   Includes:

¡  Home Lending

¡   Auto

¡  Cards & Merchant Services

¡   Personal Loans

•   Brings together relationship and product capabilities in serving businesses with annual sales generally in excess of $5 million

•   Includes:

¡  Commercial Capital

¡   Treasury Management

¡  Business Banking

¡   Middle Market Banking

¡  Government and Institutional Banking

•   Creates a separate business line for Corporate & Investment Banking (previously part of Wholesale Banking)

•   Focused on supporting the capital markets, banking, and investment needs of our corporate, government, and institutional clients

•   Includes Commercial Real Estate

•   Provides a full range of personalized wealth management, investment, asset management, and retirement products and services

•   Includes.

¡   Wells Fargo Advisors

¡  The Private Bank

¡   Abbot Downing

¡  Wells Fargo Asset Management

We Have Made Fundamental Changes to How We Manage Our Operations	We Remain Focused on Serving Our Customers and Delivering Long-Term Value for our Shareholders

•   Deployed significant resources to address outstanding regulatory and legal issues, including further enhancing our risk management capabilities

•   Hired a Chief Operating Officer (Scott Powell) in December 2019; Creating an integrated operations organization that will enable us to strengthen how we serve our customers, drive operational excellence, and execute on our regulatory priorities

•   Operations leaders for each line of business manage core operations functions and now report to the Chief Operating Officer, with joint reporting relationships to business line CEOs

•   Created a new Sales Practices Oversight and Management role (led by Michael Cleary who joined the Company in February 2020) that will establish an integrated and consistent approach to sales practice monitoring, analysis, and reporting across the Company

•   Focused on rebuilding customers’ trust and enhancing their experience, which resulted in higher year-over-year scores for both “Customer Loyalty” and “Overall Satisfaction with Most Recent Visit” (Dec. 2019 branch survey scores)

•   Overall financial performance, including profits and expenses, were below expectations, but business showed positive momentum with solid customer activity including growth in loans and deposits and strong credit performance

•   Remained well-capitalized with high levels of liquidity while still managing to return $30.2 billion to shareholders through common stock dividends and net share repurchases

•   Created a new Strategy, Digital & Innovation Group, reporting to the CEO, with responsibility for Corporate Strategy and our Digital and Innovation Teams (lead by the Chief Operating Officer on an interim basis)

Our top priority is the work we need to do to strengthen our risk and control foundation and address outstanding regulatory matters

2	Wells Fargo & Company

Our Broader Role and Engagement with Stakeholders

Our Purpose

Wells Fargo has long believed that focusing on the needs of all of our stakeholders, including customers, employees, regulators, suppliers, communities, and shareholders, drives long-term value creation. We understand that we have a fundamental commitment to all of our stakeholders, and one of the first actions of our new CEO, Charlie Scharf, was to express his support for, and sign on to, the Business Roundtable’s Statement on the Purpose of a Corporation (statement of purpose). The statement of purpose sets forth a commitment by the companies signing the document in the following five areas that Wells Fargo believes are consistent with the Company’s priorities and goals, including:

•	Delivering value to our customers

•	Investing in our employees

•	Dealing fairly and ethically with our suppliers

•	Supporting our communities in which we work

•	Generating long-term value for our shareholders

Our Customers

Our vision is to satisfy our customers’ financial needs and help them succeed financially. We serve one in three households in the United States. The Statement on the Purpose of a Corporation starts with delivering value to customers and we must be guided by delivering for our customers every day in a manner that will make us and our stakeholders proud.

•  We are America’s #1 small business lender and #1 lender to small businesses in low-and moderate-income areas for the 17th year[1]

•  We have helped 435,000 minority households purchase a home since 2016 through our commitment to increase homeownership among all minority communities

•  Wells Fargo offers more than 13,000 ATMs and approximately 5,400 retail banking branches coast to coast

•  We have helped 2.7 million customers avoid overdraft charges with Overdraft Rewind®

•  We have provided 9.2 million customers with free access to their FICO® Score to help them monitor and better manage their credit

•  In Wholesale Banking, we were the #1 Treasury Management provider according to the 2019 Ernst & Young Annual Cash Management survey, measured by “fee-equivalent revenue” (November 2019 survey)

•  In Wealth & Investment Management, total client assets reached $1.9 trillion as of December 31, 2019, up 10% from a year ago

•  In Consumer Banking, fourth quarter 2019 branch customer experience surveys reflected higher year-over-year scores for both “Customer Loyalty” and “Overall Satisfaction with Most Recent Visit”

2020 Proxy Statement	3

Our Broader Role and Engagement with Stakeholders

Our Employees

Wells Fargo employs approximately 260,000 employees. Our people are what set Wells Fargo apart and are critical to our success. Wells Fargo continues to invest in our employees, including by offering market competitive compensation, career-development opportunities, a broad array of benefits, and strong work-life programs.

•

We value and promote diversity and inclusion in our workforce – As of December 31, 2019, 56.8 percent of our U.S. workforce is gender diverse and more than 44.6 percent of our U.S. workforce is racially/ethnically diverse

•

We are committed to delivering equal pay for equal work – We conduct annual pay equity reviews and take action to make changes based on those reviews; women at Wells Fargo earn more than 99 cents for every $1 earned by men in similar jobs and people of color in the U.S. earn more than 99 cents for every $1 earned by white peers

•	We continue to invest in our employees and offer competitive pay and comprehensive benefits

•  In March 2020, we announced a further increase in our U.S. minimum hourly base pay in the majority of our markets. Our minimum hourly pay range in the U.S. will be $15 to $20, based on the cost of labor in each Wells Fargo market. We also will be reviewing and adjusting the hourly pay for those whose pay is already at or close to the new minimum hourly wage. In recent years, we raised our minimum hourly base pay by 32%, most recently to $15 in March 2018.

•  We have invested $100 million toward making health care more affordable for the majority of our U.S.-based employees. Because of this, about 70% of employees are seeing lower or no increases in premiums, and 40% are seeing lower out-of-pocket healthcare costs. Our investment included a Health Savings Account (HSA) contribution of up to $1,000 for employees at the lower range of the pay scale.

•  In total, Wells Fargo invests approximately $13,000 per employee in annual benefits programs, not including paid time away and holidays.

•  In February 2020, restricted share rights vested for our employees who received the broad-based awards in 2018. This amounted to approximately $2,400 pre-tax per employee at the time of vesting. Wells Fargo had awarded these restricted share rights to 250,000 employees to recognize their contributions and commitment to Wells Fargo and our customers and clients.

•

We support employees in their development and make training accessible to all employees. We launched an enhanced learning platform (Develop You) in March 2019 that provides access to training required for our employee’s jobs and courses related to their interests and career goals

•

We have a continuous listening program to monitor employee engagement and experience that includes collecting feedback through town halls, pulse surveys, focus groups, company-wide assessments and surveys, and confidential exit surveys and interviews

•

We have zero tolerance for retaliation. We previously developed our Speak Up and Non-retaliation policy, launched a program to encourage employees to raise their hands when they see something that concerns them, and enhanced our EthicsLine processes in response to feedback from employees and a third-party review

4	Wells Fargo & Company

Our Broader Role and Engagement with Stakeholders

Our Suppliers

We believe our suppliers and their actions are an extension of our own actions and reputation. We expect our suppliers to demonstrate strong values and ethical practices and to respect human rights. In addition, as we focus on the needs of diverse markets, expanding our work with diverse vendors and suppliers becomes essential.

•  For 2019, Wells Fargo achieved its sixth consecutive year of spending over $1 billion with certified diverse suppliers

•  We recognize the opportunity that working with diverse business owners presents and are working to grow our diverse supplier pipeline – We spent 11.3 percent of our controllable spend in 2019 with diverse suppliers, and continue making progress toward achieving 15 percent of our procurement spend with diverse suppliers by 2020; and a key success was the Hudson Yards Development Project in New York City where Wells Fargo spent $145 million, or 45% of the build out, with local diverse suppliers

•  We were recognized as one of 159 companies to the CDP Supplier Engagement Leaderboard based on our work to encourage our suppliers to demonstrate their commitment to environmental sustainability.

•  We maintain a supplier diversity code of conduct that reflects our additional expectations of our suppliers through complimentary programs related to risk, information security, and corporate responsibility

Our Communities

We understand our role as a community partner and the positive impact we can have on society, local and global economies, and the environment. We seek to make positive contributions to every community we serve—through our products and services, operations, and our philanthropy. The following are ways that we give back to our communities through philanthropy, community outreach, and volunteerism.

•  We committed $1 billion in philanthropic capital to address the U.S. housing affordability crisis through 2025

•  We invested $455 million in grants in the last year, funding national organizations to deliver programs at scale and nonprofits that specifically address the needs of local markets, in order to unlock economic opportunity for people and communities

•  Our employees generously volunteered 1.9 million hours in their communities in 2019, making these communities stronger for everyone and improving lives

•  Wells Fargo’s NeighborhoodLIFT® program assisted more than 3,300 homeowners by offering homebuyer education plus down payment assistance grants across a dozen communities including Los Angeles; Washington, D.C. and Prince George’s County; Houston; Sacramento; Omaha, Nebraska; Baltimore; the state of Alaska; Dallas and Fort Worth, Texas; Newark and Essex County, New Jersey; the state of Montana; Pittsburgh and Allegheny County, Pennsylvania; and Portland, Oregon

•  We made a $10 million grant to the National Association for Latino Community Asset Builders to support growth-oriented lending to minority-owned businesses across the U.S.

•  Through our third annual Holiday Food Bank program, we provided 65 million meals and donated $6.5 million to Feeding America

•  We have provided approximately $49 billion in financing to sustainable business and projects since 2018, toward our goal to invest $200 billion by 2030 to accelerate the transition to a low-carbon economy

•  We have a long-standing history of providing support for our communities when disaster strikes; we made a $400,000 donation to help Californians recover from the recent devastating wildfires

2020 Proxy Statement	5

Our Broader Role and Engagement with Stakeholders

Our Shareholders

We believe in the strength of our diversified business model and are making changes to build a stronger foundation for the Company. In addition to the new organizational model we announced that creates a flatter line of business structure, we are conducting business reviews to look at our businesses and plans, including opportunities, as well as all of our enterprise functions. Our reported 2019 business performance, including higher expenses and lower profits, reflected significant steps that the Company is taking to resolve outstanding regulatory and legal issues, to transform Wells Fargo through enhanced risk-management capabilities, to improve technology and operational excellence to better serve our customers, and to make significant investments in our employees.

•	Generated net income of $19.5 billion and diluted earnings per common share (EPS) of $4.05 in 2019

•	Return on equity of 10.23% in 2019

•	Loans increased $9.2 billion (up 1%) from a year ago, with growth in both commercial and consumer loans; Net charge-offs of 0.29%, flat from 2018

•	Average deposits of $1.3 trillion, up 1% from 2018

•	Primary consumer checking account customers grew 2% year-over-year in fourth quarter 2019

•	Remained well capitalized with high levels of liquidity, while managing to return $30.2 billion to our shareholders through common stock dividends and net share repurchases

•	Increased our quarterly common stock dividend to 51 cents per share, up 19% from fourth quarter 2018

We value and consider the feedback we receive from our investors and other stakeholders and have consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives. See Demonstrated Track Record of Responsiveness to Investors and Other Stakeholders and Shareholder Proposals – Our Engagement with and Responsiveness to Shareholders in this proxy statement for examples of the constructive result of our engagement with shareholders and other stakeholders and our responsiveness to the issues they have raised.

Select Awards and Recognition

Top 50 Most community-minded companies (2019), Points of Light	Perfect Score 100 Corporate Equality Index (2020, 17th year) Human Rights Campaign	13th Top Company for Diversity 2019, DiversityInc	14th Top Company for LGBT Employees 2019, DiversityInc

(1)	Measured by loans under $1 million; 2018 Community Reinvestment Act data, released December 2019

6	Wells Fargo & Company

Corporate Governance

Corporate Governance Framework and Documents

Our Board is committed to sound and effective corporate governance principles and practices, and has adopted Corporate Governance Guidelines to provide the framework for the governance of our Board and our Company. These Guidelines address, among other matters, the role of our Board, Board membership criteria, director retirement and resignation policies, our Director Independence Standards, information about the committees and other policies and procedures of our Board, including the majority vote standard for directors, management succession planning, our Board’s leadership structure, and director compensation. Our Board reviews its Corporate Governance Guidelines annually as part of its Board self-evaluation process.

Our Corporate Governance Framework

The following are fundamental aspects of our Board’s governance framework:

Board Oversight of Strategic Plan, Risk Tolerance,
and Financial Performance

•  Reviewing, monitoring and, where appropriate, approving the Company’s strategic plan, risk tolerance, risk management framework, and financial performance, including reviewing and monitoring whether the strategic plan and risk appetite are clear and aligned and include a long-term perspective on risks and rewards that is consistent with the capacity of the Company’s risk management framework

Board Composition, Governance Structure, and Practices

•  Maintaining a Board composition, governance structure, and practices that support the Company’s risk profile, risk tolerance, and strategic plans, including having directors with diverse skills, knowledge, experience, and perspectives, and engaging in an annual self-evaluation process of the Board and its committees

CEO and Other Senior Management Succession Planning and Performance

•  Selecting, and engaging in succession planning for, the Company’s CEO and, as appropriate, other members of senior management

•  Monitoring and evaluating the performance of senior management, and holding senior management accountable for implementing the Company’s strategic plan and risk tolerance and maintaining the Company’s risk management and control framework

•  Monitoring and evaluating the alignment of the compensation of senior management with the Company’s compensation principles

Board Oversight of Independent Risk Management and Integrity and Reputation

•  Supporting the stature and independence of the Company’s independent risk management (including compliance), legal, and internal audit functions

•  Reinforcing a culture of ethics, compliance, and risk management, and overseeing the processes adopted by senior management for maintaining the integrity and reputation of the Company

Board Reporting and Accountability

•  Working in consultation with management in setting the Board and committee meeting agendas and schedules

•  Managing and evaluating the information flow to the Board to facilitate the Board’s ability to make sound, well-informed decisions by taking into account risk and opportunities and to facilitate its oversight of senior management

2020 Proxy Statement	7

Corporate Governance

Our Corporate Governance Documents

Information about our Board’s and our Company’s corporate governance, including the following corporate governance documents, is available on our website at https://www.wellsfargo.com/about/corporate/governance:

•	The Board’s Corporate Governance Guidelines, including its Director Independence Standards

•	Our Code of Ethics and Business Conduct applicable to our employees, including our executive officers, and directors

•	Charters for each of the Board’s seven standing committees, including the Audit Committee, the Governance and Nominating Committee, and the Human Resources Committee

•	An overview of our Board Communication Policy, which describes how shareholders and other interested parties can communicate with the Board

•	Our By-Laws, which require that the Chair of our Board be independent

Comprehensive Annual Evaluation of Board Effectiveness

Each year, our Board conducts a comprehensive self-evaluation in order to assess its own effectiveness, review our governance practices, and identify areas for enhancement. Our Board’s annual self-evaluation also is a key component of its director nomination process and succession planning.

The Governance and Nominating Committee (GNC), in consultation with our independent Chair, reviews and determines the overall process, scope, and content of our Board’s annual self-evaluation process. As provided in its charter, each of our Board’s standing committees also conducts a separate self-evaluation process annually which is led by the committee chair. Our Board’s and each committee’s self-evaluation includes a review of the Corporate Governance Guidelines and its committee charter, respectively, to consider any proposed changes.

The GNC has continued to enhance the form and scope of the Board’s self-evaluation process based on director feedback, best practices, experience, and regulatory expectations.

The GNC reviews best practices annually relating to Board and committee self-evaluation processes and makes changes to the form and scope of its evaluation so that the process continues to provide the Board an effective mechanism to evaluate the Board’s performance and effectiveness and make changes the Board determines are necessary and appropriate.

The GNC considers each year whether to engage a third-party to assist the Board in conducting its self-evaluation. The Board previously engaged a third party to facilitate its annual self-evaluation in 2018 and 2017.

Recent Enhancements to Board Self-Evaluation Process

The following are some of the enhancements made to the self-evaluation process over the last few years:

•	Evaluation of the individual contributions of directors to the Board and its committees

•	Annual assessment of the most effective format for the Board’s and each committee’s self-evaluation and that the Board may determine to engage a third party to facilitate the evaluation periodically

•	Coordinated review and assessment by the full Board of the results of both the Board’s and each committee’s and subcommittee’s self-evaluations

•	Review of progress made in implementing changes made based on feedback provided in connection with the Board’s prior year self-evaluation

Ongoing Enhancements Based on Self-Evaluation Results

We continue to make changes and enhancements based on feedback from the Board and committee self-evaluations, including the following:

•	Prioritizing Board and committee meeting agendas in order to allow sufficient time for discussion of our business, strategy, regulatory matters, and key issues and risks;

•	Ongoing improvement of the focus and quality of management reports to the Board and committees, including risk reports, in order to streamline meeting materials and highlight the most important information;

•	Enhancing new director orientation and director training, including training on compliance topics; and

•	Continuing to assess and enhance the tools and processes that the Governance and Nominating Committee and the Board use, including to evaluate Board and committee composition and structure.

8	Wells Fargo & Company

Corporate Governance

Board Self-Evaluation Process – How Candid Feedback is Obtained

The following chart reflects the key components of the Board’s annual self-evaluation process. Additional information on the topics covered in the scope of the evaluation is included below.

Topics Covered in the Scope of the Board Self-Evaluation

In 2019, the Board self-evaluation included an assessment of the following topics, among others:

Overall Context for Assessment

Evaluation of the Board’s efforts with respect to the following responsibilities:

•  Setting clear, aligned, and consistent direction regarding strategy and risk tolerance

•  Actively managing information flow and Board discussions

•  Holding senior management accountable

•  Supporting the independence and stature of Independent Risk Management (including compliance and internal audit)

•  Maintaining a capable board composition and governance structure

Board Performance and Effectiveness

•  Board performance, including as a team, active engagement of management during and between Board meetings, exercising challenge when appropriate, and the quality of the Board decision-making process

•  Individual director contributions to the work of the Board and its committees

•  Quality and candidness of Board discussions and deliberations, including encouragement of diverse views

•  Quality of committee reports to the full Board

Board Composition, Structure, and Meetings

•  Board composition, including size and mix of skills, knowledge, experience, perspectives, tenure, background, and diversity

•  Committee structure and functioning, including the number of committees and their roles and responsibilities

•  Effectiveness of meeting structure, including the frequency and quality of Board meetings and executive sessions of independent directors

•  Board agenda planning, including agenda content, organization, and time allocation

2020 Proxy Statement	9

Corporate Governance

Key Board Responsibilities

•  Communication with the CEO

•  Knowledge of the Company

•  Knowledge of and access to information regarding industry trends

•  Strategic planning, including the process, format, and materials for the Board’s strategy review sessions

•  Talent management and succession planning for the CEO and other senior management, including compensation decision-making process

Management Interactions and Board and Committee Materials

•  Board materials and management reporting, including the quality of materials

•  Access to management, including members of the Independent Risk Management function, and quality and effectiveness of those interactions

•  Responsiveness of senior management and other staff to Board feedback

•  Level and performance of staff and related support for Board meetings and functions

Tone at the Top

•  Board’s role in establishing the tone at the top

•  Tone being set and embodied by senior management at the top of the organization and degree of absorption of the tone at all levels of the organization

Effectiveness of Risk Management and Compliance

•  Communications with management related to the Company’s risk tolerance, risk management, and controls

•  Board oversight of risk management and control functions, including compliance and operational risk, and quality of risk management reporting to the Board

Board Leadership Structure	• Board leadership structure • Ideal characteristics of an independent chair, and potential successors for that role
Individual Director’s Views and Preferences	• Individual director’s views on his or her own role, performance, and contribution • Identification of criteria in selecting new Board members
Training and Orientation

•  Form of director training and effectiveness of past training sessions and programs

•  Specific areas in which the Board and committees would benefit from additional training or education

•  Quality of the orientation program for new Board and committee members

Escalated Matters	• Opportunities for enhancing Board practices for overseeing escalated matters
Access to Third-Party Advisors	• Board access to third-party advisors and consultants
Governance and best practices	• Governance practices, including review of the Board’s Corporate Governance Guidelines • Best practices for boards generally, including based on directors’ service on other boards

10	Wells Fargo & Company

Corporate Governance

Our Investor Engagement Program

As part of our commitment to effective corporate governance practices, since 2010 we have had an investor outreach program with independent director participation to help us better understand the views of our investors on key corporate governance topics. In addition to engagement with our largest institutional investors, we have enhanced our engagement efforts with additional investors and stakeholders to hear their perspectives. The constructive and candid feedback we receive from our investors and other stakeholders during these meetings is important and helps us inform our priorities, assess our progress, and enhance our corporate governance practices and disclosures each year. The following chart highlights our investor engagement program and process for considering the feedback we receive.

Board-led Engagement Program

•  Independent director participation since 2010

•  During 2019, we contacted institutional investors representing more than 35% of our outstanding shares

•  We held engagement meetings and calls with a significant number of our investors and other stakeholders to provide updates on the Company, discuss governance and other matters, and hear their perspectives

•  The feedback we receive from investors and other stakeholders during these meetings helps inform the Company’s and the Board’s decision-making and we have consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives.

•  Our independent Chair and other independent directors participate in meetings with our external Stakeholder Advisory Council which was formed to provide our Board and senior management with feedback on current and emerging issues

Year-Round Engagement Process

•  Our engagement occurs year round

•  Active outreach to institutional investors during the year as well as engagement meetings with investors and other stakeholders at their request to understand their priorities and concerns in the areas of corporate governance, executive compensation, sustainability and corporate responsibility, and other matters

•  Continual review of our governance practices and framework in light of best practices, recent developments, and regulatory expectations

•  Provide institutional investors with courtesy copies of periodic updates, including news of significant corporate governance and Board changes, as part of our ongoing engagement process

•  Coordinated engagement efforts with Investor Relations and our Public Affairs function, which includes Sustainability and Corporate Responsibility

Reporting and Evaluation of Investor Feedback

•  Feedback from investor and other stakeholder engagement is summarized and shared with:

¡    the full Board

¡   the Board’s Governance and Nominating Committee, Human Resources Committee, and Corporate Responsibility Committee

¡   senior management

•  Our Board conducts a comprehensive annual self-evaluation, which includes consideration of investor and other stakeholder feedback on various matters such as our annual say-on-pay vote, other annual meeting voting results, and investor and stakeholder sentiment on various other matters

•  Our Board reviews our governance practices annually, and more frequently when appropriate, and uses investor and other stakeholder feedback to identify areas for potential enhancements to our policies, practices, and disclosures

Topics Discussed Since 2019 Annual Meeting

•  External CEO search, including attributes for the qualities and experience the Board sought in the leader of the Company

•  Company strategy, including expense initiatives

•  Company performance and progress

•  Board composition, diversity, and Board experience matrix disclosure

•  Board oversight of risk, including committee oversight responsibilities

•  Board-level engagement and oversight of management, including changes in the Company’s senior leadership

•  Culture and employee engagement

•  Performance management and incentive compensation program, including compensation metrics

•  ESG practices and reporting

•  Shareholder proposals

2020 Proxy Statement	11

Corporate Governance

Demonstrated Track Record of Responsiveness to Investors and Other Stakeholders

Our Board and our Company value and consider the feedback we receive from our investors and other stakeholders and have consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives.

12	Wells Fargo & Company

Corporate Governance

Strong Independent Board Leadership

Our Board Leadership Structure

Wells Fargo has had an independent Chair separate from the CEO role since 2016. During 2016, taking into account feedback from our investors, the Board also amended our Company’s By-Laws and its Corporate Governance Guidelines to require that the Chair of the Board be independent. The Board has adopted, and annually reviews and approves, well-defined authority and responsibilities of the independent Chair as reflected in the chart below.

The Board elected Charles H. Noski as our independent Chair to succeed Elizabeth A. (Betsy) Duke effective March 8, 2020.

In addition to an independent Chair, our Board has a significant majority of independent directors (11 of the 12 director nominees are independent under the Director Independence Standards) and independent Board committees.

Annual Independent Chair Selection

Our Board’s Governance and Nominating Committee is responsible for periodically evaluating our Board’s leadership structure and, based on the recommendation of the GNC, our Board selects the Chair of the Board annually. Our Board believes that our current Board leadership structure with an independent Chair, with clearly defined authority and responsibilities shown in the chart below, provides strong independent leadership and oversight for our Company and our Board. As independent Chair, Mr. Noski can focus on governance of our Board, including Board composition and the recruitment of new directors, Board meeting schedule and agenda setting, Board committee succession planning, Board committee responsibilities, managing the information flow and management reporting to the Board, and investor engagement and outreach on governance matters. As CEO, Mr. Scharf can focus his attention on our business and strategy, including the risk, regulatory, and control work we have to do.

Area of Responsibility	Authority and Responsibilities of Independent Board Chair
Board Effectiveness	• Promoting the efficient and effective functioning of the Board
Board Agendas and Information

•  Approving Board meeting agendas and schedules

•  Working with committee chairs to have coordinated coverage of Board responsibilities

•  Facilitating communication between the Board and senior management, including advising the CEO and other members of senior management of the Board’s informational needs and approving the types and forms of information sent to the Board

Board Meetings and Executive Sessions	• Presiding at meetings and executive sessions of the Board • Calling and chairing special meetings of the Board and executive sessions or meetings of non-management or independent directors
Board Communications and External Stakeholders

•  Serving as the principal liaison among the independent directors, and between the independent directors and the CEO and other members of senior management

•  Facilitating effective communication between the Board and shareholders

•  Facilitating the Board’s review and consideration of shareholder proposals

•  Serving as an additional point of contact for the Company’s primary regulators

•  Presiding over each meeting of shareholders

Board Composition and Membership

•  Evaluating potential Board candidates and making director candidate recommendations to the GNC

•  Advising on the membership of Board committees and the selection of committee chairs

•  Working with committee chairs to oversee coordinated coverage of Board responsibilities

2020 Proxy Statement	13

Corporate Governance

Area of Responsibility	Authority and Responsibilities of Independent Board Chair
Advisory Role	• Serving as an advisor to the CEO
CEO Performance Evaluation	• Participating, along with other directors, in the performance evaluation of the CEO
Ethics and Culture	• Setting the ethical tone for the Board and reinforcing a strong ethical culture
Company Strategy

•  Leading the Board’s review of the Company’s strategic initiatives and plans and discussing the implementation of those initiatives and plans with the CEO

•  Reinforcing the expectation for all Board members to stay informed about the strategy and performance of the Company

External Advisors	• Recommending the retention of advisors or consultants who report directly to the Board

Although the CEO’s performance evaluation is led by the Chair of the HRC, the Chair of our Board also has an important role in the evaluation, which is a multi-step process involving, among other things, individual director feedback and Board discussions regarding the CEO’s performance and discussions with the CEO regarding his assessment of his own performance. Our independent Chair participates, along with other directors, in the CEO performance evaluation and in the Board’s review of management succession and development plans. His participation in those processes will help him evaluate the most effective Board leadership structure for our Company. In addition, our independent Chair’s and other independent directors’ participation in our Company’s investor engagement program, engagement with our regulators, and leadership role with our external Stakeholder Advisory Council as well as facilitation of our Board’s review and consideration of shareholder proposals provide valuable insight into the views of our investors and other stakeholders regarding our Company’s corporate governance practices, including its Board leadership structure. Our Board believes that these and the other activities of the independent Chair serve to enhance the independent leadership and oversight of our Board.

14	Wells Fargo & Company

Corporate Governance

Management Succession Planning and Development

A primary responsibility of our Board is identifying and developing executive talent at our Company, particularly the CEO and other senior leaders of our Company. The Board has assigned to the HRC, as set forth in its charter, the responsibility to oversee the Company’s talent management and succession planning process, including CEO evaluation and succession planning. The Board’s Corporate Governance Guidelines require that the CEO and management annually report to the HRC and the Board on succession planning (including plans in the event of an emergency) and management development. The Corporate Governance Guidelines also require that the CEO and management provide the HRC and Board with an assessment of persons considered potential successors to certain senior management positions at least once each year.

The Board engages in an annual succession planning process through which it identifies potential successors both within and outside of the Company. After Timothy J. Sloan stepped down as CEO in March 2019, the Board decided to conduct an external search for a new CEO based on its conclusion that seeking someone from outside the Company was the most effective way to complete the transformation at Wells Fargo.

The Board formed a search committee, which was comprised of former director James H. Quigley (Chair), and current directors Wayne M. Hewett, Maria R. Morris, and Ronald L. Sargent, to lead the Board’s efforts in connection with its external search for the Company’s next CEO. The Board also elected C. Allen Parker, previously the General Counsel, as the Company’s Interim CEO and President and worked closely with Mr. Parker and the Company’s leadership team to continue to move Wells Fargo forward on its goals and commitments.

As part of talent and succession planning, the Board uses defined attributes for the qualities the Board seeks in the CEO of the Company and other senior leaders. In connection with the external CEO search, the Board used those attributes, which include financial and business acumen, integrity, risk management, passion for diversity and inclusion, and commitment to strong talent management. The HRC and the Board annually assess and update, as appropriate, those CEO attributes as part of our succession planning process.

2020 Proxy Statement	15

Corporate Governance

Continuing to Enhance How We Think About Management Succession Planning

Our Board and senior management have continued to enhance our talent planning and succession program. Annually, the Board and the HRC review succession plans to assess internal talent readiness for executive roles and associated development plans to support their readiness. Enhancements to the succession planning approach have included:

•	Enhanced the CEO attributes used by the Board to evaluate potential candidates as part of CEO succession planning

•	Created Operating Committee (direct reports to our CEO) attributes used by management and the Board to evaluate potential candidates as part of Operating Committee succession planning

•	Added a new succession bench analysis process to ensure succession plans are appropriate and are not over-reliant on individual leaders across multiple benches

•	Enhanced the talent attributes used by management to calibrate talent on succession plans and expanded these attributes to include focus on risk management capabilities

•	Continued to review and seek diverse representation for our leadership benches and talent pools

•	Focused on developing our talent pipeline and providing experience-based development opportunities and solutions

•	Evaluated the need to augment succession plans with external talent as appropriate

Recent Results of Management Succession Planning Process

Wells Fargo has made management changes over the last few years that continue to reflect a balance between development of strong internal and leadership talent and enhancement of our leadership with external talent. The Company has used identified succession plans to fill executive roles in the last year and to continue to develop a credible pipeline of leaders in support of our ongoing business needs, to promote the stability of our Company over time, and to reflect the communities we serve. We leverage ongoing talent and succession planning to make sure we have sufficient talent to meet the short-term and long-term needs of the Company. We also identify specific needs and hire external talent to strengthen our Company’s capabilities in various areas.

CEO who Embodies Key CEO Attributes Identified by the Board	Created new Operating Committee Roles and Enhanced Leadership with External Talent	Strong Internal Leadership and Talent Leading Major Lines of Business	Enhanced Risk Management Leadership and Talent

•   Appointed Charles W. Scharf as CEO and a member of the Board of Directors, effective October 21, 2019

•   Mr. Scharf embodies the traits and attributes that the Board sought in the Company’s leader, including:

¡  Financial and business acumen

¡   Integrity

¡  Passion for diversity and inclusion

¡  Commitment to strong talent management

6 of 12 current members of Operating Committee hired externally since 2017

•   Chief Operating Officer (December 2019)

•   Vice Chairman of Public Affairs (November 2019)

•   Head of Technology (April 2019)

•   Chief Auditor (April 2019)

•   Head of HR (July 2018)

•   Chief Risk Officer (June 2018)

In addition, the new CEO of Consumer Lending (Mike Weinbach) will join Wells Fargo in May 2020

Strong internal talent in key leadership roles:

•   CEO of Consumer & Small Business Banking

•   CEO of Commercial Banking

•   CEO of Corporate & Investment Banking

•   Head of Community Banking

•   Head of Wells Fargo Advisors

•   Head of Wells Fargo Auto

Hired additional external talent to strengthen risk management capabilities:

•   Chief Strategic Enterprise Risk Officer (January 2020)

•   Chief Operating Officer, Independent Risk Management (September 2019)

•   Chief Compliance Officer (January 2018)

16	Wells Fargo & Company

Corporate Governance

Board Composition

Board Succession Planning

Over the past few years, our Board’s succession planning has focused on the composition of our Board and its committees, upcoming retirements under our director retirement policy, succession plans for committee chairs and committee members, our commitment to Board diversity, and recruiting strategies for adding new directors, including with banking and financial services experience. In its succession planning, the GNC and our Board consider the results of our Board’s annual self-evaluation, as well as other appropriate information, including the types of skills and experience desirable for future Board members and the needs of our Board and its committees at the time in light of the Company’s strategy, risk appetite, and risk profile.

Board Succession Planning Framework

Our Board conducts formal succession planning annually and has adopted a Board Succession Planning Framework to assist the Board in its annual succession planning. That framework provides for consideration of succession planning for the Board as well as succession planning for the independent Chair and Board committee chairs to enable the Board to maintain a composition and structure aligned to the Company’s needs at the time. As part of succession planning framework, the Board considers how current and evolving risks may create needs for particular qualifications and experience on the Board and its committees, including relevant banking, bank regulatory, and financial services experience. The GNC and the Board use various tools for succession planning, including to review upcoming director retirements under the Board’s director retirement policy, individual director tenure, and average director tenure, and the tenure of each director’s service on Board committees and in committee chair roles.

Director Tenure and Retirement Age Policies

•  In February 2018, our Board amended its Corporate Governance Guidelines to better reflect its recognition of the importance of periodic Board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board.

•  The Board values the contributions of both newer perspectives as well as directors who have developed extensive experience and insight into the Company, and as a result does not believe arbitrary term limits are appropriate.

•  The Board believes that directors should not have an expectation of being renominated annually and that the Board’s annual self-evaluation is a key component of its director nomination process.

•  In connection with the Board’s annual self-evaluation and director nomination processes, the Board considers at least annually upcoming retirements under its director retirement policies, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the diverse skills, knowledge, experience, and perspectives of directors, each individual director’s performance and contributions to the work of the Board and its committees, the personal circumstances and other time commitments of directors, along with other factors the Board deems appropriate.

•  Our Board established the retirement age of 72 for directors with the understanding that directors may not necessarily serve until their retirement age. Our Board’s retirement age policy is intended to facilitate our Board’s recruitment of new directors with appropriate skills, experience, and backgrounds and provide for an orderly transition of leadership on our Board and its committees.

2020 Proxy Statement	17

Corporate Governance

Overall Board Composition and Size

The Board’s current composition has resulted from a thoughtful process informed by the Board’s own evaluation of its composition and effectiveness and feedback received from the Company’s engagement with shareholders and other stakeholders. As part of Board succession planning, the Board seeks to add new directors that complement the overall skills and capabilities of the Board. The Board’s current size is 12 directors and may fluctuate in the near term as the Board recruits new directors.

Board Qualifications and Experience

Minimum Qualifications

Our Board has identified the following minimum qualifications for its directors:

Character and Integrity Must be an individual of the highest character and integrity

CEO / Leadership Experience

Demonstrated breadth and depth of management and/or leadership experience preferably in a senior leadership role, in a large or recognized organization or governmental entity

Financial Literacy or Other Relevant Professional or Business Experience Financial literacy or other professional or business experience relevant to an understanding of our Company and its business
Independence and Constructive Collegiality Must have a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment

Our Board believes that CEO or other senior management and/or leadership experience provides our directors with substantial experience relevant to serving as a director of our Company, including in many of the areas discussed below that our Board views as important when evaluating director nominees. Our Board believes that each of our nominees satisfies our director qualification standards and during the course of their business and professional careers as a chief executive officer or other senior leader has acquired extensive executive management experience in these and other areas.

18	Wells Fargo & Company

Corporate Governance

Additional Qualifications and Experience Identified by Our Board as Important to Our Business and Strategy

The GNC and our Board desire that the Board as a whole has an appropriate balance of skills, knowledge, experience, viewpoints, and perspectives that are relevant to our business and strategy. In addition to the minimum qualifications required for Board services under the Board’s Corporate Governance Guidelines, the following are additional qualifications and experience that the Board has previously identified through its annual self-evaluation process as desirable in light of Wells Fargo’s business, strategy, risk profile, and risk appetite.

Categories of Additional Qualifications/Experience Identified Based on Relevance to Wells Fargo

Financial Services Industry Experience in one or more of the Company’s specific financial services areas	Corporate Governance Experience or expertise in corporate governance matters, including through service as the executive or independent chair or lead director of a board of directors

Accounting, Financial Reporting Experience as an accountant or auditor at a large accounting firm, chief financial officer, or other relevant experience in accounting and financial reporting

Management Succession Planning

Experience or expertise in CEO and senior management succession planning, including through service as a current or former chief executive officer or president of a large organization

Risk Management Experience managing risks in a large organization, including specific types of risk (e.g., financial, cyber) or risks facing large financial institutions	Environmental, Social, and Governance (ESG) Experience in ESG matters, including as part of a business and managing corporate, environmental, and social responsibility issues as business imperatives

Human Capital Management

Experience or expertise through a human resources leadership role in the management and development of human capital, including management of a large retail workforce, compensation, culture and other human capital issues

Community Affairs Experience in community affairs matters, including as part of a business and managing community relations and/or relationships with communities and other stakeholders

Strategic Planning, Business Development, Business Operations Experience defining and driving strategic direction and growth and managing the operations of a business or large organization	Government, Public Policy Experience in governmental affairs and public policy matters, including as part of a business and/or through positions with government organizations and regulatory bodies

Information Security, Cybersecurity, Technology

Experience or expertise in information security, data privacy, cybersecurity, or use of technology to facilitate business operations and customer service

Regulatory Experience in regulatory matters or affairs, including as part of a regulated financial services firm or other highly regulated industry

Consumer, Marketing, Digital Experience in a client services or consumer retail business, including mobile and digital consumer experiences, or marketing	Global Perspective or International Experience doing business internationally or focused on international issues and operations

Legal Experience acquired through a law degree and as a practicing attorney in understanding legal risks and obligations

2020 Proxy Statement	19

Corporate Governance

Board Qualifications and Experience Matrix

The following chart reflects areas of qualifications and experience that our Board views as important when evaluating director nominees. Additional information on the business experience and other skills and qualifications of each of our director nominees is included under Item 1 – Election of Directors. Each director also contributes other important skills, expertise, experience, viewpoints, and personal attributes to our Board that are not reflected in the chart below.

Qualifications and Experience	Black	Clark	Craver	Hewett	James	Morris	Noski	Payne	Pujadas	Sargent	Scharf	Vautrinot	Total #
Financial Services	•		•			•	•	•	•		•		7
Consumer Banking											•		1
Wholesale/Institutional	•		•				•	•	•		•		6
Other (e.g., Insurance, Retirement Services)						•							1
Accounting, Financial Reporting			•				•						2
Prior Large Public Company CFO Experience			•				•				•		3
Risk Management	•		•	•		•	•	•	•		•	•	9
Human Capital Management						•				•		•	3
Strategic Planning, Business Development, Business Operations	•	•	•	•	•	•	•	•	•	•	•	•	12
Information Security, Cybersecurity, Technology			•			•	•		•			•	5
Consumer, Marketing, Digital		•				•				•	•		4
Corporate Governance	•	•	•	•	•		•			•	•		8
Management Succession Planning	•		•	•	•					•	•		6
Environmental, Social, and Governance (ESG)		•											1
Community Affairs		•						•					2
Government, Public Policy		•					•	•				•	4
Regulatory	•		•			•	•	•	•		•		7
Financial Services	•		•			•	•	•	•		•		7
Other Regulated Industry			•				•						2
Global Perspective, International	•	•		•		•	•		•	•	•	•	9
Legal					•								1

Additional Qualifications and Information	Black	Clark	Craver	Hewett	James	Morris	Noski	Payne	Pujadas	Sargent	Scharf	Vautrinot
Financial Services Risk Expertise	•					•		•	•		•	
Other Risk Expertise			•	•								•
Audit Committee Financial Expert			•				•			•		
# of Other Public Company Boards	1	1	1	1	1	1	1	0	0	2	1	3

Board Tenure and Diversity*	Black	Clark	Craver	Hewett	James	Morris	Noski	Payne	Pujadas	Sargent	Scharf	Vautrinot
Tenure (# completed years of service)**	0	2	2	1	11	2	0	0	2	3	0	5
Age at 2020 Annual Meeting	67	66	68	55	71	57	67	72	58	64	54	60
Gender	M	F	M	M	M	F	M	M	M	M	M	F
White/Caucasian	•		•		•	•	•	•		•	•	•
African-American/Black		•		•								
Asian, Hawaiian, or Pacific Islander												
Latino/Hispanic									•

*	Diversity characteristics based on information self-identified by each director to the Company.
**	Based on completed years of service from date first elected to Board.

20	Wells Fargo & Company

Corporate Governance

Importance of Board Diversity

Although the GNC does not have a separate policy specifically governing diversity, as described in the Corporate Governance Guidelines and its charter the GNC will consider, in identifying first-time candidates or nominees for director, and in evaluating individuals recommended by shareholders, the current composition of our Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity, and other qualities and attributes with those of the other Board members. The GNC also incorporates this broad view of diversity into its director nomination process by taking into account all of the factors above, in addition to having a diverse candidate pool for each director search the Board undertakes, when evaluating and recommending director nominees to serve on our Board so that our Board’s composition as a whole appropriately reflects the current and anticipated needs of our Board and our Company.

In implementing its practice of considering diversity, the GNC may place more emphasis on attracting or retaining director nominees with certain specific skills or experience, such as industry, regulatory, operational, or financial expertise, depending on the circumstances and the composition of our Board at the time. Gender, race, and ethnic diversity also have been, and will continue to be, a priority for the GNC and our Board in its director nomination process because the GNC and our Board believe that it is essential that the composition of our Board appropriately reflects the diversity of our Company’s employees and the customers and communities they serve. The GNC considers the self-identified diversity characteristics of each director or potential director candidate.

The GNC believes that it has been successful in its efforts over the years to promote gender, race, and ethnic diversity on our Board. The GNC and our Board believe that our director nominees for election at our 2020 annual meeting bring to our Board a variety of different backgrounds, skills, professional and industry experience, and other personal qualities, attributes, and perspectives that contribute to the overall diversity of our Board. The charts below show the diversity of our director nominees. The Board expects to maintain its focus on the importance of Board diversity as well as desired qualifications and experience identified by the Board in future director recruitment efforts.

The GNC and our Board will continue to monitor the effectiveness of their practice of considering diversity through assessing the results of any new director search efforts, and through the GNC’s and our Board’s annual self-evaluation processes in which directors discuss and evaluate the composition and functioning of our Board and its committees.

2020 Proxy Statement	21

Corporate Governance

Item 1 – Election of Directors

Our Board plays a critical role in protecting and serving the interests of shareholders and meeting the expectations of our regulators and other stakeholders. Over the last few years, our Board has made changes to its composition and practices, including many that reflect valuable feedback we have received from investors and other stakeholders. Our Board believes that it has the right mix of professional experiences, capabilities, and diverse perspectives to provide effective oversight and governance of our Company and management. See Board Composition for more information about our Board.

Director Nominees for Election

Below we provide information about our Board’s nominees, including their age and the month and year in which each incumbent director first became a director of our Company, their business experience for at least the past five years, the names of publicly-held companies (other than our Company) where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, skills, or attributes that led to our Board’s conclusion that each nominee should serve as a director of our Company.

Our Board has set 12 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees, except for Steven D. Black who is being nominated by the Board for election as a director at the Company’s 2020 annual meeting, are currently directors of Wells Fargo & Company. In addition to Mr. Black, who is a director nominee, the following directors are standing for election by our shareholders for the first time at the annual meeting and were previously elected by the Board as directors effective on the dates indicated below:

•	Charles W. Scharf joined the Company as CEO and was elected by the Board as a director effective October 21, 2019;

•	Richard B. Payne, Jr. was elected by the Board as a director effective October 17, 2019; and

•	Charles H. Noski was elected by the Board as a director effective June 1, 2019.

John D. Baker II, a current director, is not standing for re-election and will retire from our Board at the 2020 annual meeting. In addition, Elizabeth A. (Betsy) Duke and James H. Quigley each resigned from our Board on March 8, 2020. The Board is grateful to each of Ms. Duke and Messrs. Baker and Quigley for their dedication, service, and contributions as directors of our Company.

Our Board has determined that each nominee for election as a director at the annual meeting is an independent director, except for Mr. Scharf, as discussed under Director Independence. Directors are elected to hold office until our next annual meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion, or our Board may reduce its size. In addition, as described under Director Election Standard and Nomination Process, each incumbent director nominee has tendered his or her resignation as a director in accordance with our Corporate Governance Guidelines to be effective only if he or she fails to receive the required vote for election to our Board and our Board accepts the resignation.

Item 1 – Election of Directors

Our Board recommends that you vote FOR each of the director

nominees below for a one year term.

22	Wells Fargo & Company

Corporate Governance

Steven D. Black

Age: 67

Independent Nominee

Other Current Public Company Directorships: Nasdaq, Inc.

Committees: None

Mr. Black has been Co-Chief Executive Officer of Bregal Investments, Inc., New York, New York (private equity firm) since September 2012. He was Vice Chairman of JPMorgan Chase & Co. from March 2010 until February 2011, where he was a member of the Operating and Executive Committees. Prior to that position, Mr. Black was Executive Chairman of JPMorgan’s investment bank from October 2009 until March 2010. He served as co-chief executive officer of JPMorgan’s investment bank from 2004 until 2009. Mr. Black was the deputy co-chief executive officer of JPMorgan’s Investment Bank from 2003 until 2004. He also served as head of JPMorgan investment bank’s Global Equities business from 2000 until 2003 following a career at Citigroup Inc. and its predecessor firms.

Mr. Black was formerly a director of The Bank of New York Mellon Corporation.

Qualifications and Experience

•	Leadership, Financial Services, Financial Services Risk Management, Management Succession Planning, Regulatory. Mr. Black has extensive leadership, strategic planning, and business operations experience with systematically important financial institutions acquired during his 45-year career in the investment banking and private equity industries, including as a member of JPMorgan’s operating and executive committees and as Executive Chairman and co-CEO of JPMorgan’s investment bank. Mr. Black brings significant risk management, regulatory, and international experience to our Board, particularly in the area of wholesale/institutional banking, including as a result of his service as co-CEO of JPMorgan’s investment bank during the financial crisis. His current experience as co-CEO of Bregal Investments and prior leadership roles at JPMorgan and Citigroup and predecessor companies provide him with extensive experience in risk management, including strategic and international risks, in the financial services industry.

•	Corporate Governance, Global Perspective/International. Mr. Black’s leadership roles with large, international financial services companies and his service as a board member of Nasdaq, Inc. and as a former board member of The Bank of New York Mellon Corporation provides him with international and corporate governance experience in the financial services industry that is relevant to our Company and our Company’s businesses.

•	Mr. Black has a Bachelor of Arts in Political Science from Duke University.

Celeste A. Clark

Age: 66

Director since: January 2018

Other Current Public Company Directorships: The Hain Celestial Group, Inc.

Committees: Corporate Responsibility (Chair), Credit, Governance and Nominating Committee

Dr. Clark has served as a principal of Abraham Clark Consulting, LLC, Battle Creek, Michigan (health and regulatory policy consulting firm) since 2011. She was Sr. VP of Global Public Policy and External Relations from 2010 and Chief Sustainability Officer from 2008 of Kellogg Company, Battle Creek, Michigan, (food manufacturing company) until 2011.

Dr. Clark was formerly a director of AdvancePierre Foods Holdings, Inc., Diamond Foods, Inc., Mead Johnson Nutrition Company, and Omega Protein Corporation.

Qualifications and Experience

•	Leadership, Consumer, Global Perspective. As a former member of the global executive management team at Kellogg Company, Dr. Clark has extensive executive management and consumer retail experience having led the development and implementation of health, nutrition, and regulatory science initiatives and worked across 180 global markets to ensure consistency in approach and implementation within regulatory guidelines.

•	ESG, Community Affairs, Public Policy. She brings insights on social responsibility matters to our Board as chair of the board of trustees of the W.K. Kellogg Foundation, one of the largest philanthropic foundations in the U.S., a former Sr. VP of Global Public Policy and External Relations and Chief Sustainability Officer at Kellogg, and President of the Kellogg Company corporate citizenship fund and 25-year Employees’ Fund.

•	Corporate Governance. Dr. Clark’s experience as the former chair of the governance and nominating committees of AdvancePierre Foods and AAA Michigan (travel, road service, and insurance business) and as a current or former member of the governance and nominating committees of three other public companies contribute important corporate governance, risk management, and corporate strategy insights to our Board.

•	She has a Bachelor of Science degree from Southern University, a Master of Science from Iowa State University, and a Ph.D. from Michigan State University, and is an adjunct professor at Michigan State University.

2020 Proxy Statement	23

Corporate Governance

Theodore F. Craver, Jr.

Age: 68

Director since: January 2018

Other Current Public Company Directorships: Duke Energy Corporation

Committees: Audit, Finance (Chair)

Mr. Craver served as President from April 2008 until May 2016 and Chairman and CEO from August 2008 until his retirement in September 2016 of Edison International (Edison), Rosemead, California (electric utility holding company). Prior to joining Edison in 1996, Mr. Craver served as executive vice president and corporate treasurer of First Interstate Bancorp (First Interstate), a predecessor company of Wells Fargo. He also served as chairman of both the electric utility trade group, Edison Electric Institute (June 2014 to June 2015), and the industry’s technology research arm, the Electric Power Research Institute (April 2011 to April 2012).

Mr. Craver was formerly a director of Edison and Health Net, Inc.

Qualifications and Experience

•	Leadership, Regulatory, Risk Management, Information Security, Strategic Planning, Business Operations, Corporate Governance, Management Succession Planning. Mr. Craver has acquired extensive executive management, corporate governance, risk management, and information security experience in highly regulated industries from his service in senior management positions at Edison (a regulated utility company) and First Interstate.

•	Financial Acumen, Financial Reporting. His service as the CFO and treasurer of Edison, corporate treasurer of First Interstate and CFO of First Interstate’s wholesale banking subsidiary, and audit committee chair of Duke Energy Corporation provide him with extensive financial experience.

•	Financial Services. As a former corporate treasurer of First Interstate and a chief financial officer of First Interstate’s wholesale banking subsidiary with 23 years of experience in the banking industry, he brings an understanding of our industry and insights relevant to our businesses to our Board.

•	Other Capabilities. Mr. Craver serves on the Federal Reserve Bank of San Francisco’s Economic Advisory Council. He earned a CERT certificate in Cybersecurity Oversight from the National Association of Corporate Directors.

•	Mr. Craver has a Bachelor of Arts degree and a M.B.A. from the University of Southern California.

Wayne M. Hewett

Age: 55

Director since: January 2019

Other Current Public Company Directorships: The Home Depot, Inc.

Committees: Corporate Responsibility, Human Resources, Risk

Mr. Hewett served as Chief Executive Officer of Klöckner Pentaplast Group, founded in Montabaur, Germany (packaging) from August 2015 to November 2017. He was President from February 2015 and a director from March 2015 of Platform Specialty Products Corporation, West Palm Beach, Florida (specialty chemicals) until August 2015. Mr. Hewett was President and Chief Executive Officer of Arysta LifeScience Corporation, Tokyo, Japan (crop protection and life sciences) from January 2010 until its acquisition by Platform Specialty Products Corporation in February 2015. Since March 2018, he has served as a senior advisor to Permira (private equity). Since March 2018, he has been Non-Executive Chairman of DiversiTech Corporation (HVAC manufacturer and distributor) and, since December 2019, Non-Executive Chairman of Cambrex Corporation (small molecule therapeutics), both portfolio companies of the Permira Funds.

Mr. Hewett was formerly a director of Ingredion Incorporated and Platform Specialty Products Corporation.

Qualifications and Experience

•	Leadership, Strategic Planning, Management Succession Planning, Global Perspective/International. As a former Chief Executive Officer and/or President of three companies and as a former executive at General Electric Company (1986 – 2007), Mr. Hewett has extensive executive management experience. His service as Chief Executive Officer of two companies based in Europe and Asia Pacific and as an executive with oversight of international businesses at General Electric Company results in Mr. Hewett bringing a global perspective to oversight of the Company’s businesses.

•	Business Operations, Risk Management. Mr. Hewett brings insights on business operations and risk management through his senior management experience, including VP, Supply Chain & Operations at General Electric Company, and roles leading technologically sophisticated businesses, including at Klöckner Pentaplast Group, Platform Specialty Products Corporation, Arysta LifeScience Corporation, and General Electric Company where he was President and CEO, GE Advanced Materials, and President and CEO, GE Silicones.

•	Financial Acumen, Corporate Governance. As a current director, and audit committee member, of The Home Depot, Inc., as well as a former board member of other public company boards, Mr. Hewett has insight into corporate governance, financial, and strategic matters relevant to the Company and its businesses.

•	Mr. Hewett has Master of Science and Bachelor of Science degrees in Industrial Engineering from Stanford University.

24	Wells Fargo & Company

Corporate Governance

Donald M. James

Age: 71

Director since: January 2009

Other Current Public Company Directorships: The Southern Company

Committees: Finance, Governance and Nominating (Chair), Human Resources

Mr. James served as Chairman and a director from 1997 until December 2015 and Chief Executive Officer from 1997 until July 2014 of Vulcan Materials Company, Birmingham, Alabama (construction materials).

Mr. James was formerly a director of Vulcan Materials Company.

Qualifications and Experience

•	Leadership, Business Operations, Legal. Mr. James brings extensive leadership and executive management experience to our Board as the former chairman and CEO of Vulcan Materials Company where he also served in various senior management positions, including as president, chief operating officer, and general counsel.

•	Legal, Regulatory. Before joining Vulcan, Mr. James practiced law as a partner in a large law firm in Alabama and was a member of the firm’s Executive Committee, which also provides him with additional perspective in dealing with complex legal, regulatory, and risk matters affecting our Company.

•	Financial Acumen, Strategic Planning, Corporate Governance, Management Succession Planning. As a former board member of Wachovia, SouthTrust Corporation (which was acquired by Wachovia), and Protective Life Corporation, Mr. James has substantial knowledge and experience in the banking and financial services industry, and his service as Lead Director and chairman of both the Governance Committee and Finance Committee of The Southern Company, a large public utility company, also brings important corporate governance, regulatory oversight, succession planning, financial management and business strategy experience to our Board. Mr. James’ service as the chief executive officer of a public company also provides him with an important perspective on risk management and corporate governance.

•	Legal. Mr. James has an M.B.A. from the University of Alabama and a law degree from the University of Virginia.

Maria R. Morris

Age: 57

Director since: January 2018

Other Current Public Company Directorships: S&P Global Inc.

Committees: Human Resources, Risk (Chair)

Ms. Morris served as executive vice president and head of the Global Employee Benefits business from 2011 and interim head of the U.S. Business from 2016 until July 2017 of MetLife, Inc. (MetLife), New York, New York (global provider of life insurance, annuities, employee benefits, and asset management). She was Chief Marketing Officer from April 2014 until January 2015 and executive vice president of Technology and Operations from January 2008 to September 2011.

Qualifications and Experience

•	Leadership, Financial Services, Regulatory, Global Perspective/International. As a result of her 33-year career with MetLife, including service as the head of the Global Employee Benefits business and interim head of the U.S. Business, with responsibility for MetLife’s U.S. business and employee benefits business in more than 40 countries, including its relationships with multinational companies and distribution relationships with financial institutions, Ms. Morris brings extensive executive management and leadership experience at a large financial institution to our Board.

•	Financial Services Risk Management, Global Perspective/International. Ms. Morris’ experience in risk management, retail, and international matters, including addressing prior sales practices issues in the insurance industry, at a large financial institution adds an important perspective to our Board. Her service as chair of the audit committee of S&P Global Inc. provides her with additional financial and risk management experience in the financial services industry.

•	Technology, Business Operations, Consumer, Marketing, Human Capital Management. Her service as MetLife’s head of Global Technology and Operations and Chief Marketing Officer provides her with valuable insights into technology, operations, and marketing relevant to our industry and our businesses. Her operations and integration experience, including oversight of the successful integration of MetLife’s acquisition of American Life Insurance Company, provides her with a unique human capital management perspective.

•	Ms. Morris has a Bachelor of Arts degree from Franklin & Marshall College.

2020 Proxy Statement	25

Corporate Governance

Charles H. Noski

Age: 67

Director since: June 2019

Independent Chair

Other Current Public Company Directorships: Booking Holdings Inc.; Hewlett Packard Enterprise Company (director nominee for election at annual meeting to be held on April 1, 2020)

Committees: Audit (Chair), Governance and Nominating

Mr. Noski is the retired Vice Chairman of Bank of America Corporation (Bank of America), Charlotte, North Carolina, where he served as Vice Chairman from June 2011 until September 2012, and executive vice president & Chief Financial Officer from May 2010 until June 2011. He was Chief Financial Officer of Northrop Grumman Corporation (Northrop Grumman), Los Angeles, California (a leading aerospace and defense company) from 2003 until 2005 and AT&T Corp. (AT&T), Basking Ridge, New Jersey (a leading telecommunications company) from 1999 until 2002. Previously, Mr. Noski served in various leadership positions, including president, chief operating officer, and Chief Financial Officer of Hughes Electronics Corporation (Hughes Electronics), El Segundo, California (a diversified electronics and communications company). Prior to joining Hughes Electronics he was a partner at Deloitte & Touche LLP.

Mr. Noski was formerly a director of Avon Products, Inc. and Microsoft Corporation (Microsoft).

Qualifications and Experience

•	Leadership, Financial Services, Financial Services Risk Management, Regulatory. Mr. Noski has experience in financial services, regulatory matters, risk management, and strategic planning from his service as Vice Chairman and as Chief Financial Officer of Bank of America, and as a director of Morgan Stanley. As Chief Financial Officer of Bank of America, he had responsibility for all finance functions as well as corporate treasury, global corporate strategy planning and development, investor relations, corporate investments, and global principal investments.

•	Financial Acumen, Financial Reporting, Corporate Governance, Public Policy, Technology, Global Perspective/International. His service as the CFO of multiple public companies, including AT&T and Bank of America, as the audit committee chair or audit committee member of other public companies, including Microsoft and Morgan Stanley, and as chairman of the Board of Trustees of the Financial Accounting Foundation provide him with extensive accounting and financial reporting experience relevant to the Company’s businesses and an important perspective on information security and technology. Mr. Noski’s service as a board member at various public companies provides him with an important perspective on corporate governance.

•	Mr. Noski has a Bachelor of Science, Business Administration and a Master of Science in Accountancy from California State University, Northridge.

Richard B. Payne, Jr.

Age: 72

Director since: October 2019

Other Current Public Company Directorships: None

Committees: Credit (Chair)

Mr. Payne served as vice chairman, Wholesale Banking, of U.S. Bancorp from November 2010 until he retired in April 2016, and as vice chairman, Corporate Banking, at U.S. Bancorp, Minneapolis, Minnesota from July 2006 to November 2010. Prior to joining U.S. Bancorp, he served as executive vice president for National City Corporation, Cleveland, Ohio, from 2001 to 2006. Prior to joining National City, Mr. Payne was a managing director at First Union Corporation and served in various roles of increasing responsibility in corporate banking at Bank of America Corporation predecessor banks. He also served in the corporate finance group of Morgan Stanley and in roles of increasing responsibility at a predecessor bank of JPMorgan Chase & Co.

Qualifications and Experience

•	Leadership, Financial Services, Regulatory, Financial Services Risk Management, Business Operations. Mr. Payne brings extensive executive management experience and expertise in risk management in the financial services industry to our Board as a result of his service in a wide range of leadership experience during his approximately 40-year career with U.S. Bancorp, Morgan Stanley, and predecessor banks of The PNC Financial Services Group, Inc., Wells Fargo & Company, Bank of America Corporation, and JPMorgan Chase & Co., as well as his service as a past board member of the Securities Industry and Financial Markets Association and past member of the Financial Services Roundtable. As Vice Chairman, Wholesale Banking of U.S. Bancorp, Mr. Payne had responsibility throughout the United States for U.S. Bank’s national corporate banking, commercial banking, capital markets, commercial real estate, financial institutions, equipment finance, global treasury management, government and nonprofit banking, leveraged lending, specialty finance, and high-grade fixed income businesses. His experience as an executive in the financial services industry provides him with an important perspective on wholesale/institutional banking, risk management, community affairs, public policy, and regulatory matters in the financial services industry.

•	Community Affairs, Public Policy. Mr. Payne brings leadership experience in community affairs and public policy matters relevant to our Company to our Board, including through his service as a past board member of each of the Securities Industry and Financial Markets Association, the Financial Services Roundtable, and the U.S. Bank Foundation and U.S. Bancorp’s “Proud to Serve” Veterans network. Prior to beginning his banking career, Mr. Payne served for over two years in the U.S. Navy.

•	Mr. Payne has a Bachelor of Arts from the University of Virginia and a M.B.A. from Harvard Business School.

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Corporate Governance

Juan A. Pujadas

Age: 58

Director since: September 2017

Other Current Public Company Directorships: None

Committees: Credit, Finance, Risk

Mr. Pujadas served as vice chairman, Global Advisory Services of PricewaterhouseCoopers International Limited, London, United Kingdom (audit, financial advisory, risk management, tax, and consulting, the PricewaterhouseCoopers global network), from 2008 until his retirement in June 2016. He served as the leader of the U.S. Advisory practice of PricewaterhouseCoopers LLP (PWC), the U.S. member firm of PricewaterhouseCoopers International Limited (PWCIL), from 2003 to 2009.

Qualifications and Experience

•	Leadership, Financial Services, Financial Services Risk Management, Regulatory, Business Operations. Mr. Pujadas brings extensive executive management experience and expertise in risk management and the financial services industry to our Board as a result of his service in a wide range of leadership activities at PWC and PWCIL, including as vice chair, Global Advisory Services, leader of the U.S. Advisory practice, managing partner for Strategy and leader of the Global Risk Management Solutions practice for the Americas.

•	Information Security, Technology. His experience as a principal in PWC’s financial services industry practice provides him with an important perspective on risk management, information security, and technology in the financial services industry.

•	Financial Services Risk Management, Global Perspective/International. Mr. Pujadas brings international experience in the financial services industry and insight into financial risk management to our Board as a result of his service as chief risk officer of Santander Investment, the international investment banking arm of Banco Santander from 1995 to 1998 and his service as a member of the executive committee of Santander Investment and the management committee of the commercial banking division of Banco Santander.

•	Technology, Other Capabilities. Mr. Pujadas has a Bachelor of Science in Economics in Finance and Bachelor of Applied Science in Applied Science/Technology, with a concentration in Computer Science, from the University of Pennsylvania.

Ronald L. Sargent

Age: 64

Director since: February 2017

Other Current Public Company Directorships: Five Below, Inc., The Kroger Co.

Committees: Audit, Governance and Nominating, Human Resources (Chair)

Mr. Sargent served as Chairman from March 2005 until January 2017 and Chief Executive Officer from February 2002 until June 2016 of Staples, Inc., Framingham, Massachusetts (business products retailer).

Mr. Sargent was formerly a director of Staples, Inc.

Qualifications and Experience

•	Leadership, Corporate Governance, Management Succession Planning, Consumer, Marketing. As the former chairman and CEO of Staples, Inc. and as the Lead Director of The Kroger Co., Mr. Sargent brings leadership, executive management, corporate governance, and consumer retail and marketing experience to our Board.

•	Marketing, Digital, Business Operations. He has over 35 years of retail experience and brings significant insight related to the transition toward more online and digital customer experiences.

•	Human Capital Management, Global Perspective/ International. His experience relating to the management of a large global workforce serving customers globally through a variety of channels is beneficial to our Company in light of our large workforce and diversified business model.

•	Financial Acumen, Strategic Planning. Mr. Sargent brings to our Board finance and business strategy experience as a result of his service at Staples and as the former chair of the audit committee of The Kroger Co.

•	Consumer. As a current member of Kroger’s public responsibilities committee, he also adds a perspective on public and social policy issues facing a large consumer retail business.

•	Mr. Sargent has a Bachelor of Arts from Harvard College and a M.B.A. from Harvard Business School.

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Corporate Governance

Charles W. Scharf

Age: 54

Director since: October 2019

Other Current Public Company Directorships: Microsoft Corporation

Mr. Scharf has served as our Company’s President and Chief Executive Officer, and as a director since October 2019. He served as Chief Executive Officer of The Bank of New York Mellon Corporation, New York, New York, from July 2017, and as chairman from January 2018 to September 2019. Mr. Scharf was the Chief Executive Officer and a director of Visa Inc., San Francisco, California (digital commerce), from November 2012 to December 2016. Prior to joining Visa Inc., he served in several senior positions at JPMorgan Chase & Co. and Citigroup Inc., and their predecessors.

Mr. Scharf was formerly a director of The Bank of New York Mellon Corporation and Visa Inc.

Qualifications and Experience

•	Leadership, Financial Services, Corporate Governance, Management Succession Planning, Regulatory, Global Perspective/International. Mr. Scharf has served in a variety of leadership positions during his approximately 32-year career in leadership roles in the banking and payments industries. He brings extensive financial services experience to our Board and has an important perspective regarding the regulatory environment for financial services companies and our Company.

•	Business Operations, Strategic Planning, Technology, Digital. Mr. Scharf brings experience in business operations, strategic planning, and technological transformation in the financial services industry from his tenure as Chief Executive Officer of Visa Inc. where he transformed the firm into a technology-driven digital commerce company by partnering with the world’s leading technology companies to drive new payment experiences and introduce new technologies to improve payment system security. His experience as a chief executive officer and leader of business units at JPMorgan and a predecessor bank provide him a perspective on operations and strategic planning relevant to our Company’s businesses.

•	Risk Management, Financial Acumen, Financial Reporting. Mr. Scharf’s experience as chief executive officer and other leadership positions provide him with extensive risk management experience in the financial services industry. He gained financial reporting experience relevant to our Company through his service as the CFO of a JPMorgan predecessor bank and a Citigroup Inc. predecessor bank.

•	Mr. Scharf has a Bachelor of Arts degree from Johns Hopkins University and a M.B.A. from New York University.

Suzanne M. Vautrinot

Age: 60

Director since: February 2015

Other Current Public Company Directorships: CSX Corporation, Ecolab Inc., Parsons Corporation

Committees: Corporate Responsibility, Credit, Risk

Ms. Vautrinot has served as President of Kilovolt Consulting Inc., Colorado Springs, Colorado (a cyber security strategy and technology consulting firm) since October 2013. Ms. Vautrinot retired from the United States Air Force in October 2013 after 31 years of service. During her distinguished career with the United States Air Force, she served in a number of leadership positions including as Major General and Commander, 24th Air Force, Air Forces Cyber and Air Force Network Operations from April 2011 to October 2013, Special Assistant to the Vice Chief of Staff of the United States Air Force in Washington, D.C. from December 2010 to April 2011, Director of Plans and Policy, U.S. Cyber Command from May 2010 to December 2010 and Deputy Commander, Network Warfare, U.S. Strategic Command from June 2008 to December 2010, and Commander, Air Force Recruiting Service from July 2006 to June 2008. She has been awarded numerous medals and commendations, including the Defense Superior Service Medal and Distinguished Service Medal.

Ms. Vautrinot was formerly a director of NortonLifeLock Inc. (formerly Symantec Corporation).

Qualifications and Experience

•	Leadership, Cybersecurity, Risk Management, Government, Business Operations. As a result of more than 30 years of service in various leadership and command roles in the United States Air Force, Ms. Vautrinot brings extensive space and cyber technology and operations expertise to our Board at a time when protecting financial institutions and the financial system from cyber threats is a top priority.

•	Global Perspective/International, Cybersecurity, Technology, Strategic Planning. In addition to her vast cyber expertise, Ms. Vautrinot has led large, complex, and global organizations, which brings operational, strategic, and innovative technology skills to our Board. She retired as a Major General and Commander, 24th Air Force, where she oversaw a multi-billion dollar cyber enterprise responsible for operating, extending, maintaining, and defending the Air Force portion of the Department of Defense global network.

•	Human Capital Management, Public Policy. As Commander, 24th Air Force, she led a workforce unit of approximately 14,000 military, civilian, and contractor personnel, which along with her other leadership roles and assignments in the United States Air Force, provides her with significant planning and policy, strategic security, and workforce development expertise.

•	Technology and Other Capabilities. Ms. Vautrinot has a Bachelor of Science from the United States Air Force Academy, a Master of Science in systems management from the University of Southern California, and was a National Security Fellow at the John F. Kennedy School of Government at Harvard University. Ms. Vautrinot was elected a member of the National Academy of Engineering in 2017.

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Corporate Governance

Director Election Standard and Nomination Process

Director Election Standard

Our By-Laws provide that directors will be elected using a majority vote standard in an uncontested director election (i.e., an election where, as of the record date, the only nominees are those nominated by our Board, such as at this meeting). Under this standard, a nominee for director will be elected to our Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will be elected by a plurality of the votes cast in a contested election.

Under Delaware law, directors continue in office until their successors are elected and qualified or until their earlier resignation or removal. Our Corporate Governance Guidelines provide that our Board will nominate for election and appoint to fill Board vacancies only those directors who have tendered or agreed to tender an advance, irrevocable resignation that would become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each incumbent director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and our Board accepts his or her resignation.

Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to our Board whether or not to accept such resignation. The GNC, in deciding what action to recommend, and our Board, in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or our Board regarding such resignation. If our Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. Our Board will publicly disclose its decision on the resignation within 90 days after certification of the voting results.

Director Nomination Process

GNC Leadership of the Director Nomination Process

The GNC is responsible for leading the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and incumbent directors, regardless of who nominates a candidate for consideration. The goal of the GNC’s nominating process is to assist our Board in attracting and retaining competent individuals with the requisite leadership, executive management, financial, industry, and other expertise who will act as directors in the best interests of our Company and its shareholders. The GNC regularly reviews the composition of our Board in light of its understanding of the backgrounds, industry, professional experience, personal qualities and attributes, and various geographic and demographic communities represented by current members. As discussed above, the GNC also oversees our Board’s self-evaluation process.

Identification and Assessment of Director Candidates

The GNC identifies potential candidates for first-time nomination as a director through various sources, including recommendations it receives from the following:

•	Third-party search firms,

•	Board members,

•	Leaders and other participants in the financial services industry,

•	Shareholders and other stakeholders, and

•	Contacts in the communities we serve.

The GNC has the authority to engage a third party search firm to identify and provide information on potential candidates. A key objective of the GNC in connection with its identification of potential director candidates is to use multiple sources and actively seek out qualified women and ethnically diverse candidates in order to have a diverse candidate pool for each search the Board undertakes.

Charles H. Noski, who became a director in June 2019, was recommended to the GNC for consideration by a third party search firm engaged by the GNC. Richard B. Payne, Jr., who became a director in October 2019, was recommended to the GNC for consideration by certain leaders in the financial services industry. Steven D. Black, who is a director nominee for election at our 2020 annual meeting, was recommended to the GNC for consideration by our CEO. In addition to providing information on a number of potential director candidates, the third party search firm reviewed and provided information about Messrs. Black, Noski, and Payne for review by the GNC and our Board.

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Corporate Governance

When the GNC has identified a potential new director nominee, it obtains publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets our Board-approved minimum qualifications for director nominees described under Board Qualifications and Experience;

•	Whether there are any apparent conflicts of interest in the individual serving on our Board; and

•	Whether the individual would be considered independent under our Director Independence Standards, which are described under Director Independence.

The GNC determines, in its sole discretion after considering all factors it considers appropriate, whether a potential new director nominee meets the Board’s minimum qualifications and also considers the composition of the entire Board taking into account the particular qualifications, skills, experience, and attributes that our Board believes are important to our Company such as those described under Board Qualifications and Experience.

If a candidate passes this initial review, the GNC arranges introductory meetings with the candidate and our Chair, the GNC Chair, and the CEO to discuss the candidate’s background and determine the candidate’s interest in serving on our Board. If determined appropriate by the Chair and GNC Chair and if the candidate is interested in serving on our Board, the GNC arranges additional meetings with members of the GNC and other members of our Board. The candidate also may meet with Company executives, including as part of the candidate’s consideration of potentially joining our Board. If our Board and the candidate are both still interested in proceeding, the candidate provides us additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, Code of Ethics and Business Conduct, and any other rules, regulations, or policies applicable to members of our Board and its committees and for making any required disclosures in our proxy statement. Assuming a satisfactory conclusion to the process outlined above, the GNC then presents the candidate’s name for approval by our Board or for nomination for approval by the shareholders at the next shareholders’ meeting, as applicable.

Board Nomination Process

1. Evaluation of Board Composition The GNC and the Board evaluate Board composition annually and identify skills, experience, and capabilities desirable for new directors in light of the company's business and strategy 2.Identification of Diverse Pool of Candidates Identification of a diverse pool of potential director candidates using multiple sources, including a third party search firm and input from stakeholders 3.Assessment of and Meetings with Potential Candidates Evaluation and assessment of candidate interest, minimum qualifications, conflicts, independence, background, and other information Members of the GNC and other Board members meet with qualified candidates 4.Recommendation of Potential Director for Approval GNC recommends potential directors to the Board for approval Shareholders vote on nominees at our annual meeting

In addition, as discussed under Comprehensive Annual Evaluation of Board Effectiveness, the GNC considers the results of the Board’s annual self-evaluation, including the individual contributions of directors to the work of the Board and its committees, in connection with its determination to nominate existing directors for election at each annual meeting of shareholders.

As reflected in our Corporate Governance Guidelines and discussed under Board Composition above, our Board has established a retirement age of 72 for directors. Under that retirement age policy, non-management directors will not be nominated for election for a term that would begin after the director’s 72nd birthday, although the GNC may recommend and the Board may approve the nomination of a non-management director after the age of 72 if, due to special or unique circumstances, it is in the best interests of the Company and its shareholders that the director continue to be nominated for reelection to the Board. One of the Board’s director nominees, Richard B. Payne, Jr., will be age 72 at the time of the Company’s 2020 annual meeting. Consistent with our disclosure made at the time Mr. Payne was initially elected to the

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Board in October 2019, the Board, based on the recommendation of the GNC, determined to nominate Mr. Payne for election at the 2020 annual meeting to serve as a director of the Company in light of the particular skills and experience that he brings to the Board. In determining that Mr. Payne’s nomination is in the best interests of the Company and its shareholders, the Board considered, among other factors, his substantial corporate and commercial banking experience, extensive knowledge of the bank regulatory environment for large financial institutions, and credit expertise. Effective March 1, 2020, Mr. Payne succeeded John D. Baker II as chair of the Credit Committee.

Process for Shareholders to Recommend Individuals for Consideration by the GNC

The GNC will consider an individual recommended by one of our shareholders for nomination as a new director. In order for the GNC to consider a shareholder-recommended nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC# D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, North Carolina 28282. All submissions must include the following information:

•	The shareholder’s name and address and proof of the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

•	Sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and

•	Such individual’s written consent to serve as a director of our Company, if elected.

Our Corporate Secretary will present all shareholder-recommended nominees to the GNC for its consideration. The GNC has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder-recommended nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Communicating with our Board

Shareholders and other interested parties may communicate with our Board, including our Board’s Chair or our non-employee or independent directors as a group, in the following ways:

•	Sending an e-mail to BoardCommunications@wellsfargo.com, or

•	Sending a letter to Wells Fargo & Company, P.O. Box 63750, San Francisco, California 94163.

Additional information about communicating with our directors and our Board’s process for reviewing communications sent to it or its members is provided on our website at https://www.wellsfargo.com/about/corporate/governance.

Director Orientation Process and Continuing Education

New Director Orientation

All new directors on our Board receive an orientation to the Company and training that is individually tailored, taking into account the director’s experience, background, education and committee assignments. Our new director orientation program is led by members of senior management, in consultation with the Chair of our Board and each of our new directors, and covers a review of our business groups, strategic plan, financial statements and policies, risk management framework and significant risks, regulatory matters, corporate governance and key policies and practices (including our Code of Ethics and Business Conduct), as well as the roles and responsibilities of our directors. Orientation sessions are typically held in-person and also may include specific site visits.

Ongoing Director Training

The Board and its committees participate in and receive various forms of training and education throughout the year, including business update sessions; management presentations on the Company’s businesses, services, and products; and information on industry trends, regulatory developments, best practices, and emerging risks in the financial services industry. Other educational and reference materials on governance, regulatory, risk, and other relevant topics are regularly included in Board and committee meeting materials and maintained in an electronic library available to directors.

Continuing Director Education

We also encourage our directors to attend outside director and other continuing education programs and make available to directors information on director education programs that might be of interest on developments in our industry, corporate governance, regulatory requirements and expectations, the economic environment, or other matters relevant to their duties as a director of our Company.

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Corporate Governance

Director Independence

Our Corporate Governance Guidelines provide that a significant majority of the directors on our Board, and all members of the Audit Committee, Governance and Nominating Committee, Human Resources Committee, and Risk Committee must be independent under applicable independence standards. Each year our Board affirmatively determines the independence of each director and each nominee for election as a director. Under New York Stock Exchange (NYSE) rules, in order for a director to be considered independent, our Board must determine that the director has no material relationship with our Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with our Company). To assist our Board in making its independence determinations, our Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines. These Director Independence Standards consist of the NYSE’s “bright line” standards of independence as well as additional standards, known as categorical standards of independence, adopted by our Board. The Director Independence Standards are available on our website at: https://www.wellsfargo.com/about/corporate/governance.

Based on the Director Independence Standards, our Board considered information in early 2020 regarding banking and financial services, commercial, charitable, familial, and other relationships between each director and director nominee, his or her respective immediate family members, and/or certain entities affiliated with such directors, director nominees, and immediate family members, on the one hand, and our Company, on the other, to determine the director’s or director nominee’s independence. After reviewing the information presented to it and considering the recommendation of the GNC, our Board determined that, except for Charles W. Scharf, who is a Wells Fargo employee, all current directors and director nominees (Steven D. Black, John D. Baker II, Celeste A. Clark, Theodore F. Craver, Jr., Wayne M. Hewett, Donald M. James, Maria R. Morris, Charles H. Noski, Richard B. Payne, Jr., Juan A. Pujadas, Ronald L. Sargent, and Suzanne M. Vautrinot) are independent under the Director Independence Standards, including the NYSE “bright line” standards of independence. John D. Baker II, a current director, is not standing for re-election and will retire from our Board at the 2020 annual meeting. Our Board determined, therefore, that 11 of our Board’s 12 director nominees are independent. The Board previously determined that Karen B. Peetz was an independent director prior to her retirement from our Board in April 2019 and each of Elizabeth A. Duke and James H. Quigley was an independent director prior to their resignation from our Board in March 2020.

In connection with making its independence determinations, our Board considered the following relationships, as well as the relationships with a director nominee described under Related Person Transactions, under the Director Independence Standards and determined that all of these relationships satisfied the NYSE “bright line” standards of independence and were immaterial under our Board’s categorical standards of independence:

Banking and Financial Services Relationships

Our Company’s banking and other subsidiaries had ordinary course banking and financial services relationships in 2019 with certain of our directors and director nominees, some of their immediate family members, and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms as those available at the time for comparable transactions with persons not affiliated with our Company and complied with applicable banking laws.

Business Relationships

The spouse of a sibling of Wayne M. Hewett is affiliated with an entity which has ordinary course business relationships with the Company. The aggregate amount of payments made by our Company to this entity did not exceed 1% of that entity’s or our Company’s 2019 consolidated gross revenues.

Other Relationships

Theodore F. Craver, Jr. has an outstanding pension balance with an aggregate actuarial present value of approximately $519,000 earned from his prior employment with First Interstate Bancorp, which employment ended when First Interstate was acquired by legacy Wells Fargo in April 1996. Elizabeth A. Duke has outstanding pension and supplemental retirement plan balances with an aggregate actuarial present value of approximately $173,000 earned from her prior employment with SouthTrust Corporation and its successor, Wachovia Corporation, which employment ended in 2005. Our Company assumed these pre-existing obligations under the applicable plans following the Wachovia merger at the end of 2008. No additional service-based contributions or accruals will be made to any of these plan balances. Payment of the plan balances is not conditioned on any future service or performance by Mr. Craver or Ms. Duke and are currently being made in accordance with the applicable plan documents.

32	Wells Fargo & Company

Corporate Governance

Our Board and its Committees

Our Board’s Role in Risk Oversight

Wells Fargo manages a variety of risks that can significantly affect our financial performance and our ability to meet the expectations of our customers, shareholders, regulators, and other stakeholders.

Risk Is Part of Our Business Model

The Company measures and manages risk as part of our business, including in connection with the products and services we offer to our customers. The risks we take include financial and non-financial risks.

Risk Profile

The Company monitors and the Board oversees the Company’s risk profile, which is an assessment of aggregate risks associated with our size, business mix, and the external environment in which we operate.

Risk Appetite

Management defines and the Board approves the Company’s risk appetite, which is the amount of risk the Company is comfortable taking given its current level of resources. Risk appetite boundaries are set within the Company’s risk capacity, or the maximum level of risk that the Company could assume given its current level of resources before triggering regulatory and other constraints on its capital and liquidity needs.

Risk and Strategy

Our CEO drives the strategic planning process, which identifies the Company’s most significant opportunities and challenges, develops options to address them, and evaluates the risks and trade-offs of each, and articulates the resulting decisions in the form of a Company-wide strategic plan. The Company’s risk profile, risk capacity, risk appetite, and risk management effectiveness (e.g., the holistic measure of the quality and effectiveness of the Company’s risk management activities, including the functional or programmatic use of controls and capabilities to manage risks) are considered in the strategic planning process.

Risk and Culture

Every employee has a role to play in managing risk at Wells Fargo because risk is everyone’s responsibility. The Board also holds management accountable for establishing and maintaining the right risk culture and effectively managing risk. See the Performance Management and Compensation section of this proxy statement for additional information on the ways in which performance evaluations and incentive compensation decisions are tied to, and take into account, effective risk management. The Board, through its Human Resources Committee, plays an important role in overseeing the Company’s performance management and incentive compensation programs.

Risk Management Framework

The Board’s Risk Committee annually reviews and approves our risk management framework and oversees its implementation, including the processes established by management to identify, measure, monitor, and manage risks. It also monitors the Company’s adherence to its risk appetite. In addition, the Risk Committee oversees Independent Risk Management and the appointment, performance, and replacement of the Chief Risk Officer who reports functionally to the Risk Committee and administratively to the CEO.

The Company’s risk management framework sets forth the core principles on how the Company seeks to manage and govern its risk. Many Company policies and documents anchor to the risk management framework’s core principles.

Within our risk operating model, the Company has three lines of defense: (1) the front line, which is composed of business groups and certain activities of enterprise functions; (2) Independent Risk Management; and (3) Internal Audit. Our risk operating model creates necessary interaction, interdependencies, and ongoing engagement among the three lines of defense.

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Corporate Governance

Risk Governance

Role of the Board and Board Committee Structure

The Board oversees the Company’s business, including its risk management. The Board assesses management’s performance, provides credible challenge, and holds management accountable for maintaining an effective risk management program and for adhering to risk management expectations.

The Board carries out its risk oversight responsibilities directly and through the work of its seven standing committees, including its Risk Committee. All of these committees report to the full Board about committee activities, including risk oversight matters and are comprised solely of independent directors. Each Board committee has defined authorities and responsibilities for primary oversight of specific risks, as outlined in its charter, and works closely with management to understand and oversee our Company’s key risk exposures. Additional information about our risk management, as well as the risk oversight responsibilities of each of our Board committees, including the Risk Committee, is described in the Financial Review—Risk Management section in our Annual Report on Form 10-K for the year ended December 31, 2019 and under Committees of our Board in this proxy statement.

As part of our Board’s and its committee’s annual self-evaluation process, our Board’s committees annually review their respective charters in light of regulatory expectations, best practices, changes in the Company’s strategy, risk appetite, and identified enterprise risks, updates to our Company’s risk management framework, and director and committee feedback. As a result of its continuing review of committee responsibilities and oversight of risks, the Board has enhanced the risk oversight responsibilities of various Board committees and will continue to review their oversight responsibilities as part of its annual self-evaluation process.

The Board believes that its Board leadership structure with separate CEO and independent Chair roles has the effect of enhancing our Board’s risk oversight because of the independent Chair’s involvement in risk oversight matters, including through the Board agenda planning process. The Board also believes that Mr. Scharf’s experience and leadership of the Company’s business, including strategy aligned with risk, significantly contributes to our Board’s understanding and appreciation of risk issues.

Management Committee Structure

The Company also has established management committees, including those focused on risk, that support management in carrying out its governance and risk management responsibilities. Certain management-level governance committees are decision-making bodies that operate for a particular purpose and are overseen directly by and/or report to a Board committee. The Enterprise Risk and Control Committee (ERCC) is a management-level governance committee that is chaired by the Chief Risk Officer and governs the management of all risk types, including financial and non-financial risks. The ERCC receives information about risk and control events, addresses escalated risks and issues, actively oversees risk control, and provides regular updates to the Risk Committee regarding current and emerging risks and management’s assessment of the effectiveness of the Company’s risk management program.

Board Oversight of Cyber Risk

Information security is a significant operational risk for financial institutions such as Wells Fargo, and includes the risk resulting from unauthorized access, use, disclosure, disruption, modification, or destruction of information or information systems. The Board is actively engaged in the oversight of the Company’s information security risk management and cyber defense programs. The Board’s Risk Committee has primary oversight responsibility for information security risk and approves the Company’s information security program, which includes the information security policy and the cyber defense program. The Risk Committee formed a Technology Subcommittee to assist it in providing oversight of technology, information security, and cybersecurity risks as well as data management risk. The Technology Subcommittee reviews and recommends to the Risk Committee for approval any significant supporting information security risk (including cyber security risk), technology risk, and data management risk programs and/or policies, including the Company’s data management strategy. The Technology Subcommittee reports to the Risk Committee and both provide updates to the full Board.

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Corporate Governance

Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors also are expected to attend each annual shareholders’ meeting. All of our current directors, with the exception of Charles W. Scharf, Richard B. Payne, Jr., and Charles H. Noski who joined our Board after April 2019, attended our Company’s 2019 annual shareholders’ meeting.

Our Board held 15 meetings during 2019. Attendance by our Board’s current directors at meetings of our Board and its committees (including subcommittees) averaged 98% during 2019. Each current director who served as a director during 2019 attended at least 75% of the total number of 2019 meetings of our Board and committees on which he or she served. Our Board met in executive session without management present during 12 of its 2019 meetings. As described in Strong Independent Board Leadership, the independent Chair of our Board chairs executive sessions of the non-management and independent directors. During 2019, our former independent Chair, Elizabeth A. Duke, chaired each of the executive sessions of the non-management and independent directors. Mr. Noski, our current independent Chairman, now chairs all such executive sessions.

Committees of our Board

Our Board has established seven standing committees: Audit, Corporate Responsibility, Credit, Finance, Governance and Nominating, Human Resources, and Risk. Our Board’s committees act on behalf of the Board and report on their activities to the entire Board. The Board appoints the members and chair of each committee based on the recommendation of the GNC.

Over the last few years, the Board has reviewed, clarified, and enhanced Board committee oversight responsibilities through amendments to Board committee charters in order to restructure the Board’s oversight activities and enhance its oversight of risk, including conduct risk, compliance risk, operational risk, information security/cyber risk, and technology risk.

In connection with the GNC’s and the Board’s annual review of committee member assignments and chair positions, the GNC considers best practices with respect to committee refreshment and committee chair rotations. All of the Board’s seven standing Board committees have new chairs since January 2017. The GNC also reviews a director qualifications and experience matrix for each Board committee to assist it in evaluating the collective experience of directors on each committee in light of the particular committee’s oversight responsibilities. The collective qualifications and experience of directors on each committee are reflected in the charts under Board Committee Composition and Oversight Responsibilities below.

The Board has adopted a charter for each standing Board committee that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. In its discretion each committee may form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee annually reviews and assesses its charter’s adequacy and reviews its performance, and also is responsible for overseeing reputation risk related to its responsibilities. Committees may recommend charter amendments at any time, and our Board must approve any recommended charter amendments. Additional information about our Board’s seven standing committees, including their key responsibilities, appears below and a current copy of each committee’s charter is available on our website at: https://www.wellsfargo.com/about/corporate/governance.

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The following table provides current membership information for each of our Board’s standing committees.

Name(1)	AC	CRC	Credit	Finance	GNC	HRC	Risk

John D. Baker II	•		•	•

Celeste A. Clark		Chair	•		•

Theodore F. Craver, Jr.	•			Chair

Wayne M. Hewett		•				•	•

Donald M. James				•	Chair	•

Maria R. Morris						•	Chair

Charles H. Noski(2)	Chair				•

Richard B. Payne, Jr.(3)			Chair

Juan A. Pujadas			•	•			•

Ronald L. Sargent(4)	•				•	Chair

Suzanne M. Vautrinot		•	•				•

Number of Members	4	3	5	4	4	4	4

• = Member

(1)	Steven D. Black is a nominee who does not currently serve on our Board or any of its committees.

(2)	Effective March 1, 2020, Mr. Noski became a member of the GNC. Effective March 8, 2020, Mr. Noski succeeded James H. Quigley as chair of the Audit Committee.

(3)	Effective March 1, 2020, Mr. Payne succeeded John D. Baker II, who will retire from our Board at the 2020 annual meeting, as chair of the Credit Committee.

(4)	Effective February 1, 2020, Mr. Sargent ceased to be a member of the CRC.

Other Special Purpose Board Committees

From time to time, the Board may form special purpose committees to which each board may delegate responsibility for oversight of particular matters.

Compensation Committee Interlocks and Insider Participation

Current directors Wayne M. Hewett, Donald M. James, Maria R. Morris, and Ronald L. Sargent and former director Karen B. Peetz served as members of the HRC during 2019. During 2019, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served in 2019 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. As described under Related Person Transactions, some HRC members had banking or financial services transactions in the ordinary course of business with our banking and other subsidiaries.

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Board Committee Composition and Oversight Responsibilities

Risk Committee Maria R. Morris, Chair	Members: Morris (Chair) Hewett	Pujadas Vautrinot	Number of meetings in 2019: 10 (includes 1 joint meeting with Audit Committee)

Primary Responsibilities:

•	Approves and oversees our company-wide risk management framework and structure, including through the approval of the risk management framework which outlines our Company’s approach to risk management and the policies, processes, and governance structures necessary to execute the risk management program, and approves the framework and policies for managing our major risks;

•	Oversees the Independent Risk Management function and the performance of the Chief Risk Officer, approves the appointment and compensation of the Chief Risk Officer, and monitors the effectiveness of our company-wide independent risk management program;

•	Annually recommends to our Board, and monitors adherence to, our risk appetite, and reviews our aggregate company-wide risk profile and its alignment with our strategy and risk appetite;

•	Oversees operational risk, compliance risk (including annual compliance plan), financial crimes risk (Bank Secrecy Act/Anti-Money Laundering), information security (including cyber security) risk, technology risk, and data management risk, and approves significant supporting operational risk, compliance, financial crimes, information security, technology, and data management programs and/or policies, including our business resiliency and compliance risk management programs and third party risk management policy;

•	Oversees our company-wide risk culture and conduct risk; and

•	Oversees liquidity and funding risks, and risks associated with acquisitions and significant new business or strategic initiatives.

Formed Compliance Subcommittee and Technology Subcommittee: The Risk Committee formed two subcommittees which report to the Risk Committee and began meeting in January 2018.

•	The Risk Committee delegated oversight for compliance risk to a Compliance Subcommittee which met 12 times in 2019.

•	The Risk Committee delegated oversight for technology, information security/cyber, and data management risk to a Technology Subcommittee which met 14 times in 2019.

Independence: Our Board has determined that each member of the Risk Committee is independent, as independence is defined by NYSE rules.

Risk Expertise: The Federal Reserve’s Enhanced Prudential Standards for large U.S. bank holding companies require at least one member of the Risk Committee to have experience identifying, assessing, and managing risk exposures of large financial firms. Our Board has determined, in its business judgment, that two members (Morris and Pujadas) have large financial institution risk management experience. In addition, other members of the Risk Committee bring additional risk management experience in specific areas, including technology/cyber (Pujadas and Vautrinot), and operations (Hewett).

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Corporate Governance

Audit Committee Charles H. Noski, Chair	Members: Noski (Chair) Baker	Craver Sargent	Number of meetings in 2019: 12 (includes 1 joint meeting with Risk Committee)

Primary Responsibilities:

•	Assists our Board in fulfilling its responsibilities to oversee the integrity of our financial statements and the adequacy and reliability of disclosures to our shareholders, including our internal control over financial reporting;

•	Selects and evaluates our independent auditor, including its qualifications and independence and approves all audit engagement fees and terms and all non-audit engagements of the independent auditor and engagement fees of any other external auditor for additional required audit, review or attest services;

•	Approves the appointment and compensation of our Company’s Chief Auditor and oversees the performance of the Chief Auditor and the internal audit function;

•	Assists the Board and the Risk Committee in the oversight of compliance with regulatory and legal requirements, including review of regulatory examination reports and communications; and

•	Oversees our regulatory and risk reporting disclosure control framework for data.

Independence: Our Board has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined by NYSE and SEC rules.

Financial Expertise: Our Board has determined, in its business judgment, that all current members of the Audit Committee listed above are financially literate as required by NYSE rules and each current Audit Committee member (John D. Baker II, Theodore F. Craver, Jr., Charles H. Noski, and Ronald L. Sargent) qualifies as an “audit committee financial expert” as defined by SEC regulations. No Audit Committee member may serve on the audit committee of more than two other public companies.

Corporate Responsibility Committee (CRC) Celeste A. Clark, Chair	Members: Clark (Chair) Hewett	Vautrinot	Number of meetings in 2019: 4

Primary Responsibilities:

•	Oversees our Company’s policies, programs, and strategies regarding social responsibility matters of significance to our Company and the public at large, including our Company’s community development and reinvestment activities and performance, fair and responsible lending, support of charitable organizations, and policies and programs related to environmental sustainability and human rights;

•	Oversees our Company’s government relations and public advocacy policies and programs and at least annually receives reports from management on political and lobbying activities, including payments made to trade associations by Wells Fargo;
•	Monitors our Company’s relationships with external stakeholders regarding significant social and public responsibility matters, as well as the Company’s reputation with its stakeholders; and

•	Receives reports and updates from management on significant social and public responsibility matters of interest to our Company and its stakeholders, metrics relating to our Company’s brand and stakeholder perception of our Company, and strategies for enhancing our Company’s reputation among its stakeholders.

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Corporate Governance

Governance and Nominating Committee (GNC) Donald M. James, Chair	Members: James (Chair) Clark	Noski Sargent	Number of meetings in 2019: 8

Primary Responsibilities:

•	Assists our Board by identifying individuals qualified to become Board members and recommends to our Board nominees for director and committee leadership and membership;

•	Reviews and assesses our governance practices and the adequacy of our Corporate Governance Guidelines;

•	Oversees an annual evaluation of the performance of our Board and its committees;

•	Recommends to our Board a determination of each non-employee director’s “independence” under applicable rules and guidelines;
•	Reviews director compensation and recommends any changes for approval by our Board; and

•	Oversees our Company’s engagement with shareholders and other interested parties concerning governance matters and works with our Board’s other committees in connection with shareholder engagement on matters subject to the oversight of such other committees.

Independence: Our Board has determined that each member of the GNC is independent, as independence is defined by NYSE rules.

Human Resources Committee (HRC) Ronald L. Sargent, Chair	Members: Sargent (Chair) Hewett	James Morris	Number of meetings in 2019: 17

Primary Responsibilities:

•	Approves our Company’s compensation philosophy and principles, and discharges our Board’s responsibilities relating to our Company’s overall compensation strategy and the compensation of our executive officers;

•	Oversees our Company’s incentive compensation risk management program and practices for senior executives and employees in a position, individually or collectively, to expose our Company to material financial or reputational risk;

•	Evaluates the CEO’s performance and approves and recommends the CEO’s compensation to our Board for ratification and approval and approves compensation for our other executive officers and any other officers or employees as the HRC determines appropriate;

•	Oversees human capital management, including performance management, talent management, and succession planning, diversity and inclusion initiatives and results, and pay equity reviews and results;

•	Oversees our Company’s culture, including management’s efforts to foster a culture of ethics throughout our Company;

•	Oversees our Company’s Code of Ethics and Business Conduct and ethics, business conduct, and conflicts of interest program;
•	Oversees actions taken by our Company regarding shareholder approval of executive compensation matters, including advisory votes on executive compensation; and

•	Has the sole authority to retain or obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor to the HRC, and evaluates the independence of its advisors in accordance with NYSE rules.

The HRC may delegate certain of its responsibilities to one or more HRC members or to designated members of senior management or committees. The HRC has delegated authority to the Head of Human Resources and the Director of Compensation and Benefits for the administration of our Company’s benefit and compensation programs; however, the HRC generally has sole authority relating to incentive compensation plans applicable to executive officers, the approval of awards under any equity-based plans or programs and material amendments to any benefit or compensation plans or programs.

Independence: Our Board has determined that each member of the HRC is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is independent, as independence for compensation committee members is defined by NYSE rules.

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Corporate Governance

Credit Committee Richard B. Payne, Jr., Chair	Members: Payne (Chair) Baker Clark	Pujadas Vautrinot	Number of meetings in 2019: 4

Primary Responsibilities:

•	Monitors and reviews the performance and quality of, and the trends affecting our credit portfolios;

•	Oversees the effectiveness and administration of the credit risk management components of our risk management framework and credit policies, including the organizational structure of Risk Asset Review (RAR), RAR’s examination of our Company’s credit portfolios, processes, and practices, our Company’s adherence to credit risk appetite metrics, and credit risk aggregation and concentration limits;
•	Reviews management’s assessment of the appropriateness of the allowance for credit losses, including the methodology and governance supporting the allowance for credit losses; and

•	Reviews and approves other credit-related activities as it deems appropriate or that are required to be approved by law or regulation, including the review of our Company’s net credit loss forecast, credit stress testing framework and related stress test results.

Finance Committee Theodore F. Craver, Jr., Chair	Members: Craver (Chair) Baker	James Pujadas	Number of meetings in 2019: 7

Primary Responsibilities:

•	Oversees the administration and effectiveness of financial risk management policies and processes used to assess and manage market risk, interest rate risk, and investment risk;

•	Reviews our Company’s capital levels relative to budgets and forecasts as well as our Company’s risk profile, approves our Company’s capital management and stress-testing policies, and oversees the administration and effectiveness of our Company’s capital management and planning activities;

•	Reviews our Company’s financial plan and financial and investment performance, and recommends to our Board the declaration of common stock dividends, the repurchase of securities, and the approval of significant capital expenditures; and

•	Oversees resolution and recovery planning.

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Corporate Governance

Director Compensation

The table below provides information on 2019 compensation for our non-employee directors. Mr. Scharf is an employee director and does not receive separate compensation for his Board service. In addition, Timothy J. Sloan and C. Allen Parker each served as an employee director during a portion of 2019 and did not receive separate compensation for his Board service. Our Company reimburses directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. Additional information on our director compensation program follows the table.

2019 Director Compensation Table

Name(1) (a)	Fees Earned or Paid in Cash ($)(2)(3)(b)	Stock Awards ($)(4)(c)	Option Awards ($)(5)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($)(6)(g)	Total ($)(h)
John D. Baker II	168,000	180,025	—	—	—	5,000	353,025
Celeste A. Clark	157,833	180,025	—	—	—	—	337,858
Theodore F. Craver, Jr.	180,000	180,025	—	—	—	—	360,025
Elizabeth A. Duke	455,000	180,025	—	—	—	—	635,025
Wayne M. Hewett	183,790	240,051	—	—	—	—	423,841
Donald M. James	196,000	180,025	—	—	—	—	376,025
Maria R. Morris	273,333	180,025	—	—	—	—	453,358
Charles H. Noski	67,750	165,036	—	—	—	—	232,786
Richard B. Payne, Jr.	23,847	105,024	—	—	—	—	128,871
Karen B. Peetz	67,111	—	—	—	—	—	67,111
Juan A. Pujadas	201,065	180,025	—	—	—	—	381,089
James H. Quigley	245,000	180,025	—	—	—	—	425,025
Ronald L. Sargent	214,000	180,025	—	—	—	—	394,025
Suzanne M. Vautrinot	169,167	180,025	—	—	—	—	349,191

(1)	Ms. Peetz retired as a director effective April 23, 2019, the date of our 2019 annual meeting. Ms. Duke and Mr. Quigley resigned as directors on March 8, 2020.

(2)	Includes fees earned, whether paid in cash or deferred, for service on our Company’s Board in 2019 (including any such amounts paid in 2020) as described under Cash Compensation. Also includes fees paid to non-employee directors who serve on the board of directors of Wells Fargo Bank, National Association (WFBNA), a wholly owned subsidiary of our Company, or are members of one or more special purpose committees. Messrs. Craver, Payne, and Pujadas and Ms. Morris, as current directors of WFBNA, Mr. Quigley as a former director of WFBNA during 2019 and until March 2020, and Ms. Peetz as a former director of WFBNA from January 2019 to April 2019, received an annual cash retainer of $10,000, payable quarterly in arrears, and a fee of $2,000 for any separate meeting of the WFBNA Board not held concurrently with a Company Board or committee meeting. In 2019, all except two WFBNA Board meetings were held concurrently with a Company Board meeting. A fee of $2,000 was paid for certain special purpose committee meetings attended which were not held concurrently with a Company Board or committee meeting.

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Corporate Governance

(3)	Includes fees earned in 2019 but deferred at the election of the director. The following table shows the number of stock units credited on a quarterly basis to our non-employee directors under our deferral program for deferrals of 2019 cash compensation paid quarterly in arrears and the grant date fair value of those stock units based on the closing price of our common stock on the date of deferral:

Name	Stock Units (#)	Grant Date Fair Value ($)
John D. Baker II	799.0166	$39,000
	901.6565	$43,000
	835.7114	$41,000
	836.4312	$45,000
Celeste A. Clark	729.8709	$35,625
	686.7268	$32,750
	667.5499	$32,750
	608.7361	$32,750
Elizabeth A. Duke	696.5786	$34,000
	754.8752	$36,000
	611.4961	$30,000
	557.6208	$30,000
Wayne M. Hewett	405.0432	$19,770
	532.0822	$25,375
	435.6910	$21,375
	471.6543	$25,375
Charles. H. Noski	—	—
	172.9922	$8,250
	626.7835	$30,750
	534.3866	$28,750
Richard B. Payne, Jr.	—	—
	—	—
	—	—
	443.2485	$23,847
Ronald L. Sargent	1085.8431	$53,000
	1153.2816	$55,000
	998.7770	$49,000
	1059.4796	$57,000

(4)	We granted 3,802 shares of our common stock to each non-employee director elected at the 2019 annual meeting of shareholders on April 23, 2019. Prior to the 2019 annual meeting, we granted 1,260 shares to Mr. Hewett upon his election to the Board effective January 7, 2019. In addition, we granted 3,707 shares to Mr. Noski upon his election to the Board effective June 3, 2019 and 2,117 shares to Mr. Payne upon his election to the Board effective October 17, 2019. The grant date fair value of each award is based on the number of shares granted and the NYSE closing price of our common stock on April 23, 2019, January 7, 2019, June 3, 2019, and October 17, 2019, respectively.

(5)	The table below shows for each non-employee director with outstanding options, the aggregate number of shares of our common stock underlying unexercised options at December 31, 2019. All options were fully exercisable at December 31, 2019. Directors who are not reflected in the table below do not hold any outstanding options with respect to our common stock.

Name	Number of Securities Underlying Unexercised Options
John D. Baker II	7,570
Donald M. James	7,570

(6)	The amount under “All Other Compensation” for Mr. Baker represents a Company matching contribution during 2019 under our Company’s charitable matching contribution program, which for 2019 matched charitable donations to qualified schools and educational institutions of up to $5,000 per year, on a dollar-for-dollar basis, per employee and per non-employee director of our Company. The director charitable matching contribution program was discontinued effective June 30, 2019.

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Corporate Governance

Structure of our Director Compensation Program

The GNC and the Board review the director compensation program annually. No changes have been made to the annual cash retainer since 2007 and the annual equity award amount since 2015.

Cash Compensation

The following table shows the components of cash compensation paid to non-employee directors in 2019. Cash retainers and fees are paid quarterly in arrears. Directors who join the Board during the year receive a prorated annual cash retainer.

2019 Component	Amount ($)
Annual Cash Retainer	75,000
Annual Independent Chairman Retainer[1]	250,000
Annual Independent Vice Chairman Retainer[2]	100,000
Annual Committee Chair Fees
Each of Audit and Risk Committee	40,000
Each of CRC, Credit Committee, Finance Committee, GNC and HRC	25,000
Regular or Special Board or Committee/Subcommittee Meeting Fee[3]	2,000

(1)	The Company’s independent Chair receives a $250,000 annual retainer, in lieu of any committee chair fee the Chair might otherwise receive.

(2)	The Company’s independent Vice Chairman (if any) would receive a $100,000 annual retainer, in lieu of any committee chair fee the Vice Chairman might otherwise receive.

(3)	Includes standing committee meetings as well as special purpose committee meetings not held concurrently with or immediately prior to or following a Company Board or committee/subcommittee meeting. Effective March 1, 2019, our Board and the GNC approved the payment of meeting fees for subcommittees.

WFBNA directors receive an additional $10,000 annual cash retainer. The Chair of WFBNA Board’s Regulatory Compliance Oversight Committee (RCOC), to which each of WFBNA’s board of directors and the Company’s Board have delegated oversight of compliance with various regulatory consent orders, also receives an RCOC Chair fee of $25,000.

Equity Compensation

For 2019, each non-employee director elected to our Board at our Company’s annual meeting of shareholders received on that date an award of Company common stock having a value of $180,000. Each non-employee director who joins our Board as of any other date receives, as of such other date, an award of Company common stock having a value of $180,000 prorated to reflect the number of months (rounded up to the next whole month) until the next annual meeting of shareholders. The dollar value of each stock award is converted to a number of shares of Company common stock using the closing price on the grant date, rounded up to the nearest whole share.

Deferral Program

A non-employee director of our Company or WFBNA may defer all or part of his or her cash compensation and stock awards. Cash compensation may be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2019 on interest-bearing accounts was 2.91%. Stock awards may be deferred only into common stock units with dividends reinvested. Deferred amounts are paid either in a lump sum or installments as elected by the director.

Stock Ownership Policy

Our Board has adopted a director stock ownership policy that each non-employee director, within five years after joining our Board, own shares of our common stock having a value equal to five times the annual cash retainer, and maintain at least that ownership level while a member of our Board and for one year after service as a director ends. Each director who has been on our Board for five years or more exceeded this ownership level as of December 31, 2019, and each director who has served less than five years is on track to meet this ownership level.

GNC Use of Compensation Consultant

The GNC is authorized to retain and obtain advice of legal, accounting, or other advisors at our expense without prior permission of management or our Board. The GNC retained FW Cook, a nationally recognized compensation consulting firm, to provide independent advice on non-employee director compensation matters for 2019. FW Cook compiles compensation data for the financial services companies the GNC considers our Labor Market Peer Group (which is the same peer group used to evaluate our Company’s executive compensation program) from time to time, and reviews with the GNC our Company’s non-employee director compensation program generally and in comparison to those of our Labor Market Peer Group. FW Cook also advises the GNC on the reasonableness of our non-employee director compensation levels compared to our Labor Market Peer Group.

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Information About Related Persons

Related Person Transactions

Lending and Other Ordinary Course Financial Services Transactions

During 2019, some of our executive officers, directors (including certain of our HRC members) and director nominees, and each of the persons we know of that beneficially owned more than 5% of our common stock on December 31, 2019 (Warren E. Buffett/Berkshire Hathaway Inc., BlackRock, Inc., and The Vanguard Group), and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit and/or other banking or financial services transactions with our banking and other subsidiaries in the ordinary course of business, including deposit and treasury management services, brokerage, investment advisory, capital markets, and investment banking transactions. All of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to our Company, and did not involve more than the normal risk of collectability or present other unfavorable features. In the ordinary course of business, we also sell or purchase other products and services, including the purchase of insurance products and aviation services, from Berkshire Hathaway and its affiliates and the purchase of investment management technology products and advisory services from BlackRock and its affiliates. We and our customers also may invest in mutual funds, exchange traded funds and other products affiliated with BlackRock and Vanguard in the ordinary course of business. All of these transactions were entered into on an arms’ length basis and under customary terms and conditions.

Relocation Program

Prior to July 30, 2002, Wells Fargo had a relocation program for executives who relocated at our request and were eligible to receive a first mortgage loan (subject to applicable lending guidelines) from Wells Fargo Home Lending on the same terms as those available to our employees, which terms included waiver of the loan origination fee. Certain participants also were eligible to receive a mortgage interest subsidy on the first mortgage loan of up to 25% of the executive’s annual base salary, payable over a period of not less than the first three years of the first mortgage loan, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. This relocation program was revised effective as of July 30, 2002 to eliminate the provision of such loan benefits in the future for executive officers in compliance with the requirements under the Sarbanes-Oxley Act of 2002.

We currently have an interest-free loan outstanding under this prior relocation program to one of our executive officers. In 2011 and prior to his becoming an executive officer during 2019, we made a loan in the original amount of $275,000 at a zero percent interest rate to Derek A. Flowers, our current Head of Strategic Execution and Operations, in connection with his relocation. The highest principal balance of the loan during 2019 and balance as of December 31, 2019 were $275,000. No principal and interest were paid on the loan during 2019. The loan was repaid in full in the first quarter of 2020.

Family and Other Relationships

Since 1986, our Company has employed Mary T. Mack’s sister, Susan T. Hunnicutt, who is currently a Wholesale Banking relationship manager. In 2019, Ms. Hunnicutt received compensation of approximately $327,000. Since 2015, our Company has employed Richard D. Levy’s son-in-law, Matthew T. Bush, who is currently a Technology relationship manager in our Information Security group. Mr. Levy is retiring from the Company on March 31, 2020. In 2019, Mr. Bush received compensation of approximately $170,000. Since 2017, the Company has employed Steven D. Black’s sister-in-law, Laine Murdock, who is currently an employee in our Marketing group. In 2019, Ms. Murdock received compensation of approximately $131,000. Since 2015, Wells Fargo also has employed a relative of Mr. Black who is not an “immediate family member” for purposes of the SEC’s related person transaction rules. We established the compensation paid to each of these employees in 2019 in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, each of these employees also received employee benefits generally available to all of our employees. Each of these employees is in a non-strategic business line or enterprise function role, is not an executive officer of our Company, and does not directly report to an executive officer of our Company.

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Information About Related Persons

In 2010, our Board, based on the recommendation of the GNC, agreed as a matter of policy to strongly discourage our Company’s hiring of any immediate family members of current directors.

Related Person Transaction Policy and Procedures

Our Board has adopted a written policy and procedures for the review and approval or ratification of transactions between our Company and its related persons and/or their respective affiliated entities. We refer to this policy and procedures as our Related Person Policy. “Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.

Except as described below, the Related Person Policy requires either the GNC or Audit Committee, depending upon the related person involved, to review and either approve or disapprove transactions, arrangements, or relationships in which:

•	The amount involved will, or may be expected to exceed $120,000 in any fiscal year;

•	Our Company is, or will be, a participant; and

•	A related person or an entity affiliated with a related person has, or will have a direct or indirect interest.

We refer to these transactions, arrangements, or relationships in the Related Person Policy as “Interested Transactions.” Any potential Interested Transactions that are brought to our Company’s attention are analyzed by our Company’s Legal Department, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute an Interested Transaction requiring compliance with the Related Person Policy. Our Board has determined that the GNC or Audit Committee does not need to review or approve certain Interested Transactions even if the amount involved will exceed $120,000, including the following transactions:

•	Lending and other financial services transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;

•	Employment of a “named executive officer” or of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she was a “named executive officer” and the HRC approved (or recommended that our Board approve) such compensation;

•	Compensation paid to one of our directors if the compensation is reported pursuant to SEC rules in our proxy statement;

•	Transactions with another entity at which a related person’s only relationship with that entity is as a director, limited partner, or beneficial owner of less than 10% of that entity’s ownership interests (other than a general partnership interest);
•	Transactions with another entity at which a related person’s only relationship with that entity is as an employee (other than an executive officer), if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•	Charitable contributions by our Company or a Company-sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as an employee (other than an executive officer) or a director or trustee (other than chairman of the board or board of trustees), if the amount involved (excluding Company matching funds) does not exceed the lesser of $1 million or 2% of such organization’s consolidated gross revenues; and

•	Transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such shareholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

2020 Proxy Statement	45

Information About Related Persons

The GNC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the GNC which involve a director and/or his or her immediate family members or affiliated entities. The Audit Committee approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the Audit Committee that involve our executive officers, holders of more than 5% of our common stock, and/or their respective immediate family members or affiliated entities. Under the Related Person Policy, if it is not feasible to get prior approval of an Interested Transaction, then the GNC or Audit Committee, as applicable, will consider the Interested Transaction for ratification at a future committee meeting. When determining whether to approve or ratify an Interested Transaction, the GNC and Audit Committee will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of our Company, whether the Interested Transaction is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review, approval, or ratification of an Interested Transaction if that director, or his or her immediate family members, or their affiliated entities are involved. The GNC or Audit Committee, as applicable, annually reviews all ongoing Interested Transactions.

46	Wells Fargo & Company

Ownership of Our Common Stock

Directors and Executive Officers

Stock Ownership Requirements and Other Policies

Stock Ownership Requirements

To reinforce the long-term perspective of stock-based compensation and emphasize the relationship between the interests of our directors and executive officers with your interests as shareholders, we require our non-employee directors and our executive officers to own shares of our common stock. Our Board has adopted robust stock ownership policies that apply to our directors and executive officers as summarized in the chart below.

Director Stock Ownership Policy

Requirements

After five years on the Board, each non-employee director must own stock having a value equal to five times the annual cash retainer we pay our directors, and maintain at least that stock ownership level while a member of the Board and for one year after service as a director terminates.

Executive Officer Stock Ownership Policy

Requirements

Until one year following retirement, our executive officers must hold shares equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) acquired upon the exercise of options or vesting of RSRs and Performance Shares, subject to a maximum requirement of ten times the executive officer’s cash salary.

Shares counted toward ownership include shares a non-employee director has deferred pursuant to the Directors Stock Compensation and Deferral Plan (Directors Plan) and any applicable predecessor director compensation and deferral plans, shares (or share equivalents) an executive officer holds in the Company 401(k) Plan, Supplemental 401(k) Plan, Deferred Compensation Plan, Direct Purchase and Dividend Reinvestment Plan, and shares owned by an executive officer’s spouse. Compliance with these stock ownership requirements is calculated annually and reported to the Governance and Nominating Committee (for non-employee directors) or to the Human Resources Committee (for executive officers).

Anti-Hedging Policies

To further strengthen the alignment between stock ownership and your interests as shareholders, our Code of Ethics and Business Conduct requirements prohibit all employees, including our executive officers, and directors from engaging in derivative or hedging transactions involving any Company securities, including our common stock. This hedging prohibition with respect to Company securities applies to any type of transaction in securities that limits investment risk with the use of derivatives, such as options, puts, calls, futures contracts, or other similar instruments.

No Pledging Policy

Our Board has adopted policies which are reflected in our Corporate Governance Guidelines that prohibit our directors and executive officers from pledging Company equity securities as collateral for margin or other similar loan transactions.

2020 Proxy Statement	47

Ownership of Our Common Stock

Director and Executive Officer Stock Ownership Table

The following table shows how many shares of common stock our current directors and nominees for director, our named executives, and all directors, named executives, and executive officers as a group owned on February 24, 2020, and the number of shares they had the right to acquire within 60 days of that date, including restricted share rights (RSRs) and Performance Shares that are scheduled pursuant to the applicable award agreements to vest within 60 days of that date. This table also shows, as of February 24, 2020, the number of common stock units credited to the accounts of our non-employee directors, named executives, and all directors, director nominees, named executives, and executive officers as of that date as a group under the terms of the benefit and deferral plans in which they participate. None of our directors, named executives, or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Ownership(1)
Name	Common Stock Owned(2)(3) (a)	Options Exercisable within 60 days of 2/24/20(4) (b)	Common Stock Units(5)(6) (c)	Total(7) (d)
Non-Employee Directors and Director Nominees
John D. Baker II	52,832	7,570	106,571	166,973
Steven D. Black	—	—	—	—
Celeste A. Clark	4,022	—	7,968	11,990
Theodore F. Craver, Jr.	11,589	—	8,522	20,111
Wayne M. Hewett	101	—	6,996	7,097
Donald M. James	17,160	7,570	91,133	115,863
Maria R. Morris	89	—	8,522	8,611
Charles H. Noski	309	—	5,050	5,359
Richard B. Payne, Jr.	212	—	2,366	2,578
Juan A. Pujadas	9,585	—	—	9,585
Ronald L. Sargent	18,131	—	22,266	40,397
Suzanne M. Vautrinot	2,007	—	17,795	19,802
Named Executives
Charles W. Scharf*	4,019	—	—	4,019
John R. Shrewsberry	482,631	217,804	19,281	719,716
Mary T. Mack	89,928	92,516	—	182,444
Perry G. Pelos	99,876	127,270	62,674	289,820
Saul Van Beurden	—	33,449	—	33,449
Timothy J. Sloan	1,075,396	335,968	40,699	1,452,063
C. Allen Parker	109	144,101	—	144,210
All directors, director nominees, named executives, and executive officers as a group (27 persons)(8)	2,325,866	1,134,234	411,910	3,872,010

*	Mr. Scharf also serves as a director.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group have sole voting and investment power for the applicable shares of common stock shown in the table.

(2)	The amounts shown for named executives and executive officers include shares of common stock allocated to the account of each named executive and executive officer under one or both of the Company’s 401(k) Plan and Stock Purchase Plan as of February 24, 2020.

(3)	For the following directors, named executives, and for all directors, named executives, and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:
•

John D. Baker II, 5,275 shares held in a trust of which he is a co-trustee and in a trust by a partnership in which he is a partner; also includes 25 shares held for the benefit of a family member for which he disclaims beneficial ownership;

•	Theodore F. Craver, Jr., 11,500 shares held in a trust of which he is a co-trustee;
•	Mary T. Mack, 54,083 shares held in a joint account;
•	Charles H. Noski, 235 shares held in a trust of which he is a co-trustee;

48	Wells Fargo & Company

Ownership of Our Common Stock

•	Charles W. Scharf, 3,863 shares held in a joint account;
•	John R. Shrewsberry, 474,419 shares held in a trust of which he is a co-trustee;
•	Timothy J. Sloan, 1,013,869 shares held in a trust of which he is a co-trustee, and 61,527 shares held in a grantor retained annuity trust of which he is a co-trustee;
•	Suzanne M. Vautrinot, 1,901 shares held in a trust of which she is a co-trustee; and
•	All directors, named executives, and executive officers as a group, 1,812,613 shares.

(4)	Includes the following number of RSRs and 2017 Performance Shares (including whole share dividend equivalents credited as of or within 60 days of February 24, 2020) that are scheduled pursuant to the applicable award agreements to vest within 60 days of February 24, 2020, subject to the terms and conditions of the award: Mr. Scharf – No RSRs and no Performance Shares; Mr. Shrewsberry – 16,223 RSRs and 201,581 Performance Shares; Ms. Mack – 14,124 RSRs and 78,392 Performance Shares; Mr. Pelos – 15,280 RSRs and 111,990 Performance Shares; Mr. Van Beurden – 33,449 RSRs and no Performance Shares; Mr. Sloan – No RSRs and 335,968 Performance Shares; Mr. Parker – 50,481 RSRs and 93,620 Performance Shares; and all named executives and executive officers as a group – 173,493 RSRs and 945,601 Performance Shares. The 2017 Performance Shares (including dividend credits) remain subject to forfeiture under the terms and conditions of the awards, and the HRC has delayed payment of the awards as discussed under Compensation Discussion and Analysis – 4. Pay Practices – Performance Shares Outstanding.

(5)	For named executives and executive officers, includes the following whole common stock units credited to their accounts as of February 24, 2020 under the terms of the Supplemental 401(k) Plan and/or Deferred Compensation Plan, which amounts will be paid only in shares of common stock:

Name	Supplemental 401(k) Plan	Deferred Compensation Plan
Charles W. Scharf	—	—
John R. Shrewsberry	10,315	8,966
Mary T. Mack	—	—
Perry G. Pelos	8,148	54,526
Saul Van Beurden	—	—
Timothy J. Sloan	40,699	—
C. Allen Parker	—	—
All named executives and executive officers as a group	71,229	63,492

(6)	For non-employee directors, includes common stock units credited to their accounts as of February 24, 2020 pursuant to deferrals made under the terms of the Directors Plan and predecessor director compensation and deferral plans. All of these units, which are credited to individual accounts in each director’s name, will be paid in shares of our common stock except for 26,341 shares in the aggregate, which will be paid in cash.

(7)	Total does not include the following RSRs and/or target number of Performance Shares (including dividend equivalents credited on that target number as of February 24, 2020) granted under the Company’s Long-Term Incentive Compensation Plan that were not vested as of February 24, 2020, or scheduled pursuant to the applicable award agreements to vest within 60 days after February 24, 2020. Upon vesting, each RSR and Performance Share will convert to one share of common stock. Performance Share amounts are subject to increase or decrease depending upon the Company’s satisfaction of performance criteria and other conditions. The table below does not include 311,787 Performance Shares (including dividend credits) that were granted to Mr. Sloan in February 2019 while he was CEO. Following completion of the compensation process for 2019 performance, the HRC exercised its discretion to cancel this award. See also the Outstanding Equity Awards at Fiscal Year-End table.

Name	RSRs	Performance Shares
Charles W. Scharf	575,762	—
John R. Shrewsberry	32,044	308,243
Mary T. Mack	25,115	210,561
Perry G. Pelos	25,982	232,193
Saul Van Beurden	66,075	31,632
Timothy J. Sloan	7,515	248,278
C. Allen Parker	15,589	118,778
All named executives and executive officers as a group	1,145,314	1,527,391

(8)	One of our executive officers also owns 25 shares of 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L.

2020 Proxy Statement	49

Ownership of Our Common Stock

Principal Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock as of December 31, 2019.

Name and Address of Beneficial Owner(1)(2)(3) (a)	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)(3) (b)	Percent of Common Stock Owned(1)(2)(3) (c)
Warren E. Buffett Berkshire Hathaway Inc. 3555 Farnam Street Omaha, Nebraska 68131	347,604,686	8.4%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	311,751,138	7.37%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	278,802,132	6.6%

(1)	Based on a Schedule 13G/A filed on February 14, 2020 with the SEC by Warren E. Buffett and Berkshire Hathaway Inc., a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 345,688,918 reported shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway. Mr. Buffett reports sole voting and dispositive power over 1,915,768 of the shares.

(2)	Based on a Schedule 13G/A filed on February 12, 2020 with the SEC by The Vanguard Group, Inc., on behalf of itself and certain of its subsidiaries. The Vanguard Group has sole voting power over 5,819,270 of the shares and shared voting power over 1,191,138 of the shares. The Vanguard Group has sole dispositive power over 305,254,014 of the shares and shared dispositive power over 6,497,124 of the shares.

(3)	Based on a Schedule 13G/A filed on February 10, 2020 with the SEC by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. Each of BlackRock and its subsidiaries has sole voting power over 243,850,533 of the shares and shared voting power over none of the shares. Each of BlackRock and its subsidiaries has sole dispositive power over 278,802,132 of the shares and shared dispositive power over none of the shares.

50	Wells Fargo & Company

Human Capital Management

We Are Redefining Parts of Our Culture

Over the last two years, we provided information in our proxy statement about how we were working to strengthen and monitor our culture. We acknowledged that process would take time.

Wells Fargo went through a leadership transition during 2019 and the Board and management are making significant changes to our management, structure, processes, and culture. There are parts of our culture which we seek to preserve and parts that require change. Our CEO, Charlie Scharf, articulated in his letter to shareholders, which accompanies our 2019 annual report, the following changes that we are making to our culture in order to be more effective:

•	We will operate as one company, not a series of decentralized businesses.

•	We will continue to foster a culture of partnership, but we will move past the need for consensus and have open and direct fact-based discussions where we emerge with decisions.

•	We will have a different level of management discipline than we’ve had in the past and will value and expect high quality execution.

•	There will be clear responsibility and accountability.

•	We will judge ourselves based upon our outcomes – not our words.

•	And we will ultimately judge ourselves versus the best as we believe that we should be the best.

In February 2020, Wells Fargo also announced a new organizational model that creates a flatter line of business structure and brings greater focus and provides leaders with clear authority, accountability, and responsibility. We also are making fundamental changes to how we manage our operations with a focus on high quality execution, clear accountability, and operational excellence.

Our Board and Human Resources Committee are overseeing our culture efforts and receive reporting from management on our progress. The Human Resources Committee also oversees our performance management and compensation programs and how those align with our desired culture. More information about those programs is provided below.

We Are Responsible for Leading Our Transformation

All of our employees contribute to Wells Fargo’s transformation by doing what is right, doing it well, and leading with an enterprise mindset. In addition, we all have responsibility for managing risk every day.

We continue to drive enhancements that contribute to our Company’s transformation, including by:

•

Updating our Risk Management Framework, which is a foundational document that provides a clear and concise description of how we expect risk to be managed across the company. It also describes the core principles of managing risk – tied to culture, governance, roles and responsibilities across three lines of defense, tools and programs, and risk types. All employees are now required to take Risk Essentials training annually as part of our focus on risk management and strengthening the risk components of our culture.

•

Incorporating clear expectations for employees in their performance objectives since 2018 in order to provide consistent guidance of our expectations in order to create a more consistent culture. The expectations apply to all employees, regardless of role or location.

2020 Proxy Statement	51

Human Capital Management

New Expectations for All Employees in 2020

Embrace candor	• Say what you mean in the moment • Share clear, honest, direct feedback with your colleagues and managers • Be both direct and respectful
Do what’s right	• Set high standards for being helpful and trustworthy • If you see a problem, take ownership or get support to make things right
Be great at execution

•  Make decisions that benefit clients and shareholders in the long term over any single business in the short term

•  Use data to make decisions

•  Act with a sense of urgency

•  Strive to simplify transactions and end-to-end processes

•  Measure success based on business results and customer/team satisfaction

Learn and grow

•  Embrace challenges with enthusiasm

•  Be tenacious in overcoming obstacles

•  Ask others for feedback; dedicate the time and effort to learn and grow

•  Take personal accountability for understanding and delivering on your goals and commitments

Champion diversity & inclusion

•  Contribute to an inclusive environment where differences are respected

•  Solicit diverse ideas that challenge your thinking

•  Build relationship with customers and colleagues who are different from you

•  Actively help each other succeed

Build high-performing teams (for managers)

•  Set clear performance objectives

•  Provide ongoing, actionable coaching and feedback

•  Reward successful execution

•  Hold people accountable

•  Encourage community involvement through your works and actions

•  Solicit input from your team and take action on feedback and concerns

We Are Committed to Acting With Integrity

We are committed to doing what is right, acting with integrity, and holding ourselves accountable.

Our Code of Ethics and Business Conduct

Our Code of Ethics and Business Conduct provides additional clarity and focus on the ethical behavior we expect of all employees and members of our Board. The Code is supported by underlying policies as well as by interactive online training that all employees complete annually. Members of the Board also acknowledge annually that they have read and understand their obligations under the Code of Ethics and Business Conduct. It is critical for employees to understand our expectations and always do what is right. Employees also need to be comfortable speaking up with no fear of retaliation if they have a concern or see something that does not seem quite right.

52	Wells Fargo & Company

Human Capital Management

Our Non-Retaliation Policy

We learned through employee feedback that some employees were reluctant to raise concerns because of fear of retaliation. We have taken a number of actions to improve this situation, including enhancing our EthicsLine process. Our Speak Up and Non-Retaliation Policy requires all employees to adhere to the Code of Ethics and Business Conduct and supporting policies, recognize unethical behavior, and report suspected unethical or illegal conduct. The policy also sets additional expectations for managers to guard against retaliatory conduct, watch for signs of retaliation, and report any conduct that may violate policies.

We Are Listening to Our Employees

Employee feedback has been essential in helping enhance our culture and improve the employee experience. Employees have shared their voices in a number of ways, including surveys, town halls, and two-way dialogue on our intranet and internal social media platforms.

Team Member Listening Program

Our continuous listening program monitors employee engagement and experience and includes collecting feedback from employees through pulse surveys, focus groups, company-wide assessments and surveys, and confidential exit surveys and interviews. The following are among the many ways that enable employees to voice their opinions and us to gain valuable insights.

•	Company-wide surveys – An annual opportunity for employees to share opinions about working for Wells Fargo

•

CEO Town Halls – CEO Charlie Scharf holds town hall forums with employees that are televised internally and live-streamed to computers. These town halls provide an opportunity for employees to hear directly from Mr. Scharf and other senior leaders about our priorities and our business and to ask questions live from the local audience and via video from all over the Company

•

Idea Builder – A company-wide tool that employees use to submit ideas and offer suggestions; Coordinators review new ideas daily and assign them to appropriate areas within Wells Fargo for evaluation and disposition

•

Periodic employee sentiment “pulse” surveys – We conduct periodic pulse surveys targeted to a representative random sample of employees from across the organization to gauge employee sentiment about topics such as Wells Fargo as a place to work and build a career, leadership trust and accountability, internal communications, and culture

•	Focus groups – We convene focus groups of employees to provide feedback and input on specific topics

•

Exit surveys – Exit surveys help us gain a deeper understanding of why employees have chosen to leave Wells Fargo and identify ways to make sure we provide a more consistent and compelling employee experience

•	Team Moments live chats – Our senior leaders periodically join “live” chats to interact with employees and participate in Q&A sessions

•	Team Moments internal social – Employees are welcome to join Team Moments groups to post and comment on a variety of topics

•	Teamworks (Wells Fargo intranet) articles/news comments – Employees have the ability to post comments in response to articles and news that are posted on the Teamworks intranet

2020 Proxy Statement	53

Human Capital Management

Performance Management and Compensation

Overview

Our Company is committed to designing and implementing performance management and compensation programs that establish a balanced framework, promote risk management, discourage imprudent or excessive risk-taking, and enable the ability to hold employees accountable when expectations are not met and reward employees when expectations are exceeded.

Performance management is a key facet of how we align our culture, values, and Company expectations for our employees. Our Performance Management Policy establishes a framework and standards that reinforce personal accountability and risk management, and provides an opportunity for personal recognition and development. Managers and employees work together to set performance objectives in support of enterprise strategy, business goals and their roles and responsibilities through the lens of strong risk management practices. Managers and employees engage in ongoing coaching and feedback activities throughout the year and an annual performance evaluation process at the end of each year. Performance improvement opportunities are addressed as needed.

Our compensation program is linked to performance management and promotes prudent risk management and reinforces our culture, values, and Company expectations. The Company’s compensation principles are:

•

Pay for performance. Compensation is linked to Company, line of business, and individual performance, including meeting regulatory expectations and creating long-term value consistent with the interests of shareholders.

•	Promote effective risk management. Compensation promotes risk management and discourages imprudent or excessive risk-taking.

•

Attract and retain talent. People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance.

Through our Incentive Compensation Risk Management (ICRM) program, supported by the ICRM Policy, we develop, execute and govern all incentive compensation plans that balance risk and financial reward in a manner that supports our customers, employees, and Company. The scope of the ICRM program has evolved to reflect Wells Fargo’s current risk appetite and Risk Management Framework, account for new risk management goals, and address changing regulatory requirements and expectations. Our goal is to have an ICRM program that accounts for all potential risk types, including risks associated with misconduct and reputational harm.

Our Board oversees our performance management and compensation programs through its Human Resources Committee (HRC). The HRC oversees and challenges the Company’s performance management and incentive compensation programs to drive accountability among a broad range of employees, promote and incentivize the right behaviors, and enable the Company and the Board to hold employees accountable when they do not meet expectations, including for risk management. The HRC is supported by management’s Incentive Compensation Committee, and a collaborative partnership among Human Resources, Independent Risk Management, Legal Department, Internal Audit and the front line.

Performance Management

Enhanced Performance Management Framework

Outlined in our Performance Management Policy, our performance management framework establishes key requirements and expectations related to setting and evaluating employee performance across the organization.

Each year, employees must have defined performance objectives so that they focus time and resources appropriately and know how their performance will be evaluated. On an annual basis, managers complete a performance evaluation that provides each employee with an assessment of his/her/their performance for the year. The annual performance evaluation documents feedback, performance against each objective and for risk accountability, and includes an overall performance rating based on the performance rating scale established by the Company for the particular performance year.

We endeavor to refine how we evaluate and manage our employees’ performance. Recent enhancements to our performance management framework include objectives for the Company, objectives for the employee’s business group

54	Wells Fargo & Company

Human Capital Management

or enterprise function, and individual objectives. Success criteria related to risk management are an important component of each of these. Risk accountability serves as an overlay to address significant risk management issues or failures, including certain types of misconduct.

Enhanced Performance Framework for High Priority Sales Practices Employees

Performance objectives for employees (and their management) whose roles involve promotional or sales activity during the lifecycle of a financial product or service, including during servicing, must be designed to ensure they do not encourage excessive or inappropriate risk, and are subject to oversight (i.e., high priority sales practices populations). They are intended to drive the right behaviors and serve our customers’ needs better. The following performance objective requirements must be met.

Balanced

Sales objectives must be balanced with objectives tied to non-sales performance considerations such as leadership and risk management. Sales objectives must focus on elements of quality such as customer experience, customer retention, account/product usage, and long-term relationship building

Timing	Metrics must be set and measured for an appropriate period of time, in alignment with customer behaviors related to those metrics/measures

Managing Risk

Must be set to avoid and prevent manipulation or gaming. If sales objectives are detailed in success criteria, they must be reasonable, attainable, measurable within a defined time frame, and not in conflict with serving the customer’s needs

Discretion

Manager evaluation of sales objectives must allow for discretion to account for how the objective was achieved (in alignment with Company expectations) as well as for mid-year changes in strategy or business environment

Alignment	Expectations are aligned between leaders and employees who report to them with a consideration toward mitigating customer harm and other conduct risk

Consideration of Risk in Performance Evaluations for Performance Year 2019

For every employee, risk management performance is assessed as part of the evaluation of his/her/their performance objectives. For all employees, risk failures related to misconduct are evaluated through the Company’s Misconduct Accountability Program. The program requires that there be performance management and incentive compensation impacts for each employee subject to it and that the employee’s manager document corrective actions in the employee’s annual performance evaluation. This process is governed by ICRM and performance management policies, and assessed through a monitoring, reporting, and validation processes at the line of business and Company levels.

Every employee is assessed for risk accountability, and their manager identifies any significant risk management issues or failures. In addition, an enhanced risk assessment process has been implemented for leaders designated as “Covered Employees in Management,” which include the CEO, members of the Operating Committee, leaders who run the Company’s major lines of business, and certain other senior leaders whose responsibilities and actions may expose the Company to material risk or who have roles that are subject to specific regulatory requirements. For Covered Employees in Management, in addition to the manager assessment, there is an independent review and calibration process which considers the input of Independent Risk Management and Internal Audit with additional review and oversight completed by compensation and performance management committees. The risk information used in this process serves as a critical input to the risk evaluation process and includes the following accountability factors:

•	Successfully managing risk, including setting the right tone to foster a sound risk environment;

•	Involvement in key risk events, including consideration of the nature and impact of any such events;

•	Effective engagement with auditors and regulators, creating an environment of transparency;

•	Effective engagement with Independent Risk Management, including timely communications and comprehensive reporting and metrics;

•	The right expertise, skills, and performance with the team they lead to successfully manage risk and take quick and decisive action to address issues; and

•	Effective management of open risk items, remediation plans, and/or issues, including hitting milestones in a timely fashion.

2020 Proxy Statement	55

Human Capital Management

The Chief Risk Officer (CRO) and the head of Human Resources, with other key stakeholders from Independent Risk Management and Human Resources, provide input to performance and compensation recommendations. Discussion occurs with the applicable Operating Committee members to provide independent perspective and challenge.

The Human Resources Committee reviews and discusses perspectives from the CEO, CRO, and head of Human Resources. The risk outcomes are important inputs into the Human Resources Committee’s compensation decisions for the Operating Committee and Management Committee Review Group, comprised of individuals who have responsibility for a significant line of business or responsibility for critical enterprise-wide functional activities, and may result in compensation adjustments, including the elimination or reduction of an annual or outstanding long-term award.

Incentive Compensation Risk Management

The Company develops, executes, governs, and maintains incentive compensation plans that are designed to balance risk and financial reward through its ICRM Policy and program. This program covers all incentive eligible employees so that incentive compensation arrangements are developed and managed to align with the Company’s strategic plan and Risk Management Framework, and with applicable statutes and regulations. As outlined in our ICRM policy and applicable standards, our governance framework identifies material risk-takers, is designed to account for their incentive compensation to be appropriately balanced to discourage unnecessary or inappropriate risk-taking, and provides for monitoring and validation. The table below summarizes the key stakeholders who develop and implement our ICRM program.

Incentive Compensation Design

The ICRM Policy and program covers approximately 200,000 employees who are eligible to participate in an incentive compensation arrangement. To effectively and thoroughly govern all incentive compensation arrangements in a consistent manner, the Company has incentive compensation design standards applicable to all incentive compensation arrangements.

Risk management is considered in the design of all incentive compensation arrangements. Human Resources coordinates the annual review process in partnership with Independent Risk Management and other centralized control functions, and designs and manages the ICRM program, including the ICRM Policy. During the review, we assess risk balancing, compliance with laws and regulations, and the arrangements’ potential to encourage employees to take unnecessary or inappropriate risks.

56	Wells Fargo & Company

Human Capital Management

The Policy and program also define incentive plan design standards that are applicable to all incentive plans and additional oversight and review for plans which have greater inherent risk. The design process includes:

•

Analysis and rationale. Understand the past performance of existing incentive plans; conduct a risk evaluation to identify potential areas of risk; and engage with Human Resources, Independent Risk Management and, for sales incentive plans, Sales Practices Oversight and Management.

•

Design, modeling, and scenario testing. Design proposed enhancements, aligning incentive arrangements with appropriate risk taking, model to understand expected results, conduct scenario testing to stress test and ultimately assess plan reasonableness.

•	Final incentive plan approval. Obtain approval from key stakeholders on recommended design via a formal plan document before the incentive plan’s effective date.

•	Incentive plan implementation. Update enterprise incentive records, communicate and implement new design.

Material Risk-Takers

In addition to the governance of all employees eligible for an incentive compensation arrangement, the ICRM program provides heightened oversight and monitoring for employees in roles that may be able to, individually or as a group, expose Wells Fargo to material risk, as well as roles that are subject to specific regulatory requirements, including:

•	Executive officers;

•

Senior management, including the heads of our lines of business and our control functions (our control functions include Independent Risk Management, Human Resources, Finance, the Legal Department, and Internal Audit); and

•

Groups of employees who, in the aggregate, may expose the organization to material risk, or are subject to specific regulatory requirements (e.g., commercial bankers, traders, mortgage consultants, and community bank regional presidents).

This oversight also includes our Board and the manner in which it holds Covered Employees in Management accountable through the Company’s performance management and incentive compensation structure and framework. Total compensation for Covered Employees in Management includes (1) a base salary that is paid in cash in an amount subject to annual review and adjustment based on changes to responsibilities or competitive market conditions and (2) a total annual incentive award that is variable and paid in a combination of cash and long-term incentives subject to vesting over time. The entire incentive award is determined based on the performance evaluation, including risk accountability, as described above.

Factors considered in determining variable total annual incentive awards

Long-term incentives for Covered Employees in Management have strong risk-balancing components, with features that foster sound risk management and accountability, including:

•

Long-Term, Performance-Based, and At-Risk Compensation. A large proportion of Covered Employees in Management compensation is in the form of equity that vests over time. For the Operating Committee and Management Committee Review Group, this includes Performance Share awards and RSRs, which in 2019 made up a significant portion of total compensation. For Covered Employees in Management, long-term equity remains at risk until payment, which allows the Human Resources Committee to assess risk outcomes as they emerge over time.

•

Long-Term Compensation Risk-Balancing Features. All long-term awards are denominated in share equivalents based on the dollar value of the award and the Company’s stock price at the time of grant, thus the ultimate value upon vesting will reflect shareholder returns through the date of distribution. Performance Share awards require achievement

2020 Proxy Statement	57

Human Capital Management

of absolute and relative financial performance targets and are reduced if the Company incurs a net operating loss for any year in the performance period. Equity compensation does not accelerate upon retirement. Equity compensation is subject to forfeiture, allowing the Human Resources Committee to consider risk outcomes over time. The Company’s stock ownership policy applies to executive officers until one year after retirement.

•

Performance-Based Vesting. Performance-based vesting conditions give the Human Resources Committee discretion to cancel all or any portion of an outstanding award, as discussed in more detail under Clawback and Forfeiture Policies and Provisions in the CD&A.

•

Clawbacks. The Company also has multiple clawback and forfeiture policies that under certain circumstances enable the Company to recover paid compensation from certain members of senior management, including incentive compensation paid to executive officers that was based on materially inaccurate financial information or materially inaccurate performance metrics.

Board and Management Committee Governance

Board and Human Resources Committee

The Board plays an important role in overseeing the Company’s performance management and incentive compensation programs. The Board expanded the oversight responsibilities of its Human Resources Committee in 2017 to include human capital management, culture, and ethics. Consolidating those oversight responsibilities under the Human Resources Committee allows it to focus on the alignment of the Company’s culture and employee conduct with our performance management and incentive compensation programs. The Human Resources Committee has overseen substantial changes to promote risk accountability such as the addition of risk management as a core component of employee performance objectives, the Company’s development and introduction in 2018 of Company expectations for employees and managers, enhancements to strengthen the consideration of risk in performance evaluations, and the implementation of a framework and standards for including misconduct as an input to performance evaluations and incentive decisions.

Incentive Compensation Committee

The Human Resources Committee also has overseen management’s establishment and enhancement of management-level governance for performance management and incentive compensation. The management-level Incentive Compensation Committee’s charter and responsibilities were expanded to include oversight of the Company’s performance management programs in addition to its compensation programs. For the ICRM program, the Incentive Compensation Committee has responsibility for overseeing the effective design and risk-balancing of broad-based incentive compensation arrangements.

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Our Workforce

Wells Fargo is a diversified, community-based financial services company, with $1.9 trillion in assets and approximately 260,000 employees working to serve one in three households in the United States. Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,400 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 32 countries and territories to support customers who conduct business in the global economy.

Continuing to Invest in Our Employees and Deliver Competitive Pay

Our people are what set Wells Fargo apart and are critical to our success. Wells Fargo continues to invest in our employees, including by offering market competitive compensation, career-development opportunities, a broad array of benefits, and strong work-life programs. The following includes highlights of just some of the investments we have made.

We are committed to providing fair, competitive, and equitable compensation. To deliver pay that is competitive in the marketplace, jobs are priced against our competitors at least annually. We look across industries because our competition for talent extends beyond the financial services sector. We invest significantly in annual salary increases, promotions, and other types of increases for all roles at all levels across the Company.

In March 2020, we announced a further increase in our U.S. minimum hourly base pay in the majority of our markets. Our minimum hourly pay range in the U.S. will be $15 to $20, based on the cost of labor in each Wells Fargo market. We also will be reviewing and adjusting the hourly pay for those whose pay is already at or close to the new minimum hourly wage.

In recent years, we raised our minimum hourly base pay by 32 percent, most recently to $15 in March 2018 (for certain roles and in some geographies, starting rates can be substantially higher than the minimum base pay level). The prior adjustment to $15 an hour increased pay for approximately 36,000 employees as well as approximately 50,000 pay adjustments for employees whose salaries were at or close to that minimum hourly wage.

We also have invested $100 million toward making health care more affordable for the majority of our U.S.-based employees. Because of this, about 70% of employees are seeing lower or no increases in premiums, and 40% are seeing lower out-of-pocket healthcare costs. Our investment included a Health Savings Account (HSA) contribution of up to $1,000 for employees at the lower range of the pay scale. In total, Wells Fargo invests approximately $13,000 per employee in annual benefits programs.

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Human Capital Management

Commitment to Diversity and Inclusion and Pay Equity

Promoting Diversity and Inclusion

Wells Fargo values and promotes diversity and inclusion in every aspect of our business. We are dedicated to recruitment and career development practices that support our employees and promote diversity in our workforce at all levels of our Company, including leadership positions. We have a strong record of recruiting, promoting, and rewarding women and racially/ethnically diverse employees and at all levels of our Company, which reflects our commitment to increasing diversity representation in leadership roles.

We monitor our progress of enhancing diversity at all levels of our Company using various internal and external metrics, including the actual percentage of women and racially/ethnically diverse individuals in senior leader roles at Wells Fargo. As of December 31, 2019, the percentages of women and racially/ethnically diverse individuals in senior leader roles at Wells Fargo and percentage improvement of that representation over each of the last year and five years were:

	Women			Racial/Ethnic Diversity
Organization Hierarchy	Levels 2-4 down from CEO	Levels 5-6 down from CEO	All U.S. Employees	Levels 2-4 down from CEO	Levels 5-6 down from CEO	All U.S. Employees
Current representation (as of 12/31/2019)*	41.0%	40.5%	56.8%	20.0%	22.7%	44.6%
% Change from last year	+7.0%	+0.5%	(0.7)%	(0.5)%	+5.9%	+1.3%
% Change from 2015	+5.0%	+1.5%	(1.1)%	+37.8%	+23.4%	+10.7%

*	Data based on Wells Fargo’s 4Q 2019 Diversity & Inclusion Scorecard

Wells Fargo also monitors various external indices and ratings as part of our own assessment of our progress. For example, we believe that Wells Fargo’s commitment to advancing women in leadership roles is demonstrated by the Company’s inclusion in Bloomberg’s 2019 Gender Equality Index by scoring above a globally-established threshold required to earn index membership. This sector-neutral index distinguishes companies that are tracking their commitment to advancing women in the workplace.

Among other recognition, we also are proud to have been named the following by DiversityInc for 2019:

•	13th Top Company For Diversity

•	6th Top Company for Talent Acquisition of Women of Color

•	Top Company For LGBT

•	18th Top Company For Executive Diversity Councils

•	14th Top Company for Philanthropy

Our Commitment to Do More to Increase Diversity in More Senior Roles

We are proud of the women and racial/ethnically diverse employees who are leading the Company and the improvement we have seen in the diversity of our senior leadership in the last five years.

We also recognize we can – and need to – do more to increase diversity in more senior roles. Under the leadership of our CEO, Charlie Scharf, the following are some specific actions we are taking in response:

•	We are expanding our diversity and inclusion commitments with a focus on hiring, promotions, and turnover, with increased accountability across all of those areas.

•	We are requiring diverse candidate slates and interview teams for all roles at Wells Fargo with total direct compensation of more than $100,000.

•	We are building a formal development program for diverse employees identified as having high potential.

•	We are expanding the reach of early talent program recruiting by increasing our participation in college campus visits and in-house events focused on diverse job candidates.

•

Members of our Operating Committee have committed to increasing diverse representation at all levels in their area and provide direct sponsorship and support across a number of commitments which will be measured through performance and compensation programs.

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In addition, the following chart summarizes additional actions we are taking with this goal in mind:

Working with Diverse Organizations

•  Wells Fargo works with multiple diversity organizations focused on racially and ethnically diverse communities, women, veterans, people with disabilities, and the LGBTQ population. These organizations provide Wells Fargo the opportunity to build relationships and recruit diverse talent at different stages of their professional lives.

•  Wells Fargo employees are active members of these organizations and some serve in leadership roles. The organizations also provide Wells Fargo employees developmental opportunities at their annual conferences and chapter level events throughout the year.

•  Through a combination of direct recruiting and the support of partner organizations, we engage in a host of activities to educate, support, and attract diverse talent.

Building and Developing a Diverse Pipeline of Talent

•  We are committed to building a diverse pipeline of candidates with representation from all diversity dimensions, including gender.

Hiring and Talent Mobility Strategy

•  We employ a selection and assessment program that ensures our hiring process is fair and equitable. Wells Fargo has a three-prong talent strategy where all employees are expected to focus on attracting, hiring, and supporting diverse talent. In addition, we have dedicated teams to enhance our efforts across multiple dimensions of diversity. Our three strategic priorities and examples of targeted efforts are:

(1)   Outreach – Sourcing and attracting talent through partnerships, face-to-face, virtual career fairs, and job boards

(2)   Readiness – Helping prepare diverse talent for careers in financial services through internships, seminars, and scholarships

(3)   Internal Efficacy – Building internal capability through training, mentoring, and engagement in partnership with our Team Member Networks

•  Affirmative Action team creates plans by line of business and during the hiring process, AA goals are used for targeted outreach to underutilized populations in order to attract qualified individuals to apply for our positions.

•  Wells Fargo Levels 3-6 (reporting levels down from the CEO) Diversity Sourcing and Interview Team guidelines provide that we should have both diverse candidate interview slates and diverse interview teams for hiring roles in these levels of the organization. Additionally we provide opportunities for time-based assignments and executive placements to place key talent into roles to either meet critical business needs or critical talent development needs.

•  Wells Fargo has a Diversity Sourcing Group, which is a team of recruiting specialists who provide customized talent acquisition services. The team’s goal is to recruit the best and brightest with a keen focus on diversity for senior level roles. They achieve this goal by establishing trusted partnerships with candidates, hiring managers, and recruiting consultants.

•  Wells Fargo also sponsors a number of internal programs to educate and pipeline diverse high-potential college students for internships and full-time opportunities, including:

¡   Corporate & Investment Banking Freshman Diversity Finance Forum

¡  Corporate & Investment Banking MBA Diversity Summit

¡   Corporate & Investment Banking MBA Women’s Forum

¡  Corporate & Investment Banking Undergraduate Diversity Forum

¡   Historically Black Colleges & Universities Undergraduate Forum

¡  Junior Leaders Conference

¡   Latinx Undergraduate Forum

•  We measure the efficacy of our strategy through ongoing monitoring and reporting.

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Talent Planning and Development

•  Through our talent review and succession planning processes we identify emerging and top talent and support appropriate development planning efforts.

•  Mentoring. We provide executive-level and other mentoring programs and mentoring tools and resources to support employee development. In our Executive Mentoring program, a majority of our mentoring pairs are gender or racially/ethnically diverse.

•  Sponsorship for Women and People of Color. Operating Committee investment in career advancement of employees across the Company by connecting to impactful assignments, networks, and support in promotion and new leadership opportunities.

•  Business Talent Reviews. Build diverse succession plans for senior level positions in the organization with focus on internal and external talent. Review diversity across all leadership levels and identify talent for targeted development opportunities.

•  Leadership Development. We provide many learning and leadership training opportunities and programs to our employees, including through our learning platform, Develop You, on Teamworks (Wells Fargo’s intranet), as well as the following programs: Enterprise Leader Development, Transformational Leadership program, Business Acumen for Leaders, and several Diverse Leaders programs. We use Team Member Networks to improve visibility and provide in-market and company footprint leadership opportunities for employees. Through our intentional focus on career development, we provide pathways for talent mobility across business lines.

Providing Leadership Opportunities for Women and People of Color

•  We are committed to advancing the diversity in leadership roles across the Company and preparing these leaders for success through leadership development opportunities, training, mentoring, succession planning processes, talent development, development plans, and all of the leadership and learning courses and programs that are available to employees. These are in addition to our diverse leadership programs and our Gender Acumen Matters program, which engages both women and men in an immersive experience to appreciate complementary gender strengths and hold courageous conversations around gender.

•  Diversity and Inclusion Councils. Our priorities and goals are set by the Enterprise Diversity and Inclusion Council led by our CEO Charlie Scharf, and comprised of leaders across the Company. Diversity and inclusion councils are established at the business levels of the organization to embed diversity into business strategies and provide development and visibility to leaders, supported through council member rotations. They are aligned around the enterprise diversity and inclusion framework focused on employee outcomes, marketplace (including customers and suppliers), and advocacy (external relationships, community, and reputation efforts).

•  Team Member Networks. Our ten Team Member Networks align with our diversity and inclusion strategy and are devoted to professional growth and education, community outreach, recruiting and retention, business development, and customer insight. Each network is led by individuals connected by a shared background, experience, or other affinity and is open to all employees to promote culture competence development. For example, our Women’s Team Member Network provides women at Wells Fargo with tools, access, and resources for career development and growth. The Women’s Team Member Network provides its employees with the opportunity to participate in a mentoring program and to serve in leadership roles within the Women’s Team Member Network, helping its employees stay competitive and ready for leadership. More than 3,000 Team Member Network leadership roles provide experiential development, supporting career and professional development. This same framework is applied across all ten Team Member Networks. Team Member Network executive advisors and presidents are sourced from top talent as part of their ongoing development.

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Annual Pay Equity Review

Our Board’s Human Resources Committee oversees our compensation strategy, and we regularly review our compensation programs and practices. Each year, we engage a third-party consultant to conduct a thorough pay equity analysis of employee compensation, which considers gender, race, and ethnicity. The results of each annual review are reported to the HRC. We originally published the results of our annual pay equity analysis in 2017.

For 2018, we expanded our analysis to include other elements of pay, including base pay, discretionary cash incentives, and long-term incentive awards. We also expanded our analysis to include certain of our global locations.

The results of our 2019 analysis, after accounting for factors such as role, tenure, and geography, show that women earn more than 99 cents for every $1 earned by their male peers. In addition, our employees who are people of color in the U.S. continued to earn more than 99 cents for every $1 earned by white peers. We publicly disclosed the results of our annual pay equity analysis as a way for our Company to demonstrate that our pay practices are designed to deliver equal pay for equal work.

Evaluation of Median Pay Gap

Beginning in 2019, including based on feedback from certain stakeholders through the shareholder proposal process, as part of our annual pay equity reviews we further evaluated the median pay gaps (unadjusted, meaning regardless of role, tenure and geography) between (1) women and men we employ globally, and (2) people of color and white peers in the U.S., including factors that impact or could impact those numbers. Our median pay gaps for women and people of color are higher than they should be and, as discussed above, we are taking specific actions to address various factors that contribute to those gaps, including to increase diverse representation at senior levels in our Company.

We take appropriate actions as needed to make sure that employees continue to be paid fairly and equitably and that we apply our pay practices consistently regardless of gender, race, or ethnicity. We invest significantly in increases in annual base salary as well as promotional and other types of pay for roles at all levels across Wells Fargo. We also maintain appropriate pay differentials and combine market-competitive pay with a broad array of benefits and career development opportunities for employees.

Combined with our efforts to do more to increase the diversity in more senior roles, our ongoing review and evaluation of our pay practices reflect our commitment to diversity and inclusion and pay equity.

CEO Pay Ratio and Median Annual Total Compensation

CEO Pay Ratio

For 2019, the annualized total compensation of Mr. Scharf, who became our CEO on October 21, 2019, was $36,288,490. This amount equals Mr. Scharf’s compensation as reported in the Summary Compensation Table plus an additional amount that reflects the annualizing of his base salary for 2019 consistent with the applicable SEC guidance. Mr. Scharf’s reported compensation included a one-time award of restricted share rights with a grant date fair value of $28,788,490 granted in connection with his hire (Replacement Award). The estimated annual total compensation of the median Wells Fargo employee (other than our CEO) was $65,931. We estimate that our CEO’s total annual compensation was 550 times that of the estimated annual total compensation of the median Wells Fargo employee.

CEO annualized total compensation	$36,288,490
Median Employee annual total compensation	$65,931
Ratio of CEO to Median Employee annual total compensation	550:1

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CEO Pay Ratio without Replacement Award

Because Mr. Scharf’s Replacement Award was a one-time award intended to replace foregone compensation opportunities at his prior employer, we are presenting below an alternative calculation of the pay ratio. The alternative calculation excludes the Replacement Award and includes the annual equity award Mr. Scharf received in March 2020 with a grant date fair value of $15,500,000, as provided in his offer letter. In that case, Mr. Scharf’s compensation would have been estimated to be $23,000,000 and the resulting CEO pay ratio would have been 349 times that of the estimated annual total compensation of the median Wells Fargo employee.

Alternative CEO annualized total compensation	$23,000,000
Median Employee annual total compensation	$65,931
Alternative Ratio of CEO to Median Employee annual total compensation	349:1

Median Total Annual Compensation Methodology

To identify the estimated total annual compensation of the median Wells Fargo employee other than our CEO:

•

We prepared a database including the total gross amount of salary, wages, and other compensation (which depending on the individual could include items such as holiday and other paid time off, overtime pay, shift differentials), as reflected in our payroll records for 2019, for our global workforce (other than our CEO) as of December 31, 2019. As needed, amounts were converted from local currency to U.S. dollars.

•	We annualized the compensation of all permanent employees who were newly hired during 2019.

•

We calculated the median gross pay (as described in the first bullet above) and selected the two employees that made up the median (since the overall count was an even number). In addition to the two employees that made up the median, we selected four employees immediately above and four employees immediately below to further analyze.

•

For the ten employees, we combined all of the elements of each employee’s compensation for 2019 to calculate total compensation with the same methodology used to calculate the “Total” column of the Summary Compensation Table in accordance with SEC rules and regulations.

•	Finally, because the median pay of these ten employees fell between two employees, we selected the employee immediately below the median value of these ten employees.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Item 2 – Advisory Resolution to Approve Executive Compensation

What am I voting on?

We provide our shareholders with an advisory vote to approve the compensation of our named executives, or “say on pay.” Our Board has held an annual say on pay vote since 2011, consistent with the preference expressed by our shareholders. This year’s say on pay vote gives you an opportunity to express your views on our 2019 compensation program and the decisions we made for our named executives’ 2019 compensation. The next vote after this year’s say on pay vote will occur at our 2021 annual meeting.

We are requesting your non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executives, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related material, is hereby APPROVED.

Why should I consider voting FOR this resolution?

•	Enhanced program to further reinforce the connection between pay and performance by basing 100% of incentive compensation for performance year 2019 on evaluated performance.

•	Used a disciplined performance assessment process, which takes into account Company and individual performance and resulted in reduced named executive compensation.

•

Executed leadership transition without on-going compensation guarantees or minimums (other than fixed base salary) or an employment agreement for our CEO, Mr. Scharf, and without severance for our former CEO, Mr. Sloan.

•	Risk-balancing features discourage excessive risk taking, and accountability framework enables forfeiture and/or recovery of compensation under a wide variety of circumstances.

Voting and Effect of Vote

You may vote FOR, AGAINST, or ABSTAIN on this Item 2. Your vote is advisory and will not be binding. Our Board values your views on executive compensation matters and will consider the outcome of this vote when making future compensation decisions for named executives.

 Item 2 – Advisory Resolution to Approve Executive Compensation

 Our Board recommends that you vote FOR the advisory resolution to approve the 2019 compensation of our named executive officers.

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Executive Compensation

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (CD&A) describes Wells Fargo’s executive compensation program and reviews compensation decisions for our Named Executive Officers (named executives or NEOs).

* Executive Summary	Page 67

What are the key highlights of our executive compensation program for 2019?

1. Company Performance	Page 69

How did our Company perform during 2019?

2. Performance Evaluation Framework	Page 70

How did we assess performance and determine pay?

3. Named Executive 2019 Compensation	Page 74

What was the compensation for our named executives for performance year 2019?

4. Pay Practices	Page 81

What are the compensation elements awarded to our named executives?

5. Risk Management and Accountability	Page 85

How do we manage risk and hold named executives accountable, where appropriate?

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Executive Summary

The Human Resources Committee (HRC) is committed to an executive compensation program that drives pay for performance, appropriately balances risk, rewards the creation of sustained shareholder value, and reinforces individual accountability through a robust performance management program and compensation forfeiture and recovery provisions.

Why Shareholders Should Approve our Named Executive Compensation for 2019

•   Joining in fourth quarter 2019, Mr. Scharf received compensation reflecting forgone opportunity at prior employer and heavily weighted to future company performance. Compensation for 2019 performance was:

* Excludes awards to replace forfeited compensation.

•   Mr. Sloan stepped down as CEO in March 2019 and did not receive any annual incentive for 2019 or severance benefits; the HRC also canceled his February 2019 Performance Share award

•   Mr. Parker, who served as Interim CEO after Mr. Sloan’s resignation until Mr. Scharf joined the Company, received total compensation of $8.30 million for 2019 performance, reflecting his contributions as Interim CEO and as General Counsel

•   Working to advance our regulatory work with a sense of urgency, while developing a path to improve our financial results

•   Primary consumer checking customers grew year over year for the ninth consecutive quarter

•   Debit and general purpose credit card point-of-sale purchase volumes up 6% and 5% year over year, respectively

•   In Wealth & Investment Management, total client assets reached $1.9 trillion, up 10% from 2018

•   #1 Treasury Management provider for 2019 according to the 2019 Ernst & Young Annual Cash Management survey[1]

•   Continued to invest in our greatest asset, our employees, including $100 million toward making health care more affordable

•   Annual incentive earned and long-term incentive granted for performance year 2019 directly tied to Company performance

•   Risk management and individual performance (including business group performance) are also evaluated through a robust performance management program

•   Program encourages strong performance and appropriately holds individuals accountable

•   Annual incentives are subject to achievement of pre-established goals, with upside payout capped

•   Performance Shares are directly tied to both relative and absolute goals to promote alignment between payout and Company performance

•   Substantial stock retention requirement that extends beyond retirement

•   No tax gross-ups or golden parachutes for NEOs

•   Company performance assessed at 75%, reflecting lower profits and higher expenses and additional progress required to address outstanding regulatory matters and execute against strategic priorities

•   Company performance directly impacted and resulted in reduced continuing NEO incentive compensation, reflected in both annual incentives earned and long-term incentives granted for performance year 2019

•   Variability in compensation also reflects individual performance and risk outcomes and demonstrates commitment to paying for performance

• Risk-balancing features discourage excessive risk taking • Accountability framework enables the forfeiture or recovery of compensation under a variety of circumstances

[1]	Measured by “fee-equivalent revenue” (November 2019 survey)

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Executive Compensation

Shareholder Engagement

It is our longstanding practice to actively engage with our shareholders throughout the year. Our Board and the HRC consider the feedback we receive from our shareholders on our executive compensation program and disclosures, including the outcome of our annual say on pay vote. At our Company’s 2019 annual meeting, our shareholders approved the advisory resolution on the 2018 compensation of our named executives with a 92% vote in support.

Consistent with our shareholders’ expectations that there be a strong alignment between performance and executive compensation, we enhanced our executive compensation program for 2019 to strengthen the connection between performance and pay by having an executive’s performance assessment drive both the annual incentive earned and long-term incentive awarded for performance year 2019. Historically, we have approached annual incentive awards and long-term incentive awards as two separate decisions, determining annual incentive awards based on a target opportunity and a performance assessment, and determining long-term incentive awards based on an executive’s role and responsibilities for the coming year. The long-term incentive awards granted to our named executives in February 2019 reflected this approach. Based on the enhancements made to our executive compensation program, each named executive is now provided a single total variable compensation target level. After performance is assessed, the earned amount will be awarded part in cash and the majority in long-term equity. We believe our new approach reinforces pay for performance and provides greater transparency to shareholders regarding our executive compensation decisions.

2019 CEO Compensation

2019 was a year of leadership transition for our Company. On October 21, 2019, Mr. Scharf became our CEO and a member of the Board, replacing Mr. Parker, who served as Interim CEO from March 2019 until October 2019, when he returned to his prior role as General Counsel. Our prior CEO, Mr. Sloan, stepped down as CEO effective March 28, 2019 and retired from the Company on June 30, 2019.

As described below, Mr. Scharf’s compensation under his offer letter, as approved by the Board, reflected forgone compensation opportunities at his prior employer, with his go-forward compensation tied to future Company performance. For 2020 and beyond, Mr. Scharf did not receive ongoing compensation guarantees or minimums (other than base salary), and we did not enter into an employment agreement with Mr. Scharf.

CEO Offer Letter
Overview

•  The Board of Directors intended to compensate Mr. Scharf in a manner that aligns his short-, medium-, and long-term interests with those of shareholders and provides no special benefits

•  We did not enter into an employment or severance agreement with Mr. Scharf

Replacement for Forfeited Awards

•  To compensate Mr. Scharf for forfeited equity from his prior employer, the Board awarded him 570,421 restricted share rights (RSRs) with a value of $28.8 million (based on Wells Fargo’s closing stock price on the date of grant)

•  The RSRs vest in equal installments over five years following Mr. Scharf’s hire date

Annual Compensation

For 2019:

•  Base salary: $2.5 million (annual base salary rate)

•  Annual incentive: $5 million

•  Performance Shares: $15.5 million (granted in March 2020 subject to performance conditions, vesting, and other conditions)

For 2020 and Beyond:

•  Compensation levels (both target and actual) and pay elements determined by independent directors consistent with our broader executive compensation program and compensation principles and with no guarantees or minimum compensation (other than fixed base salary)

No Special Benefits

•  Mr. Scharf received a one-time payment of $5,000 to cover transition expenses

•  No special compensation is provided in Mr. Scharf’s offer letter, including:

¡   No excessive executive perks

¡   No special healthcare (same as other employees)

¡   No tax gross-ups

¡  No guarantees beyond compensation for 2019 performance year

¡  No special cash severance (same as other employees)

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Company Performance

Our reported 2019 business performance, including higher expenses and lower profits, reflected significant steps that the Company is taking to resolve outstanding regulatory and legal issues, to transform Wells Fargo through enhanced risk-management capabilities, to improve technology and operational excellence to better serve our customers, and to make significant investments in our employees. We are working hard to meet our own expectations and our regulators’ expectations of Wells Fargo. Many of our businesses showed positive momentum with solid customer activity, including growth in loans and deposits and continued strong credit performance. Branch customer experience surveys reflected higher year-over-year scores for both “Customer Loyalty” and “Overall Satisfaction with Most Recent Visit” as we continue to rebuild trust and improve our relationships with customers. We remain well-capitalized with high levels of liquidity while still managing to return $30.2 billion to shareholders through common stock dividends and net share repurchases, reducing common shares outstanding by 10% compared with a year ago.

Financial performance highlights and notable achievements for 2019 include:

  Financial Performance

  Company Achievements

•	“Customer Loyalty” and “Overall Satisfaction with Most Recent Visit” December 2019 branch survey scores increased from a year ago
•	Loans increased $9.2 billion (up 1%) from a year ago, with growth in both commercial and consumer loans
•	Primary consumer checking customers grew 2% year-over-year in 4Q 2019, the ninth consecutive quarter of growth[1]
•	Debit and general purpose credit card point-of-sale purchase volumes up 6% and 5% year over year, respectively
•	24.4 million mobile active customers, up 7% year-over-year[2]
•	America’s #1 small business lender and #1 lender to small businesses in low-and moderate-income areas for the 17th year [3]
•	In Wealth & Investment Management, total client assets reached $1.9 trillion, up 10% from 2018
•	#1 Treasury Management provider according to the 2019 Ernst & Young Annual Cash Management survey[4]
•	U.S. investment banking market share of 3.7% in 2019, compared with 3.2% in 2018[5]
•	Received a non-objection to the Company’s 2019 Capital Plan submission from the Federal Reserve
•	United Way Worldwide recognized Wells Fargo as #1 in workplace giving campaign for the 10th consecutive year
•	Received a perfect score by Human Rights Campaign in its 2020 Corporate Equality Index for the 17th straight year
•	Rated 13th Top Company For Diversity in 2019 by DiversityInc.
•

Established a military apprenticeship program which provides on-the-job training that results in certification of specific skillsets for veterans, with little-to-no experience, as part of our broader efforts to increase the number of veteran employees

•	Continued to invest in Team Member Networks which serve to enhance professional and career development for diverse and underrepresented employees; 2019 membership was nearly 150,000 employees

Notes: Metrics are for 2019 except quarterly dividend

[1]	Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit; reported on a one-month lag from reported quarter-end, so data as of November 2019 compared with November 2018
[2]	Mobile active customers is the number of consumer and small business customers who have logged on via a mobile device in the prior 90 days; metric on a one-month lag from reported quarter-end, so data as of November 2019 compared with November 2018
[3]	Measured by loans under $1 million; 2018 Community Reinvestment Act data, released December 2019
[4]	Measured by “fee-equivalent revenue” (November 2019 survey)
[5]	Dealogic U.S. investment banking fee market share

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Performance Evaluation Framework

To make compensation decisions that drive sustained shareholder value, the HRC provides strong oversight and relies on a sound set of compensation principles, a disciplined performance assessment framework and an independent advisor, and is informed by market data.

Strong Board Oversight of Executive Compensation

The HRC believes that strong governance and oversight of executive compensation programs is essential to the Company’s long-term success. To achieve this strong oversight, the HRC is composed of independent directors with qualifications and experience related to human capital management and risk management who make market-informed decisions based on discussions throughout the year (in both regularly scheduled meetings and special meetings, as appropriate) and who are guided by an independent compensation consultant. The HRC oversees the Company’s performance management and incentive compensation programs and approves all compensation decisions relating to the Company’s executive officers, including the named executives. The full Board approves the CEO’s compensation. Over the last few years, the HRC has continued to approve changes intended to strengthen the alignment between performance and compensation and hold executives accountable for risk management failures.

Compensation Principles

The Company’s executive compensation programs are designed and administered in accordance with established compensation principles, each of which is an essential component to driving strong, risk-managed performance. The Company’s compensation principles, which are reviewed and approved annually by the HRC, are set forth below:

Pay for Performance	Compensation is linked to Company, business line, and individual performance, including meeting regulatory expectations and creating long-term value consistent with the interests of shareholders

Promote Effective Risk Management	Compensation promotes effective risk management and discourages imprudent or excessive risk-taking

Attract and Retain Talent

People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance

Consistent with our compensation principles, both annual incentives and long-term incentives are designed to motivate executives to achieve short-, medium-, and long-term performance that generates sustained shareholder value. Beginning with compensation for the 2019 performance year, the long-term incentive grant value is determined based on performance. Additionally, we have an accountability framework that, under defined conditions, enables the forfeiture or recovery of compensation in the event named executives’ actions, or inactions, result in specified types of negative outcomes for our Company.

Performance Assessment

A cornerstone of our Company’s compensation program is the performance assessment, which is guided by our robust performance assessment framework, supported by a process overseen by our HRC and, new for performance year 2019, directly drives the outcome of both our annual cash incentive and long-term incentive awards.

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Performance Assessment Framework

Our performance assessment framework evaluates the performance of our named executives on the basis of three distinct categories:

Company Performance Reflects a wide range of financial and non-financial metrics, with performance assessed on both an absolute and relative basis. Financial metrics include, amongst other factors, revenue, expenses, returns, profitability, deposits, and capital returned to shareholders. Non-financial metrics include, among other factors, Company progress against regulatory deliverables, progress against Company's strategic plan, advancement of risk management framework and strengthening our controls, and rebuilding our reputation with our customers, regulators, and broader public Individual Performance Reflects execution against strategic deliverables and initiatives, as well as business line results (for enterprise roles, such as CFO, named executives are assessed against performance of their enterprise function/department, and not business line results). Individual performance also includes leadership, investment in employees, progress against diversity initiatives, succession planning, and enhancements to our culture. Risk Management Reflects progress each named executive made against risk management specific to their roles and business/function. Risk is evaluated across risk types including compliance, operational, financial, strategic, and reputation. Evaluations reflect how well named executives managed risks, and accountability for any identified risk items Named executives are also assessed and held accountable for fostering a sound risk environment and setting the tone at the top.

Within the performance assessment framework, named executives have actionable and measurable objectives that are used by the CEO in connection with his recommendations to the HRC for its consideration and in order to assess and provide ongoing feedback on performance.

Performance Assessment Process

The HRC directly oversees the performance management of our named executives and approves their compensation after considering overall performance against their annual objectives.

The HRC reviews and approves the annual financial and non-financial performance objectives set by the CEO. These objectives are aligned with the Company’s strategic plan, risk appetite, and risk and control framework. The objectives then flow through to each named executive, who establishes aligned goals that are reviewed and approved by the HRC.

For the Company performance component, the HRC evaluates Company results after the end of the performance year, taking into account financial outcomes, consistency with the strategic plan and our risk appetite, degree of difficulty (taking into account industry conditions), prior year performance, and execution of key initiatives. The CEO and HRC assess Company performance as a starting point for determining compensation award levels for named executives. Additional details on the Company performance determination for 2019 are discussed under 3. Named Executive 2019 Compensation below.

For the individual performance and risk management components, at the end of a performance period, the CEO evaluates each named executive’s performance against his or her objectives with input from Independent Risk Management and Human Resources. Included in the CEO’s performance evaluation of each named executive is performance related to Internal Audit findings, group financial performance, and overall management effectiveness. The CEO also coordinates discussions with other Board members to obtain additional input that is incorporated into the assessment. The discussions take into account measures of financial and business performance, risk management and risk outcomes, as well as relevant qualitative factors. The HRC discusses the results of these evaluations with the CEO.

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Executive Compensation

Following Mr. Scharf’s start date in October 2019, the Board and HRC did not establish any specific goals or criteria to assess his 2019 performance, but did consider his contributions to the Company after he joined in determining his compensation for 2019 within the parameters of his offer letter, as discussed below under 3. Named Executive 2019 Compensation – CEO Compensation – Charles W. Scharf. A formal performance management framework, including qualitative objectives, will be used to assess Mr. Scarf’s performance and determine his compensation for the 2020 performance year.

After taking into account all other aspects of our performance assessment process, including Company, individual and risk management performance and input from the HRC’s independent compensation consultant, the HRC exercises its business judgment and discretion to make compensation decisions for our named executives. The HRC approves total compensation, including base salary and the total incentive award. The HRC also approves the vesting of previously granted long-term incentive awards that have risk-balancing features, such as forfeiture provisions, that allow the HRC to reduce or forfeit outstanding awards based on specified risk management failures.

Performance Assessment Outcomes

Historically, we have determined annual incentive awards based on a target opportunity and a performance assessment and long-term incentive awards based on a named executive’s role and responsibilities in advancing the Company’s long-term success. The long-term incentives granted in February 2019 and reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table were determined on this basis.

In the fourth quarter of 2019, the HRC and Mr. Scharf determined to move to a total variable compensation model. Under our new model, each named executive is provided a single total variable compensation target level, with payout based on performance assessed using our performance framework described above. The total variable earned amount will be awarded part in cash and the majority in long-term incentives that vest over or at the end of a three-year period and that are subject to performance-based vesting conditions. The HRC believes that this approach reinforces pay for performance and provides greater transparency to shareholders regarding compensation decisions.

To transition to our new approach for the 2019 performance year, the HRC used the sum of (1) the annual incentive targets it approved at the beginning of 2019 and (2) the value of the long-term incentive award granted in February 2019 as the total variable compensation targets for the 2019 performance year. The HRC made total variable compensation determinations starting with these sums and the results of its assessment as described above. The percentage of target variable compensation approved by the HRC was multiplied by the target bonus amount, and separately, by the long-term incentive granted in February 2019, to determine the amount paid in annual incentives and long-term incentives for 2019 (except for Mr. Van Beurden, whose target variable compensation was determined by the terms of his offer letter upon joining Wells Fargo in April 2019).

To better align with market compensation practices, the HRC allocated long-term incentives granted to our named executives (other than our CEO) in March 2020 for the 2019 performance year equally between Performance Shares and RSRs. Consistent with his offer letter, the award granted to Mr. Scharf in March 2020 was entirely in Performance Shares. Long-term incentive compensation granted in February 2019 to our named executives (other than our CEO) was allocated 75% in Performance Shares and 25% in RSRs. Long-term incentive compensation granted to Mr. Sloan in February 2019 consisted entirely of Performance Shares.

Independent Executive Compensation Consultant

The HRC is authorized to retain and obtain advice of legal, accounting, or other advisors at our Company’s expense without prior permission of management or our Board. The HRC retained FW Cook to provide independent advice on executive compensation matters for 2019. During the year, FW Cook compiled compensation data for the Labor Market Peer Group and reviewed with the HRC our executive compensation programs generally and compared to those of our Labor Market Peer Group. FW Cook also advised the HRC on the reasonableness of our compensation levels compared to our Labor Market Peer Group and the appropriateness of our compensation program structure in supporting our business objectives. George Paulin, who is FW Cook’s lead advisor for Wells Fargo, participated in all but one of the regularly scheduled HRC meetings during 2019.

The HRC annually reviews the services performed by, and the fees paid to FW Cook, and FW Cook does no other work for our Company or management other than to provide consulting services to the GNC, HRC, and Board that are directly related to executive and non-employee director compensation. To help maintain the independence of any consultant

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retained by the HRC, the HRC is required under its charter to pre-approve all services performed for our Company by FW Cook, other than the services performed for the GNC for non-employee director compensation. All services provided to the HRC and our Board in 2019, other than those performed for the GNC for non-employee director compensation, were pre-approved by the HRC. In November 2019, the HRC assessed the independence of FW Cook and Mr. Paulin and concluded that no conflict of interest exists.

Market Information

Evaluation of market practices

In order to make market-informed decisions on compensation, the HRC reviews named executives’ pay levels and pay practices within the context of those of our Labor Market Peer Group. Specifically, the HRC reviewed compensation data for the Labor Market Peer Group in considering the 2019 compensation actions for our named executives, including base salary levels, target annual incentive levels, and long-term incentive grant values. In referencing market data, the HRC does not target a specific percentile, but instead uses the data as a reference point.

The Labor Market Peer Group consists of ten companies with which we most directly compete for executive talent based on requisite expertise, knowledge, and experience. Our Labor Market Peer Group for 2019 is shown below:

Labor Market Peer Group	American Express Company Bank of America Corporation The Bank of New York Mellon Corporation Citigroup Inc. The Goldman Sachs Group, Inc.	JPMorgan Chase & Co. Morgan Stanley The PNC Financial Services Group, Inc. State Street Corporation U.S. Bancorp, Inc.

Evaluation of relative performance

Financial Performance Peer Group for 2019

The HRC uses a Financial Performance Peer Group to assess our relative performance for purposes of determining both overall Company performance and payout of Performance Shares.

In terms of assessing overall financial performance, the HRC considers relative performance an important input in determining Company performance within the performance assessment framework. The HRC relies on its judgment in evaluating our Company’s overall performance compared with the Financial Performance Peer Group. A description of how this peer group is used for purposes of determining payout level of Performance Shares is provided under 4. Pay Practices—Performance Shares below.

Our Financial Performance Peer Group for the evaluation of the Company’s 2019 relative performance and for measuring performance under the Performance Shares granted in 2019 consisted of the 11 companies shown below.

Financial Performance Peer Group for 2019
Bank of America Corporation BB&T Corporation* Capital One Corporation Citigroup Inc. Fifth Third Bancorp JPMorgan Chase & Co.	KeyCorp The PNC Financial Services Group, Inc. Regions Financial Corporation SunTrust Banks, Inc.* U.S. Bancorp, Inc.

*	Following the SunTrust and BB&T merger, which closed in December 2019, the Company included the surviving company as a peer (Truist Financial Corporation).

New Financial Performance Peer Group for 2020

In March 2020, in light of the evolution of the financial services industry and the regulatory environment for large financial institutions with global significance, the HRC determined that it was appropriate to revise the Financial Performance Peer Group to comprise a subset of Global Systemically Important Banks (GSIBs), as such companies more closely align with our scale and our regulatory requirements. The GSIBs selected by the HRC best reflect those companies that Wells Fargo directly competes with for capital and customers, and are most similar in terms of scope, scale, and business mix.

The companies comprising our Financial Performance Peer Group for 2020 are shown below. The revised Financial Performance Peer Group will be used to measure performance under the Performance Shares granted in March 2020.

Financial Performance Peer Group (New for 2020)
Banco Santander, S.A. Bank of America Corporation Barclays PLC BNP Paribas S.A. Citigroup Inc. The Goldman Sachs Group, Inc.	HSBC Holdings plc JPMorgan Chase & Co. Morgan Stanley Royal Bank of Canada UBS Group AG

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Executive Compensation

Named Executive 2019 Compensation

Incentive compensation for our named executives (other than for Mr. Scharf, who joined the Company in October 2019) was directly impacted by Company performance, including lower profits and higher expenses, the additional progress required on regulatory work, and the need to better executive against strategic priorities, which resulted in reduced annual incentives earned and long-term incentives granted for performance year 2019. Variability in compensation also reflected individual performance and risk outcomes, demonstrating our commitment to paying for performance. Details on named executive pay and performance for 2019 are provided below.

2019 Executive Compensation

The following table provides our named executives’ total direct compensation for performance year 2019 in the form of base salary rate for 2019 and annual and long-term incentive compensation awarded in March 2020 based on 2019 performance. The table does not include long-term incentive compensation granted in 2019 to named executives as reported in the 2019 Summary Compensation Table under Executive Compensation Tables except for the $2 million RSR award granted to Mr. Parker in March 2019 in connection with his appointment as Interim CEO.

Performance Year Compensation Table

Named Executive and Position	Base Salary ($)		2019 Pay-for-Performance Outcome
			Annual Incentive ($)	Performance Shares ($)	RSRs ($)	Total Compensation ($)
Charles W. Scharf Chief Executive Officer and President	2,500,000		5,000,000	15,500,000	—	23,000,000
C. Allen Parker Former Interim Chief Executive Officer and President; Former General Counsel	1,781,609	(1)	1,287,637	1,613,990	3,613,990	8,297,226
Timothy J. Sloan Former Chief Executive Officer and President	1,567,816	(2)	—	—	—	1,567,816
John R. Shrewsberry Sr. EVP and Chief Financial Officer	2,000,000		1,147,500	2,653,594	2,653,594	8,454,688
Mary T. Mack Sr. EVP, CEO of Consumer & Small Business Banking (formerly Head of Consumer Banking)	1,750,000		1,378,125	2,854,688	2,854,688	8,837,501
Perry G. Pelos Sr. EVP, CEO of Commercial Banking (formerly Head of Wholesale Banking)	1,750,000		1,184,531	2,538,282	2,538,282	8,011,095
Saul Van Beurden Sr. EVP and Head of Technology	1,000,000		1,000,000	1,000,000	1,000,000	4,000,000

(1)	Reflects Mr. Parker’s base salary of $1,500,000 as General Counsel before and after his service as Interim CEO and his adjusted base salary of $2,000,000 while serving as Interim CEO from March 28, 2019 to October 21, 2019.
(2)	Reflects actual salary paid to Mr. Sloan, including accrued but unused paid time off, through his retirement on June 30, 2019. Mr. Sloan’s base salary rate was $2,400,000.

Information on Table Above

The table above is not a substitute for, and should be read together with, the 2019 Summary Compensation Table under Executive Compensation Tables, which presents compensation paid, accrued or awarded for 2019 in accordance with Securities and Exchange Commission (SEC) rules and includes additional compensation information. Differences between the table above and the 2019 Summary Compensation Table include:

•

The table above includes only direct elements of compensation (base salary rate, annual incentives, and long-term incentives) and does not include the indirect elements (including change in pension value and nonqualified deferred compensation) reported in the 2019 Summary Compensation Table.

•

The table above reflects compensation awarded as a result of 2019 performance, which includes both annual incentives and long-term incentives awarded in March 2020 and Mr. Parker’s RSR award granted to him as Interim CEO in March 2019. The 2019 Summary Compensation Table reports long-term incentives in the year in which they are granted, so that the 2019 Summary Compensation Table includes only the long-term incentive awards granted in 2019 and does not include the long-term incentives granted in 2020.

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CEO Compensation – Charles W. Scharf

Mr. Scharf joined the Company in the fourth quarter of 2019. He received compensation for 2019 that reflects forgone opportunity at his prior employer and is otherwise tied to our Company’s future performance. In accordance with his offer letter, for 2019, he was guaranteed a target bonus of at least $5 million and the Board’s independent directors determined in March 2020 that this amount was appropriate. Mr. Scharf was also guaranteed $15.5 million in Performance Shares (granted in March 2020, subject to performance conditions, vesting, and other conditions). For 2020 and going forward, Mr. Scharf’s compensation levels (both target and actual) will be determined by the Company’s independent directors consistent with our broader executive compensation program and compensation principles and with no guarantees or minimum compensation (other than fixed base salary).

Although Mr. Scharf was with the Company for less than three months in 2019, the Board noted the following regarding his performance and contributions:

•

Prioritized the importance of understanding the issues facing the Company, including the Company’s performance against regulatory expectations, and set and communicated clear expectations of senior management regarding the need to address these issues with a heightened sense of urgency and execution.

•

Invested significant time and energy in meeting with employees across the Company, from senior leaders to customer facing-roles, in order to better acclimate himself to the organizational structure, to listen to concerns raised by employees, and to experience the culture and values of the organization.

•

Drove strategic planning sessions with the Operating Committee and other senior leaders to identify strategic opportunities, enhance operational excellence, and increase the Company’s ability to successfully execute on our top priority, which is risk, regulatory, and control matters.

•

Hired experienced individuals for a number of key roles, at both the Operating Committee and other senior level roles, which will improve our ability to execute on the Company’s long-term strategy and new organizational structure (announced in February 2020).

2019 CEO Compensation — Charles W. Scharf

The Board awarded Mr. Scharf total direct compensation (excluding awards to replace forfeited equity) in the amount of $23 million, of which $2.5 million was in base salary (actual base salary paid for 2019 was $0.5 million) and the remaining $20.5 million was awarded in variable compensation, consisting of $5 million in a cash annual incentive and $15.5 million in Performance Shares

Named Executives’ Compensation

Total 2019 annual incentives for named executives (except Mr. Scharf, as discussed above) were determined by the HRC after considering a holistic performance assessment based on Company performance, individual performance, and risk management performance. Summaries of the HRC’s determination of Company performance, individual performance and risk management performance for each named executive are provided below.

For information regarding awards granted in 2019, see 4. Pay Practices – Long-Term Incentives – 2019 Grants.

Company Performance

In assessing Company performance, the HRC evaluated a wide range of financial and non-financial metrics, with performance assessed on both an absolute and relative basis. The HRC assessed our Company performance at 75% with 100% representing achievement of expected Company performance levels by the HRC. The HRC did not assign specific weightings to factors considered in assessing Company performance. Key conclusions based on the HRC’s assessment of Company performance include:

•

Deployed significant resources to address outstanding regulatory and legal issues, including further enhancing our risk-management capabilities. Meaningful progress is still required to meet regulators’ expectations and to advance our risk management framework

•

Overall financial performance, including profits and expenses, were below expectations, but business showed positive momentum with solid customer activity including growth in loans and deposits and strong credit performance

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•	Clear focus on rebuilding customers’ trust and enhancing their experience, which resulted in higher year-over-year scores for both “Customer Loyalty” and “Overall Satisfaction with Most Recent Visit”

•	Remained well-capitalized with high levels of liquidity while still managing to return $30.2 billion to shareholders through common stock dividends and net share repurchases

Additional details on 2019 Company performance are discussed under 1. Company Performance.

C. Allen Parker	Former Interim CEO and President; Former General Counsel

2019 Performance
Company Performance

•  See 3. Named Executive 2019 Compensation – Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual and long-term incentive awards

Individual Performance

In assessing individual performance for Mr. Parker in his capacity as General Counsel, the HRC considered the following:

•  Provided legal analysis and support to the Board and senior leadership on complex business, legal, and regulatory issues facing the Company

•  Continued with the restructuring and buildout of the Company’s Legal Department to increase leadership, capacity, and expertise in support of key imperatives and to address regulatory commitments

•  Active and influential leader in driving “Legal Excellence” transformational initiative to develop a best-in-class Legal Department

•  Executive sponsor of the Legal Diversity & Inclusion Council

In assessing individual performance for Mr. Parker in his capacity as Interim CEO, the HRC considered the following:

•  His commitment to the Company and its employees in taking on the role of Interim CEO and his strong leadership in providing continuity and stability during the transition from Mr. Sloan to Mr. Scharf

•  His role in driving Company performance, which included measurable progress on key Company goals such as improving customer experience and team member engagement scores, but with opportunity for additional meaningful progress on improving the Company’s financial and reputational performance

Risk Management Performance

In assessing risk management performance for Mr. Parker in his capacity as General Counsel, the HRC considered the following:

•  Strong supporter of the risk management transformation and set the right tone from the top for the entire Legal Department, further strengthening our culture around risk management

•  Closely partnered with other senior leaders to address key regulatory commitments

In assessing risk management performance for Mr. Parker in his capacity as Interim CEO, the HRC considered Mr. Parker’s leadership in establishing the Strategic Execution and Operations Group focused on executing against the Company’s regulatory priorities, but with opportunity for additional demonstrable progress on achieving the Company’s regulatory priorities and meeting regulatory expectations

2019 Compensation

Based on Mr. Parker’s performance, the HRC awarded Mr. Parker total direct compensation in the amount of $8.30 million, of which $1.78 million was in base salary paid and the remaining $6.51 million was awarded in variable compensation as follows:

•  $1.29 million in a cash annual incentive (based on a target of $1.78 million)

•  $1.61 million in Performance Shares

•  $1.61 million in RSRs

•  $2.00 million in RSRs (as Interim CEO)

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John R. Shrewsberry	Senior Executive Vice President and Chief Financial Officer

2019 Performance
Company Performance

•  See 3. Named Executive 2019 Compensation – Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual and long-term incentive awards

Individual Performance

In assessing individual performance for Mr. Shrewsberry, the HRC considered the following:

•  Achieved Common Equity Tier 1 ratio well above the regulatory minimum, including regulatory buffers, and our internal buffer

•  Realized gross efficiencies of over $100 million within the Finance organization and helped to drive annual gross efficiencies throughout the Company of over $2 billion

•  Developed a strategic enterprise location strategy, executed on a number of initiatives to improve profitability, and successfully facilitated eight strategic corporate transactions (e.g., divestitures)

•  Received non-objection from the Federal Reserve on Company’s 2019 capital plan

•  Developed a comprehensive program to strengthen the governance of Company’s legal entities and associated financial statements, which required a comprehensive review of all cost allocation activity across the Company

•  Led and acted as executive sponsor for the Enterprise Finance Diversity & Inclusion Council

Risk Management Performance

In assessing risk management performance for Mr. Shrewsberry, the HRC considered the following:

•  Opportunity to continue to advance remediation of outstanding regulatory issues and improve focus on non-financial risks, including risks related to technology

•  Demonstrated commitment to understanding and managing financial risks, including in some cases installing new leadership, establishing weekly risk “pulse checks” and timely escalation of key risk issues

•  Devoted significant time and resources to remediating outstanding issues

•  Forged a close partnership with Independent Risk Management and has set the right tone from the top to his team regarding focus on effective risk management

2019 Compensation

Based on Mr. Shrewsberry’s performance, the HRC awarded Mr. Shrewsberry total direct compensation in the amount of $8.45 million, of which $2.00 million was in base salary and the remaining $6.45 million was awarded in variable compensation as follows:

•  $1.15 million in a cash annual incentive (based on a target of $2.00 million)

•  $2.65 million in Performance Shares

•  $2.65 million in RSRs

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Executive Compensation

Mary T. Mack	Senior Executive Vice President and CEO of Consumer & Small Business Banking (formerly Head of Consumer Banking)

2019 Performance
Company Performance

•  See 3. Named Executive 2019 Compensation – Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual and long-term incentive awards

Individual Performance

In assessing individual performance for Ms. Mack, the HRC considered the following:

•  Achieved 9th consecutive quarter of growth for primary consumer checking customers

•  Executed on strategies to expand, deepen and retain customer relationships driving increased volume for general purpose credit card point-of-sale purchases (up 5% from 2018) and debit card point-of-sale purchases (up 6% from 2018) and growth in digital (mobile and online) active customer volume (up 4% from 2018).

•  Drove the adoption and implementation of one consistent measurement (Net Promotor Score) across Wells Fargo to assess customers’ experiences with us, so that we can continually improve our services to customers

•  Achieved gross efficiencies of over $500 million in Consumer Banking reflecting significant progress towards expense savings commitment

•  Restructured auto origination business, which significantly contributed to increase in auto origination during 2019 (up 45% from 2018)

•  Strong advocate for diversity and inclusion agenda and led the Consumer Banking Diversity & Inclusion Council

Risk Management Performance

In assessing risk management performance for Ms. Mack, the HRC considered the following:

•  Established and built out of a front line risk management function to further strengthen proactivity around managing risk, including identification, escalation, and collaboration with Independent Risk Management

•  Actively engaged in remediation efforts to meet key regulatory commitments

•  Proactive leader for the risk and control agenda, and setting the tone at the top to broader Consumer Banking organization

2019 Compensation

Based on Ms. Mack’s performance, the HRC awarded Ms. Mack total direct compensation in the amount of $8.84 million, of which $1.75 million was in base salary and the remaining $7.09 million was awarded in variable compensation as follows:

•  $1.38 million in a cash annual incentive (based on a target of $1.75 million)

•  $2.85 million in Performance Shares

•  $2.85 million in RSRs

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Perry G. Pelos	Senior Executive Vice President and CEO of Commercial Banking (formerly Head of Wholesale Banking)

2019 Performance
Company Performance

•  See 3. Named Executive 2019 Compensation – Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual and long-term incentive awards

Individual Performance

In assessing individual performance for Mr. Pelos, the HRC considered the following:

•  Recognized as No. 1 Treasury Management provider

•  Achieved U.S. investment banking market share of 3.7% (up from 3.2% in 2018)

•  Implemented strategic reorganization of Corporate & Investment Banking and Commercial Banking business models to improve efficiency and enhance our ability to serve our clients

•  Achieved progress against Wholesale Banking’s transformational efforts for customer onboarding, financial crimes automation & digitization, loan delivery, and loan accounting

•  Achieved gross efficiencies of over $600 million in Wholesale Banking reflecting his expense savings commitment

•  Acted as executive sponsor for the Wholesale Banking Diversity & Inclusion Council, and executive advisor to the Latin Connection Team Member Network

•  Although Wholesale Banking achieved solid financial results in 2019, further efforts are required to improve efficiency and profitability

Risk Management Performance

In assessing risk management performance for Mr. Pelos, the HRC considered the following:

•  Set tone at the top for risk management by escalating emerging risk issues with a sense of urgency, engaging in remediation efforts to meet key regulatory commitments, advocating for proactive self-identification and active management of issues, and holding leaders accountable for the successful and sustainable execution of their regulatory remediation plans

•  Completed important deliverables within centralized Wholesale Flood Operations team to continue strengthening the Company’s practices related to the Flood Disaster Protection Act

•  Supported risk management transformation, including the implementation of the risk management framework, to ensure efforts were appropriately prioritized and communicated these expectations to his leaders and more broadly to Wholesale Banking

•  Opportunity for continued focus on remediation efforts to ensure that sustainability is achieved as part of “business as usual” environment

2019 Compensation

Based on Mr. Pelos’ performance, the HRC awarded Mr. Pelos total direct compensation in the amount of $8.01 million, of which $1.75 million was in base salary and the remaining $6.26 million was awarded in variable compensation as follows:

•  $1.18 million in a cash annual incentive (based on a target of $1.75 million)

•  $2.54 million in Performance Shares

•  $2.54 million in RSRs

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Executive Compensation

Saul Van Beurden	Senior Executive Vice President and Head of Technology

2019 Performance
Company Performance

•  See 3. Named Executive 2019 Compensation – Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual and long-term incentive awards

Individual Performance

In assessing individual performance for Mr. Van Beurden, the HRC considered the following:

•  Improved effectiveness of technology organization by restructuring leadership team, reducing organizational layers, successfully integrating technology and security organizations, which previously were separate

•  Established real-time demand-capacity capability decreasing time to assess ability to fulfill new demands from several weeks to less than a day and enhanced technology pipeline process which reduced time to initiate work by approximately 45%

•  Developed a multi-dimensional skills strategy to enhance the capabilities and effectiveness of the workforce, including the creation of a new technology job framework to provide greater clarity of roles and a technology college to improve focus on employee learning and development

•  Achieved gross efficiencies of over $400 million in technology reflecting significant progress towards expense savings commitment

•  Led, as executive sponsor, the Technology Diversity & Inclusion Council, and is an active member of the Enterprise Diversity & Inclusion Council

Risk Management Performance

In assessing risk management performance for Mr. Van Beurden, the HRC considered the following:

•  Implemented stricter requirements for past due issues, and initiated weekly issue reviews, to increase rigor and accountability around issue management

•  Strategically hired experienced leaders with strong risk management skills for greater support of risk management framework

•  Active and visible leader who is deeply involved in addressing and remediating risk management issues, with material progress made towards key risk deliverables

2019 Compensation

Based on Mr. Van Beurden’s performance, the HRC awarded Mr. Van Beurden total direct compensation in the amount of $4.00 million, of which $1.00 million was in base salary and the remaining $3.00 million awarded in variable compensation as follows:

•  $1.00 million in a cash annual incentive (based on a target of $1.00 million)

•  $1.00 million in Performance Shares

•  $1.00 million in RSRs

Timothy J. Sloan	Former CEO and President

Mr. Sloan resigned as CEO in March 2019 and did not receive an annual incentive for 2019. In determining not to award Mr. Sloan an annual incentive for 2019, the HRC took into account, in addition to the timing of his resignation, the Company’s performance, as described above, and the status of the Company’s risk management objectives and outstanding regulatory matters, including the progress that continued to be required on both at the time of his resignation. Following completion of the compensation process for 2019 performance, the HRC exercised its discretion to cancel the Performance Share award granted to Mr. Sloan in February 2019 while he was CEO, which included a condition that gave the HRC discretion to forfeit or cancel all or any unpaid portion of the award based on Mr. Sloan’s role and responsibility for the Company’s progress in resolving outstanding regulatory matters.

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Pay Practices

The following table sets forth a high-level summary of named executive direct pay elements and key design features. Our variable compensation program is composed of annual incentive and long-term incentives, both of which are directly tied to performance (Company, individual, and risk management) with maximum award level upside of 150% of target. Long-term incentive payouts are tied to three-year company performance and risk outcomes.

Pay Element	Purpose & Design Features	Performance Metrics	Risk- Balancing Feature(s)[1]
Fixed Compensation
Base Salary	• Intended to provide market-competitive pay to attract and retain • Reflects each executive’s experience and level of responsibility	N/A	✓
Variable Compensation
Annual Incentive

•   Rewards executives for achievement of annual goals (see 2. Performance Evaluation Framework above)

•   The target award opportunities are 100% of salary (except for Mr. Scharf, whose target award opportunity is 200% of base salary)

•   Award paid in cash, in first quarter of following year

		Award level based on achievement of annual goals • Performance Threshold[2]	✓

Performance Shares

•   Reinforces a shared success culture and encourages executives to deliver sustained shareholder value

•   Grant value based on achievement of annual goals (same goals as annual incentives)

•   Payout level based on absolute and relative performance over a three-year performance period

•   Number of shares earned based on achievement level, with payout ranging from 0% to 150% of target

•   Subject to robust holding requirements until one year after retirement[4]

•   Grant value based on achievement of annual goals

•   Payout level based on return on equity measure

•   Subject to reduction for:

¡  Total shareholder return

¡   Net Operating Loss (NOL)[3]

¡   Failure to make progress on regulatory matters

¡   Performance-based vesting

✓
RSRs

•   Promotes retention and alignment with shareholders

•   3 year ratable vesting

•   Grant value based on achievement of annual goals (same goals as annual incentives)

•   Subject to robust holding requirements until one year after retirement[4]

•   For both RSRs and Performance Shares, dividends are accumulated and paid at vesting

		• Grant value based on annual goals • Payout level fixed with ultimate value tied to stock price • Subject to reduction for performance-based vesting	✓

1.	See 5. Risk Management and Accountability for details on risk-balancing features

2.	As a precondition to our named executives earning 2019 annual incentives, one of the following goals must have been met: (1) EPS of at least $3.00 or (2) Return on Realized Common Equity (RORCE) of at least the median of the Financial Performance Peer Group. RORCE, as defined in the Company’s Long-Term Incentive Compensation Plan (LTICP), means the net income of our Company as reported in our consolidated financial statements (and subject to possible adjustments as provided in the LTICP or the applicable form of award agreement), on an annualized basis less dividends accrued on outstanding preferred stock, divided by our Company’s average total common equity excluding average accumulated comprehensive income as reported in our consolidated financial statements for the relevant performance period. Because the Company satisfied one of the goals, the HRC had authority to award 2019 annual incentive compensation to our named executives of up to 0.2% of the Company’s 2019 net income (or approximately $39.0 million based on net income of approximately $19.5 billion).

3.	For any year in the three-year performance period that our Company incurs a NOL, the target number of Performance Shares will be reduced by one-third. NOL, for purposes of Performance Shares, means a loss that results from adjusting a net loss as reported in our consolidated financial statements to eliminate the effect of the following items, each determined based on generally accepted accounting principles: (1) losses resulting from discontinued operations; (2) extraordinary losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual or infrequent loss that is separately identified and quantified.

4.	Each named executive must hold, while employed by our Company and for at least one year after retirement, shares of our common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon exercise or vesting of equity awards, subject to a maximum requirement of ten times the executive’s base salary. This holding requirement is intended to align our named executives’ interests with our shareholders’ interests over the long-term and to mitigate compensation-related risk.

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Performance Shares

Performance Shares make up at least half of named executives’ long-term compensation in order to align their long-term interests with those of shareholders by driving company performance, while reinforcing strong risk management. The HRC determined the following plan design for the awards granted in March 2020 for performance year 2019.

Award Level / Payout Level (2020 Change)

•  Award level directly tied to 2019 performance. Historically, award levels were determined based on role and responsibilities.

•  Payout level based on predetermined performance metrics approved by the HRC, consistent with awards granted in prior years.

Performance Metric (2020 Change)

•  The number of Performance Shares earned at the end of the performance period depends on the achievement of average three-year ROTCE[1], on an absolute and relative basis.

•  The awards use ROTCE rather than RORCE, which was used in prior year awards, because it is more commonly used among our peers and provides greater transparency and understanding to both participants and shareholders. Similar to RORCE, ROTCE measures how well the Company is using shareholder equity to generate profits.

•  Awards are tied to both absolute and relative ROTCE to drive strong results within the context of the current business cycle, while reinforcing absolute achievement levels that encourage the creation of shareholder value and hold executives accountable for failure to achieve minimum performance (irrespective of relative performance).

Pay-for- Performance Framework (No change from 2019)

•  If our three-year average ROTCE is less than 15%, but equal to or greater than 5%, then the Performance Shares vest based on our performance relative to our Financial Performance Peer Group specified for the award. For more information on our Financial Performance Peer Group and the revised group used for 2020 awards, refer to 2. Performance Evaluation Framework.

•  If our three-year average ROTCE is less than 5%, then no Performance Shares will be earned.

•  If our three-year average ROTCE is equal to or greater than 15%, then Performance Shares will vest at 150% of target subject to the TSR and NOL governors discussed below.

Performance & Vesting Period (No change from 2019)	• To drive long-term shareholder value, awards cliff vest after a three-year performance period.
TSR and NOL Governors (No change from 2019)

•  In order for an award to pay above 125% of target, our relative Total Shareholder Return (TSR)[2] for the performance period must be in the top quartile of the specified Financial Performance Peer Group. If relative TSR is not in the top quartile, then vesting is capped at 125% of target.

•  For any year in the three-year performance period that our Company incurs a Net Operating Loss (NOL), the target number of Performance Shares will be reduced by one-third.

Adjustment Provisions (2020 Change)

•  Awards are subject to reduction under certain circumstances (unchanged from prior year):

¡   Based on the executive’s role and responsibility for progress on resolving outstanding consent orders and other regulatory matters.

¡   If performance-based vesting conditions are triggered, the details of which are discussed under 5. Risk Management and Accountability.

•  HRC has discretion (both negative and positive) to make equitable adjustments to awards, in narrow circumstances, such as unusual events, changes in accounting principles/tax laws, and changes in capital structure due to legal or regulatory requirements (new for March 2020 awards).

Risk-Balancing Features	• Performance Shares are subject to risk-balancing features, the details of which are discussed under 5. Risk Management and Accountability.

1.	Return on Tangible Common Equity (ROTCE) is the net income of Wells Fargo as reported in consolidated financial statements (and subject to possible adjustments, as provided in the Company’s Long-Term Incentive Compensation Plan (LTICP) or the applicable form of award agreement) on an annualized basis less dividends accrued on outstanding preferred stock, divided by our Company’s average total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights) and goodwill and other intangibles on nonmarketable equity securities, net of applicable deferred taxes. Under the terms of Mr. Scharf’s offer letter, ROTCE for purposes of his Performance Shares is adjusted to exclude the impact of any penalties or other charges related to litigation, investigations or examinations arising out of retail sales practices of the Company or other material regulatory matters related to the conduct of the Company during periods prior to his employment.

2.	TSR is calculated as stock price appreciation (or reduction) over the performance period, including reinvestment of dividends when paid, divided by the stock price at the beginning of the period. At the end of the performance period, performance is determined by ranking the Company’s TSR against the TSR of the companies in the specified Financial Performance Peer Group.

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Performance Shares Outstanding

The Performance Shares granted to our named executives in 2016, 2017, 2018, and 2019 generally had the same absolute and relative performance measures as the 2020 Performance Shares, as described above, except that for the 2016 and 2017 Performance Share awards, the threshold absolute RORCE performance level for any payout was 2% instead of 5% and there was no reduction in the maximum payout based on relative TSR performance.

For these four Performance Share awards that our named executives had outstanding during any part of 2019, any amounts earned are summarized in the following table:

Performance Shares Outstanding During 2019*
Name	2016 Award (2016-2018 Period)		2017 Award (2017-2019 Period)		2018 Award (2018-2020 Period)	2019 Award (2019-2021 Period)
	Potential Payout	Certified Payout	Potential Payout	Certified Payout	Potential Payout	Potential Payout
Scharf	—	—	—	—	—	—
Parker	—	—	0-150%	117%	0-150%	0-150%
Sloan	0-150%	150%	0-150%	117%	0-150%	—
Shrewsberry	0-150%	150%	0-150%	117%	0-150%	0-150%
Mack	0-125%	125%	0-150%	117%	0-150%	0-150%
Pelos	0-125%	125%	0-150%	117%	0-150%	0-150%
Van Beurden	—	—	—	—	—	0-150%

*	As discussed below, Performance Shares remain subject to forfeiture prior to payment.

For the Performance Shares granted in February 2016, the maximum payout value (150% of target for Messrs. Sloan and Shrewsberry and; 125% of target for Ms. Mack and Mr. Pelos) was earned based on the HRC’s certification in February 2019 of our Company’s average RORCE performance, which resulted in a ranking equal to or greater than the 75th percentile compared with peers. The awards were paid on March 15, 2019 without adjustment under the forfeiture conditions.

For the Performance Shares granted in February 2017, 117% of target was attained based on the HRC’s certification in March 2020 of our Company’s average RORCE performance, which resulted in a ranking equal to the 60th percentile compared with peers. The awards remain subject to forfeiture conditions, as described under 5. Risk Management and Accountability below, and the HRC has delayed payment of the awards to current and former executive officers until the process for making determinations under those conditions is complete.

The payout value for the Performance Shares granted in February 2018 and 2019 will be determined in the first quarter following the performance period, based on the HRC’s certification in the first quarter of 2021 and 2022, respectively, of our Company’s average RORCE against the pre-established goals, subject to downward adjustment by one-third for each year our Company incurs a NOL, and subject to forfeiture conditions, as described under 5. Risk Management and Accountability. The payout value for the 2018 and 2019 Performance Shares is limited to 125% of target, notwithstanding RORCE performance, if the Company’s TSR for the performance period is not in the top quartile of the Financial Performance Peer Group.

Long-Term Incentives – 2019 Grants

In February 2019, the HRC awarded long-term incentive compensation to our named executives (excluding Mr. Van Beurden who received long-term incentive compensation when he joined the Company in April 2019). At the time of this grant, the awards were considered part of 2019 compensation consistent with our prior program. As discussed in this Compensation Discussion and Analysis, we enhanced our executive compensation program for 2019 in the fourth quarter to strengthen the connection between performance and pay for both the annual incentive earned and the long-term incentives awarded after the end of the performance year. Details of the March 2020 Performance Share and RSR awards for 2019 performance are provided earlier in this section.

In determining the February 2019 grants to our named executives, the HRC considered each executive’s role and responsibilities in advancing the Company’s long-term success, in addition to market pay levels of our Labor Market Peer Group, in order to attract, retain, and motivate executives. For 2019, in recognition of the work remaining to resolve outstanding regulatory matters, the HRC incorporated an additional performance condition in the 2019 Performance Share

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awards that gives the HRC discretion to forfeit or cancel all or any unpaid portion of an award based on the individual’s role and responsibility for the Company’s progress in resolving outstanding regulatory matters. Mr. Sloan received an award of Performance Shares in February 2019 while he was CEO. Following the completion of the compensation process for 2019 performance, the HRC exercised its discretion to cancel this award in accordance with the award’s terms. Mr. Sloan did not receive a March 2020 Performance Share or RSR award. See the Executive Compensation Tables, including the Summary Compensation Table, for more information about long-term incentive awards granted to other named executives.

The long-term incentives granted to Mr. Parker in February 2019 included a cash award of $1,500,000 that paid in equal installments on June 1, 2019, September 1, 2019, and December 1, 2019. In connection with his appointment as Interim CEO, the HRC also awarded Mr. Parker RSRs with a grant date value of $2,000,000, which will vest on March 26, 2020 subject forfeiture conditions, as described under 5. Risk Management and Accountability below.

Perquisites and Other Compensation

The HRC has intentionally limited perquisites to our executive officers. We may pay for relocation-related services for our executives, including temporary housing, moving expenses, and home purchase closing expenses. For security purposes, we provide a car and driver to our CEO, Mr. Scharf, primarily for business travel and commuting and, from time to time, personal use. Mr. Scharf has agreed to reimburse us for the incremental cost of commuting and personal travel. We also provide a driver to other executives primarily for business travel and occasionally for personal use. We may pay the cost for a named executive’s spouse to attend a Wells Fargo business-related event where spousal attendance is expected or customary, and may allow an executive’s spouse to travel on our corporate aircraft for a Wells Fargo business purpose. Mr. Scharf is permitted to use our corporate aircraft for personal travel with the understanding that he will reimburse us for the incremental cost. In limited cases incidental to a Wells Fargo business purpose, personal use of our corporate aircraft by other executives also has been permitted. The HRC may approve security measures, including residential security systems and services, if determined to be in the business interests of our Company for the safety and security of our executives and other employees.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1 million during a year. The HRC sets named executive compensation in accordance with our compensation principles and within the governance framework described in this Compensation Discussion and Analysis. Although the HRC considers tax and accounting consequences when determining named executive compensation, tax deductibility is not the primary factor used by the HRC.

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Risk Management and Accountability

Our executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking, and an accountability framework that, under defined conditions, enables the forfeiture or recovery of compensation in the event named executives’ actions, or inactions, result in specified types of negative outcomes for our Company.

Risk-Balancing Features

In order to discourage imprudent risk taking, the Company embedded risk-balancing features throughout our program for 2019. Additional information on our stock ownership requirements and anti-hedging/pledging policies are included under Ownership of Our Common Stock in this proxy statement.

Pay Element	Risk-Balancing Features

Base Salary	• Salaries are a form of fixed compensation; not subject to achievement of annual goals • Promotes retention of named executives by providing minimum compensation

Annual Incentive

•   Annual incentives represent minority of variable compensation

•   Upside compensation capped at 150% of target for named executives

•   Award level based on financial and non-financial performance goals, including risk outcomes

•   Performance goals are set and approved by the HRC (and by Board for CEO), and calibrated to be reasonably attainable, with payouts determined on a sliding scale

•   Company thresholds must be achieved in order for named executives to be eligible for award

All Award Types

•   Majority of variable compensation in long-term incentives

•   Retirement does not trigger acceleration of payment from the original payment schedule

•   Shares are subject to a holding requirement (50% of net after-tax shares subject to a maximum requirement of 10x base salary), which applies until one year after retirement

•   Executive officers are prohibited from pledging Company stock in connection with a margin or similar loan and from entering into derivative/hedging transactions involving Company stock

•   Dividends are accumulated and paid at vesting

Performance Shares

•   Long-term, three-year performance period, with cliff vesting

•   Upside compensation capped, with reasonable upside leverage of 150% of target for NEOs

•   Performance goal targets are set and approved by the HRC (by Board for CEO), and calibrated to be reasonably attainable, with payouts determined on a sliding scale

•   Absolute goals limit excessive risk taking by providing maximum payout when significant value has been delivered to shareholders regardless of performance relative to peers

•   Relative goals account for unforeseeable macroeconomic and industry conditions that generally impact peer performance (in both positive and negative environments)

•   Subject to downward adjustment by HRC under a wide variety of circumstances:

¡  Reduction for NOL (automatic)

¡  Reduction for failure to make progress on regulatory matters

¡  Reduction based on performance-based vesting triggers described under Clawback and Forfeiture Policies and Provisions

RSRs	• Promotes retention of named executives by providing shares subject to time-based vesting • Subject to downward adjustment by the HRC based on performance-based vesting triggers

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Enhanced Risk Assessments

The HRC’s compensation governance framework includes assessments of the risks that are a part of executive compensation practices. These risk-management assessments involve a number of senior executives from Independent Risk Management, Human Resources, and the Legal Department. Each named executive is subject to an independent review by the Chief Risk Officer in order to assess the extent of his or her involvement and accountability (if any) related to risk events that took place, or were identified, during the year. Further, each named executive is assessed on the basis of driving measurable progress towards resolving outstanding regulatory matters and commitments.

As described under 2. Performance Evaluation Framework, our Company continues to strengthen and further enhance the oversight of our executive compensation practices and the scope of its risk management processes.

Clawback and Forfeiture Policies and Provisions

Wells Fargo employs multiple clawback and forfeiture policies and provisions that are designed to discourage our named executives from taking unnecessary or inappropriate risks that would adversely impact our Company or harm our customers. As described in the following chart, these provisions enable the Board and the Company to hold named executives accountable:

Policy/ Provision	Triggers for Forfeiture/Recovery	Subject to Forfeiture/Recovery
		Annual Incentive	Long-Term Incentive / Equity
Unearned Compensation Recoupment Policy	• Misconduct that contributes to our Company having to restate all or a significant portion of its financial statements	✓	✓
Extended Clawback Policy	• Compensation was based on materially inaccurate financial information or other materially inaccurate performance metric criteria, whether or not the named executive was responsible	✓	✓
Performance- Based Vesting (Equity Award Agreements)

•  Misconduct that has or may cause reputation or other harm to our Company or any conduct that constitutes “cause”

•  Misconduct or material error that has caused or may reasonably be expected to cause significant financial or reputational harm to our Company or the executive’s business group

•  Improper or grossly negligent failure, including in a supervisory capacity, to identify, escalate, monitor or manage, in a timely manner and as reasonably expected, risks material to our Company or the executive’s business group

•  Award based on materially inaccurate performance metrics, whether or not the executive was responsible for the inaccuracy

•  Our Company or the executive’s business group experiences a material downturn in financial performance or a material failure of risk management

✓
Resolution of Outstanding Regulatory Matters (Performance Share Award Agreements Beginning for 2019 Grants)	• Assessment of executive’s role and responsibility for the Company’s progress in resolving outstanding regulatory matters		✓

Conclusion

The HRC believes that the 2019 compensation decisions for our named executives were reasonable and appropriate and consistent with our compensation principles.

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Compensation Committee Report

In its capacity as the compensation committee of our Board, the HRC has reviewed and discussed with management the Compensation Discussion and Analysis that immediately precedes this report. Based on this review and these discussions, the HRC has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Members of the Human Resources Committee:

Ronald L. Sargent, Chair

Wayne M. Hewett

Donald M. James

Maria R. Morris

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Executive Compensation

Executive Compensation Tables

2019 Summary Compensation Table

The following table sets forth information about compensation paid, accrued, or awarded to the Company’s named executives for the years indicated.

Name and Principal Position (a)(1)	Year (b)	Salary ($) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3)(4)(5) (e)		Non-Equity Incentive Compensation ($)(6) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)(8) (g)	All Other Compensation ($)(9)(10) (h)	Total ($) (i)
Charles W. Scharf Chief Executive Officer and President	2019	498,084	5,000,000	28,788,490		—	—	—	34,286,574
John R. Shrewsberry Sr. EVP and Chief Financial Officer	2019	2,000,000	—	9,250,072		1,147,500	22,176	16,800	12,436,548
	2018	2,000,000	—	9,250,013		1,250,000	9,595	19,250	12,528,858
	2017	1,956,731	—	9,000,051		950,000	14,708	18,900	11,940,390
Timothy J. Sloan Former CEO and President	2019	1,567,816	—	15,000,033	*	—	107,932	21,905	16,697,686	*
	2018	2,400,000	—	14,000,056		2,000,000	7,428	19,250	18,426,734
	2017	2,400,000	—	15,000,007		—	56,749	107,258	17,564,014
C. Allen Parker Former Interim CEO and President; Former General Counsel	2019	1,781,609	1,500,000	5,004,996		1,287,637	—	26,050	9,600,292
Mary T. Mack Sr. EVP and CEO of Consumer & Small Business Banking	2019	1,707,854	—	7,250,059		1,378,125	177,788	16,800	10,530,626
	2018	1,413,793	—	5,500,029		1,650,000	17,421	19,250	8,600,493
Perry G. Pelos Sr. EVP and CEO of Commercial Banking	2019	1,707,854	—	7,500,090		1,184,531	41,349	16,800	10,450,624
	2018	1,456,896	—	6,500,028		1,000,000	10,534	19,250	8,986,708
	2017	1,120,192	—	5,000,022		593,750	18,777	18,900	6,751,641
Saul Van Beurden Sr. EVP and Head of Technology	2019	735,632	2,400,000	6,200,085		1,000,000	—	34,159	10,369,876

*	Mr. Sloan received an award of Performance Shares in the amount of $15 million in February 2019 while he was CEO. Following the completion of the compensation process for 2019 performance, the HRC exercised its discretion to cancel this award. Mr. Sloan did not receive an annual incentive for 2019 and did not receive a March 2020 Performance Share or RSR award.

(1)	Mr. Scharf joined the Company as CEO and President on October 21, 2019. Mr. Sloan resigned as CEO and President on March 28, 2019 and retired from the Company on June 30, 2019. Mr. Parker became Interim CEO and President effective with Mr. Sloan’s resignation and returned to his prior position as General Counsel effective with Mr. Scharf’s becoming CEO. On February 11, 2020, the Company announced certain organizational changes and a new business line structure, effective immediately, which included the following changes: (1) Ms. Mack, formerly Head of Consumer Banking, became CEO of Consumer & Small Business Banking, and (2) Mr. Pelos, formerly Head of Wholesale Banking, became CEO of Commercial Banking.

(2)	For Mr. Scharf, represents his annual incentive award for 2019 pursuant to the terms of his offer letter with the Company; for Mr. Parker, represents a long-term cash award granted on February 26, 2019; and for Mr. Van Beurden, represents a one-time bonus payment pursuant to the terms of his offer letter with the Company.

(3)	The stock awards shown in column (e) for Mr. Scharf consist of restricted share rights (RSRs) granted when he joined the Company that were intended to replace compensation forfeited by him from his prior employer. The RSRs will vest in five equal annual installments beginning on the first anniversary of the grant date (Replacement Award) as well as 100 shares for purposes of qualifying him for membership on the Board (Board Qualifying Award). Mr. Parker also received 100 shares in a Board Qualifying Award. For information regarding equity grants made during 2019 see Additional Information About Equity Grants after the Grants of Plan-Based Awards Table as well as the discussion of the equity grants in the CD&A.

(4)

Under the applicable FASB ASC Topic 718 rules, because the HRC has the discretion to cause all or a portion of any unpaid award to be forfeited upon the occurrence of certain trigger events, the “grant date” for (i) the 2019 Performance Shares will not be determined until after the conclusion of the performance period and (ii) the RSRs will not be determined until the applicable vesting date. As a result, the amount included in column (e) above represents the fair value of the 2019 Performance Share or RSR award on its “service inception date” (i.e., the date the HRC approved each award), based (i) for a Performance Share award upon the

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then-probable outcome of the RORCE performance condition (i.e., the target value of the award), and (ii) for an RSR award upon the full number of shares subject to the award. See Notes 1 and 21 to our 2019 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, regarding assumptions underlying the valuation of these awards.

Accordingly, the amount shown for 2019 in column (e) for 2019 Performance Shares is the fair value of the named executive’s award on the date of grant, the service inception date, calculated by multiplying the target number of shares subject to the award by the NYSE closing price per share on that date. The target number of Performance Shares, as reflected in the Grants of Plan-Based Awards table, is the number of shares that would be earned for achieving the absolute performance threshold and median performance relative to peers for the performance period, assuming no forfeiture pursuant to the HRC’s exercise of its discretion upon the occurrence of certain trigger events. The amount shown for 2019 in column (e) for RSRs and Board Qualifying Awards was calculated by multiplying the number of shares subject to the awards by the NYSE closing price per share on the date of grant.

(5)	The Performance Shares included in column (e) for 2019 and discussed above are (i) subject to adjustment for each named executive upward (to a maximum of 150% of the target award) or downward (to zero), depending upon the achievement of certain absolute and relative performance conditions based on the average of our RORCE for the three fiscal years ending on December 31, 2019, 2020, and 2021, (ii) limited to 125% of target unless the Company’s relative TSR for the performance period is in the top quartile, (iii) subject to further downward adjustment by 1/3 in the event our Company incurs a net operating loss for any year in the three-year performance period, and (iv) subject to the HRC’s discretion to cause the forfeiture of the awards.

Assuming (1) that our Company’s performance during the measurement period for the 2019 Performance Share awards results in the maximum number of Performance Shares vesting, and (2) the HRC does not exercise its discretion to cause the forfeiture of the Performance Shares, the named executives would be entitled to receive the number of Performance Shares having the related total service inception date fair value shown after his or her name, plus related dividend credits payable in the form of additional Performance Shares: Mr. Shrewsberry – 209,847 Performance Shares, $10,406,313; Mr. Parker – 56,716 Performance Shares, $2,812,546; Ms. Mack – 164,475 Performance Shares, $8,156,315; Mr. Pelos – 170,146 Performance Shares, $8,437,540; and Mr. Van Beurden – 46,032 Performance Shares, $2,250,044. Mr. Sloan received an award while he was CEO with a maximum number of 453,721 Performance Shares having a related total service inception date fair value of $22,500,024; however, following the completion of the compensation process for 2019 performance, the HRC exercised its discretion to cancel the Performance Share award in accordance with the award’s terms.

Additional information about the Performance Shares and other awards appears in our CD&A and in the Grants of Plan-Based Awards table, footnotes, and related narrative.

(6)	Amounts shown in column (f) for 2019 reflect annual incentive awards made to each named executive in March 2020 based on 2019 performance.

(7)	Amounts shown in column (g) for 2019 represent the change in the actuarial present value of the named executive’s pension benefits under our Cash Balance and Supplemental Cash Balance Plans from December 31, 2019. All benefits under these plans were frozen in July 2009, and no additional retirement benefit has accrued to any named executive since that date. We are required by SEC rules to show the change in the amount included in column (g) generally using the same actuarial method and assumptions we use for financial accounting purposes to calculate the current value of a future pension benefit payout as described in footnote (2) to the Pension Benefits table below. Information about the actuarial and other assumptions used to compute the value of pension benefits for our named executives is discussed in Note 1 (Summary of Significant Accounting Policies – Pension Accounting) and Note 23 (Employee Benefits and Other Expenses – Pension and Postretirement Plans) to our 2019 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and under 2019 Pension Benefits below, including in footnotes (2) and (3) to the 2019 Pension Benefits table. See footnote (8) below and the table, footnotes, and related narrative under 2019 Nonqualified Deferred Compensation for additional information regarding Ms. Mack’s deferred compensation.

(8)	Except as described in this footnote for Ms. Mack, none of the named executives received any above-market or preferential earnings on deferred compensation for the years shown, and therefore no earnings on deferred compensation are included in column (g) pursuant to SEC rules, other than for Ms. Mack. The amount shown for Ms. Mack consists of above-market interest of $27,697 earned on amounts deferred by her under the frozen Wachovia Deferred Compensation Plan I (the Wachovia Deferred Compensation Plan) calculated at a rate per annum equal to the prime rate averaged over four quarters plus 2%. The Wachovia Deferred Compensation Plan was frozen prior to the Wachovia merger, and neither Ms. Mack nor any other participants may make additional deferrals under, nor may any new employees participate in this plan, although interest will continue to accrue on previously deferred amounts.

(9)	Except for Messrs. Scharf, Parker, and Van Beurden, who did not participate in the Company’s 401(k) Plan during 2019, column (h) for 2019 includes for each named executive a Company matching contribution of $16,800 under the 401(k) Plan, as is provided for all eligible participants in the 401(k) Plan. Column (h) for Mr. Sloan also includes $5,105 for personal use of a part-time driver (based on fuel and driver wage) provided to him following his retirement from the Company under our Chairman/CEO Post-Retirement Policy, which is discussed in more detail under Potential Post-Employment Payments below. Other than with respect to Mr. Parker and Mr. Van Beurden, as discussed in footnote (10) below, perquisites received by each other named executive in 2019 did not exceed $10,000 in the aggregate and thus are not included in column (h), as permitted under SEC rules.

(10)	Column (h) for Mr. Parker includes $26,050 in perquisites, consisting of relocation expenses, the incremental cost of guest attendance at a Wells Fargo employee recognition event, personal use of a Company driver (based on fuel and driver wage), and personal use of corporate aircraft on one occasion necessitated by a time-sensitive business matter and the need to meet a prior personal commitment (based on fuel, landing and parking fees, crew costs and meals); and for Mr. Van Beurden, $34,159 in total perquisites, consisting of $31,039 for residential security and the incremental cost of $3,120 for guest attendance at a Wells Fargo employee recognition event.

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2019 Grants of Plan-Based Awards

The following table provides additional information about the named executives’ stock awards including target and maximum 2019 annual incentive awards and 2019 Performance Share awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#) (i)	Closing Price of Stock on Date of Grant ($/Sh) (j)	Grant Date Fair Value of Stock and Option Awards ($) (k)(3)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Scharf	10/21/2019	—	5,000,000	—	—	—	—	—	—	—
	10/21/2019	—	—	—	—	—	—	570,421	50.46	28,783,444
	10/21/2019	—	—	—	—	—	—	100	50.46	5,046
Shrewsberry	2/26/2019	—	2,000,000	3,000,000	—	—	—	—	—	—
	2/26/2019	—	—	—	—	139,898	209,847	—	49.59	6,937,542
	2/26/2019	—	—	—	—	—	—	46,633	49.59	2,312,530
Sloan	2/26/2019	—	—	—	—	—	—	—	—	—
	2/26/2019	—	—	—	—	302,481	453,721	—	49.59	15,000,033
Parker	2/26/2019	—	1,782,000	2,673,000	—	—	—	—	—	—
	2/26/2019	—	—	—	—	37,811	56,716	—	49.59	1,875,047
	2/26/2019	—	—	—	—	—	—	22,687	49.59	1,125,048
	3/26/2019	—	—	—	—	—	—	40,808	49.01	2,000,000
	3/26/2019	—	—	—	—	—	—	100	49.01	4,901
Mack	2/26/2019	—	1,750,000	2,625,000	—	—	—	—	—	—
	2/26/2019	—	—	—	—	109,650	164,475	—	49.59	5,437,544
	2/26/2019	—	—	—	—	—	—	36,550	49.59	1,812,515
Pelos	2/26/2019	—	1,750,000	2,625,000	—	—	—	—	—	—
	2/26/2019	—	—	—	—	113,431	170,146	—	49.59	5,625,043
	2/26/2019	—	—	—	—	—	—	37,811	49.59	1,875,047
Van Beurden	4/8/2019	—	1,000,000	1,500,000	—	—	—	—	—	—
	4/8/2019	—	—	—	—	30,688	46,032	—	48.88	1,500,029
	4/8/2019	—	—	—	—	—	—	10,230	48.88	500,042
	4/8/2019	—	—	—	—	—	—	85,925	48.88	4,200,014

(1)	Our Performance-Based Compensation Policy under which we make annual incentive compensation awards to named executives is a “non-equity” incentive plan under SEC rules. The amounts shown in columns (d) and (e) represent the 2019 estimated future payment of awards to the named executives upon satisfaction of performance conditions established pursuant to the policy, except in the case of Mr. Sloan. The HRC did not establish a pre-determined target and maximum incentive award opportunity below the overall limit for Mr. Sloan for 2019 to retain greater discretion in determining his annual incentive award. The target and maximum incentive award opportunity for Mr. Parker takes into account his base salary of $1,500,000 as General Counsel before and after his services as Interim CEO and President, and his adjusted base salary of $2,000,000 from March 28, 2019 to October 21, 2019.

(2)	The potential equity incentive plan awards shown in columns (g) and (h) represent the target and maximum number of Performance Share awards granted during 2019, with the value described in footnote (4) of the Summary Compensation table and included in column (e) of the Summary Compensation Table. Additional information regarding the terms of these awards appears in the narrative following this table and in our CD&A.

(3)

Under the applicable FASB ASC Topic 718 rules, because the HRC has the discretion to cause all or a portion of any unpaid award to be forfeited upon the occurrence of certain trigger events, the “grant date” for (i) the 2019 Performance Shares will not be determined until after the conclusion of the performance period, and (ii) the RSRs will not be determined until the applicable vesting date. As a result, the total amount reported in column (k) above represents the fair value of the 2019 Performance Share or RSR award on its “service inception date” (i.e., the date the HRC approved each award), based (i) for a Performance Share award upon the then-probable outcome of the RORCE performance condition (i.e., the target value of the award), and (ii) for an RSR award upon

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the full number of shares subject to the award. See Notes 1 and 21 to our 2019 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, regarding assumptions underlying the valuation of these awards, and footnote (4) to the Summary Compensation Table for additional information.

Additional Information About Equity Grants

Performance Shares

The HRC granted 2019 Performance Shares to our named executive officers other than Mr. Scharf. Mr. Scharf joined the Company in October 2019 and did not receive 2019 Performance Shares. The potential target and maximum share amounts of these awards are shown in columns (g) and (h) in the table above. Each Performance Share represents the right to receive one share of Company common stock upon vesting, net of withholding for income taxes, and includes the right to receive dividend equivalents in the form of additional Performance Shares. These additional Performance Shares will be distributed in shares of our common stock when and if the underlying Performance Shares vest and are distributed.

The 2019 Performance Share awards vest after three years in the first quarter of 2022, with the target number of Performance Shares for each named executive subject to adjustment upward (to a maximum of 150% of the original target amount granted) or downward (to zero) based on our Company’s RORCE performance over the three-year period ending December 31, 2021, and additional net operating loss, TSR, and forfeiture conditions. Performance Share awards are subject to the vesting treatment described under Potential Post-Employment Payments and to the Committee’s discretion to reduce or eliminate any award based on specified Company or individual performance triggers. Additional information about the terms of these awards appears in the CD&A and in footnotes (3), (4), and (5) to the Summary Compensation Table.

RSRs

The HRC granted RSRs to Ms. Mack, Mr. Parker, Mr. Pelos, and Mr. Shrewsberry on February 26, 2019 that will vest in three equal installments on March 15, 2020, March 15, 2021, and March 15, 2022, and to Mr. Van Beurden on April 8, 2019 that will vest in three equal annual installments beginning on the first anniversary of the grant date. The HRC granted RSRs to Mr. Parker on March 26, 2019 in connection with his appointment as Interim CEO and President that will vest in full on the first anniversary of the grant date, and to Mr. Van Beurden on April 8, 2019 to replace compensation forfeited by him from his prior employer that will vest in three equal and consecutive annual installments beginning on the first anniversary of the grant date. The HRC granted RSRs to Mr. Scharf on October 21, 2019 to replace compensation forfeited by him from his prior employer that will vest in five equal and consecutive annual installments beginning on the first anniversary of the grant date.

Clawback Policies and Forfeiture Provisions

The HRC, in its discretion, may clawback or cause the forfeiture of these awards upon the occurrence of certain triggering events under our Company’s clawback policies and the forfeiture provisions contained in each equity award. Following the completion of the compensation process for 2019 performance, the HRC exercised its discretion to cancel Mr. Sloan’s 2019 Performance Share award. More information regarding these policies and provisions is provided under Risk Management and Accountability in the CD&A.

Stock Ownership Policy

The named executives have agreed to hold, while employed by our Company and for at least one year after retirement, shares of Company common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon vesting of the Performance Shares and RSRs, subject to a maximum shareholding requirement of ten times the named executive’s base salary.

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Outstanding Equity Awards at Fiscal Year-End 2019

The following table shows information about the number and value of outstanding RSRs and Performance Share awards, including related accrued dividend equivalents, as of December 31, 2019. None of our named executives had outstanding stock options as of December 31, 2019.

	Stock Awards(1)
Name (a)	Number of Units of Stock That Have Not Vested (#) (b)(2)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
Scharf	575,763	F	30,976,039	—	—
Shrewsberry	48,068	C	2,586,047	—	—
	199,096	G	10,711,366	—	—
	—		—	164,041	8,825,406
	—		—	144,202	7,758,085
Sloan	7,516	A	404,340	—	—
	331,826	G	17,852,214	—	—
	—		—	248,279	13,357,406
	—		—	311,788	16,774,173
Parker	23,385	C	1,258,114	—	—
	42,064	D	2,263,020	—	—
	92,466	G	4,974,661	—	—
	—		—	79,804	4,293,462
	—		—	38,974	2,096,820
Mack	1,392	B	74,891	—	—
	37,675	C	2,026,891	—	—
	77,426	G	4,165,520	—	—
	—		—	97,538	5,247,559
	—		—	113,024	6,080,673
Pelos	2,101	B	113,043	—	—
	38,974	C	2,096,820	—	—
	110,609	G	5,950,776	—	—
	—		—	115,272	6,201,655
	—		—	116,921	6,290,349
Van Beurden	88,569	E	4,764,996	—	—
	10,545	E	567,308	—	—
	—		—	31,632	1,701,812

(1)	In accordance with SEC rules, this table does not include stock awards granted in March 2020. Values for stock awards in the table are based on the NYSE closing price per share of our common stock of $53.80 on December 31, 2019.

(2)	The unvested units of stock shown for the named executives in column (b) represent: (1) RSRs and dividend equivalents credited in the form of additional RSRs; and (2) Performance Shares granted in 2017 and dividend equivalents credited in the form of additional Performance Shares. All unvested units of stock shown are subject to the awards’ forfeiture conditions until paid.

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The 2017 Performance Shares, RSRs, and related dividend equivalents shown in the table above have the following vesting schedules:

A.	The balance of the award is subject to regulatory approval.

B.	The balance of the award will vest on March 15, 2020.

C.	In three equal installments – one-third of the indicated award vested on March 15, 2020; the balance of the award will vest in equal tranches on March 15, 2021 and 2022.

D.	In one installment that will vest on March 26, 2020.

E.	In three equal installments – one-third of the indicated award will vest on April 8, 2020; the balance of the award will vest in equal tranches on April 8, 2021 and 2022.

F.	In five equal installments – one-fifth of the indicated award will vest on each of October 21, 2020, 2021, 2022, 2023 and 2024

G.	The 2017 Performance Shares’ performance period was completed on December 31, 2019. Based on our Company’s relative RORCE performance, the awards were certified by the HRC at 117% of target. As discussed in the CD&A, the HRC has delayed payment of the 2017 Performance Shares to named executives and other executive officers. The 2017 Performance Shares shown represent the actual number of shares, including related accrued dividend equivalents (rounded to the nearest whole share), as of December 31, 2019, payable in March 2020.

(3)	For each named executive, the number of shares shown opposite his or her name: (1) for Messrs. Shrewsberry, Sloan, and Van Beurden in the third line of column (d) and for Messrs. Parker and Pelos and Ms. Mack in the fourth line of column (d), represents the target number, including dividend equivalents, of Performance Shares granted in 2018 that will vest in full, if at all, in the first quarter of 2021 after completion of the three-year performance period ending December 31, 2020; and (2) for Messrs. Shrewsberry, and Van Beurden in the fourth line of column (d) and for Messrs. Parker and Pelos and Ms. Mack in the fifth line of column (d), represents the target number of Performance Shares granted in 2019 that will vest in full, if at all, in the first quarter of 2022 after completion of the three-year performance period ending December 31, 2021, in each case, subject to the HRC’s determination that our Company has met RORCE performance criteria for the applicable three-year performance periods, as well as the net operating loss and forfeiture conditions specified in each award. For Mr. Sloan, the number of shares in the fourth line of column (d) represents the target number of Performance Shares granted in 2019 that would have vested in full, if at all, in the first quarter of 2022; however, following the completion of the compensation process for 2019 performance, the HRC exercised its discretion to cancel the Performance Share award in accordance with the award’s terms. The performance criteria and forfeiture conditions for the 2019 Performance Shares are discussed in our CD&A and following the Grants of Plan-Based Awards table above. As required by SEC rules, we are reporting the number of Performance Shares (including dividend equivalents, as described in footnote (4) below) at target payout for the 2018 Performance Shares and at target payout for the 2019 Performance Shares, in each case based on our Company’s performance through December 31, 2019.

(4)	The number of RSRs (including the 2017 Performance Shares) shown in column (b) and the number of Performance Shares shown in column (d) include dividend equivalents. These dividend equivalent RSRs and Performance Shares will vest in each case when and as the related RSR or Performance Share award vests, and were calculated based on dividends paid on our Company’s common stock and the NYSE closing price per share of Company common stock on each dividend payment date. As of December 31, 2019, our named executives were credited with the following respective numbers of dividend equivalents (rounded to the nearest whole share): Mr. Scharf – 5,342 RSRs; Mr. Shrewsberry – 18,602 RSRs (includes 2017 Performance Shares) and 14,101 Performance Shares; Mr. Sloan – 29,594 RSRs (includes 2017 Performance Shares) and 24,135 Performance Shares; Mr. Parker – 9,926 RSRs (includes 2017 Performance Shares) and 5,929 Performance Shares; Ms. Mack – 7,921 RSRs (includes 2017 Performance Shares) and 9,199 Performance Shares; Mr. Pelos – 10,882 RSRs (includes 2017 Performance Shares) and 10,374 Performance Shares; and Mr. Van Beurden – 2,958 RSRs and 944 Performance Shares.

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2019 Option Exercises and Stock Vested

The following table shows information about the stock awards that vested during 2019, including Performance Share awards that vested based on the Company’s performance over the three-year performance period ended December 31, 2018. None of our named executives had outstanding stock options as of December 31, 2019.

	Stock Awards*
Name (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Scharf	100	5,046
	—	—
	—	—
Shrewsberry	4,910	242,052
	255,432	12,940,160
	—	—
Sloan	357,603	18,116,191
	—	—
	—	—
Parker	100	4,901
	—	—
	—	—
Mack	49,667	2,516,119
	2,174	110,154
	1,350	68,415
Pelos	62,439	3,163,158
	2,498	126,531
	2,038	103,268
Van Beurden	— — —	— — —

*	The number of shares shown in column (b) represents Performance Share awards, RSRs, and related dividend equivalents in the form of additional Performance Shares and RSRs, respectively, that vested on various dates during 2019. The “value realized” upon the vesting of these Performance Share awards and RSRs and related dividend equivalents shown in column (c) is equal to the number of shares vested, times the NYSE closing share price of our common stock on each applicable vesting date.

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2019 Pension Benefits

The following table provides information about retirement benefits with respect to each of our named executives under the pension plans in which the named executive participates. Messrs. Scharf, Parker, and Van Beurden were not eligible to participate in the pension plans, as the pension plans were frozen prior to their hire dates. The terms of the plans are described below the table. Except for Mr. Sloan, no payments to our named executives were made from the pension plans in 2019.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2)(3) (d)	Payments During Last Fiscal Year ($) (e)
Scharf	Cash Balance Plan	—	—	—
	Supplemental Cash Balance Plan	—	—	—
	Total	—	—	—
Shrewsberry	Cash Balance Plan	8	103,783	—
	Supplemental Cash Balance Plan	8	269,536	—
	Total	—	373,319	—
Sloan	Cash Balance Plan	21	0	185,579
	Supplemental Cash Balance Plan	21	1,401,085	—
	Total	—	1,401,085	185,579
Parker	Cash Balance Plan	—	—	—
	Supplemental Cash Balance Plan	—	—	—
	Total	—	—	—
Mack	Cash Balance Plan	25	850,075	—
	Total	—	850,075	—
Pelos	Cash Balance Plan	23	330,365	—
	Supplemental Cash Balance Plan	23	246,041	—
	Total	—	576,406	—
Van Beurden	Cash Balance Plan	—	—	—
	Supplemental Cash Balance Plan	—	—	—
	Total	—	—	—

(1)	Effective July 1, 2009, we froze the Wells Fargo Cash Balance Plan (the Cash Balance Plan) and the Wells Fargo Supplemental Cash Balance Plan (the Supplemental Cash Balance Plan) (together with the Cash Balance Plan, the Combined Plans), and also froze and merged the Wachovia Corporation Pension Plan (the Wachovia Pension Plan) in which Ms. Mack participated, into the Cash Balance Plan.

(2)	The amounts shown in column (d) are determined as of December 31, 2019 and represent the present value of the named executives’ respective accrued retirement benefits under the Combined Plans as of December 31, 2019, discounted to that date using the same assumptions and accounting policies (ASC 715) that we used to compute our benefit obligations under these plans and arrangements in our financial statements, except that (1) we made no assumption for death or termination of employment of named executives prior to normal retirement age, and (2) we used 65 as the “normal retirement age” for Messrs. Sloan, Shrewsberry, and Pelos. Because Ms. Mack participated in the frozen Wachovia Pension Plan, and has more than 20 years of credited service, she would be entitled to receive her full retirement benefit under that plan at age 62. We therefore used 62 as Ms. Mack’s assumed retirement age for purposes of computing the pension benefit for her shown in the above table. Additional information about Ms. Mack’s pension benefit is provided below under Description of Pension Plans.

(3)	A description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above, can be found under Note 1 and Note 23 to our 2019 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. See also the information under footnote (7) to the Summary Compensation Table.

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Description of Pension Plans

Cash Balance Plan and Supplemental Cash Balance Plan

On July 1, 2009, the Combined Plans were frozen. As a result of this freeze, and except for investment credits as described below, no additional retirement benefits or additional years of credited service have accrued for our named executives since this date. Ms. Mack participated in the Wachovia Pension Plan until it was frozen and merged into the Cash Balance Plan in July 2009. As a result of this merger, all benefits accrued by Ms. Mack under the Wachovia Pension Plan were also frozen. No additional benefits have accrued to her since that date, and her benefits will be paid to her from the Cash Balance Plan upon her retirement.

Under the Cash Balance Plan, pension benefits generally are determined by the value of the employee’s vested cash balance account. Prior to the freeze of the Cash Balance Plan in July 2009, we credited an employee’s account with compensation credits and investment credits each quarter. The credits were based on a percentage of the employee’s certified compensation, as defined in the Cash Balance Plan, for the quarter, calculated using the employee’s age and years of credited service as of the end of each quarter.

Employees who participated in the Cash Balance Plan whose benefits under the Cash Balance Plan were limited due to Internal Revenue Code (IRC) imposed limits or whose benefits were limited because they chose to defer a portion of their compensation into the Deferred Compensation Plan (defined below), also participated in the Supplemental Cash Balance Plan. Under the Supplemental Cash Balance Plan, participants received compensation and investment credits to their plan accounts, determined by points assigned to each employee at the end of each year based on years of service and age.

We continue to credit each account under the Combined Plans, on the last day of each quarter, with investment credits. For 2019, we determined each quarterly investment credit by multiplying the amount of the account balance at the beginning of the quarter by 25% of an average of 30-year U.S. Treasury bond rates (adjusted quarterly). Under the Cash Balance Plan, the investment credit for each calendar quarter beginning on or after January 1, 2009 is required to be not less than 25% of 2.83%. This minimum rate does not apply to the Supplemental Cash Balance Plan.

“Normal retirement age” under the Combined Plans is defined as age 65. We pay the value of the employee’s account balance under the Cash Balance Plan at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as the employee elects. We pay the value of an employee’s account balance in the Supplemental Cash Balance Plan in either a lump sum or an actuarially equivalent monthly annuity in the year following the employee’s “separation from service” as defined in the Supplemental Cash Balance Plan and IRC Section 409A. Pursuant to IRC Section 409A and the terms of the Supplemental Cash Balance Plan, all employees who were participants in the Supplemental Cash Balance Plan made an irrevocable election as to the form of distribution (lump sum or monthly annuity) prior to December 31, 2008. If no election was made, the Supplemental Cash Balance Plan provides for a lump sum distribution of benefits. Mr. Sloan elected to receive his benefit as an annuity. Because Messrs. Shrewsberry and Pelos made no elections, they will receive their respective benefits as lump sum distributions. Ms. Mack did not participate in the Supplemental Cash Balance Plan.

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2019 Nonqualified Deferred Compensation

The following table provides information about the participation by each named executive in our nonqualified deferred compensation plans. The terms of the plans are described below the table.

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY(1) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(2) ($) (f)
Scharf
Deferred Compensation Plan	—	—	—	—	—
Supplemental 401(k) Plan	—	—	—	—	—
Shrewsberry
Deferred Compensation Plan	—	—	397,118	—	2,200,621
Supplemental 401(k) Plan	—	—	99,939	—	639,076
Sloan
Deferred Compensation Plan	—	—	2,269,079	(307,723)	13,600,828
Supplemental 401(k) Plan	—	—	429,382	—	2,432,917
Parker
Deferred Compensation Plan	—	—	—	—	—
Supplemental 401(k) Plan	—	—	—	—	—
Mack
Wachovia Deferral Compensation Plan	—	—	42,651	—	636,057
Supplemental 401(k) Plan	—	—	—	—	—
Pelos
Deferred Compensation Plan	—	—	524,658	(80,214)	2,933,531
Supplemental 401(k) Plan	—	—	77,547	—	463,704
Van Beurden
Deferred Compensation Plan	—	—	—	—	—
Supplemental 401(k) Plan	—	—	—	—	—

(1)	Except as noted for Ms. Mack, none of the earnings shown in column (d) for Messrs. Sloan, Shrewsberry, or Pelos have been included in the Summary Compensation Table because none are “preferential” or “above-market.” As discussed in footnote (8) to the Summary Compensation Table, $27,697.24 of the earnings shown for Ms. Mack in column (d) above represents earnings on deferred compensation under the frozen Wachovia Deferred Compensation Plan discussed below at an interest rate (the prime rate averaged over four quarters plus 2%) that may be deemed “preferential” or “above-market.” As required by SEC rules, this amount has been included for Ms. Mack in column (g) to the Summary Compensation Table.

(2)	Amounts earned as salary or cash incentive and deferred by the named executives are included in column (f), and have been disclosed in the Summary Compensation Table and related footnotes in our proxy statements for each prior year in which we included the named executive. Except as noted in footnote (1) for Ms. Mack, earnings on these amounts for named executives were not considered “preferential” as discussed in footnote (1), and therefore not disclosed. The aggregate amount of (i) all cash annual incentive compensation awards deferred under the Deferred Compensation Plan and (ii) contributions credited under the Supplemental 401(k) Plan until the plan was frozen on July 1, 2009, that we disclosed for Mr. Shrewsberry in Summary Compensation Tables in prior years’ proxy statements, and the years in which he appeared in those prior years’ proxy statements, were: $2,318,667 in cash annual incentive award deferrals (2014-2017).

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Description of Nonqualified Deferred Compensation Plans

Deferred Compensation Plan

Each of our named executives is eligible to participate in the Deferred Compensation Plan, which allows certain members of management and highly compensated employees to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years selected by the employee. For 2019, compensation eligible for deferral includes salaries, incentives, commissions, and bonuses earned during 2019 and payable no later than March 15, 2020, subject to any limitations on the compensation amount or type determined by the plan administrator. The Deferred Compensation Plan also provides for supplemental Company matching contributions and supplemental Company discretionary profit sharing contributions related to any compensation deferred by a plan participant, including named executives, that would have been eligible (up to certain IRS limits) but for this deferral, for a matching contribution or discretionary profit sharing contribution under the 401(k) Plan.

The Deferred Compensation Plan currently offers the following three broad categories of earnings options, which generally mirror the investment options offered in the 401(k) Plan:

•

CD Investment Option. Under the CD investment option, deferred compensation will earn the same return as if it were a $10,000 certificate of deposit with a maturity of one year sold by Wells Fargo Bank, N.A. and available in Minnesota.

•

Funds Investment Option. Under the funds investment option, deferred compensation will earn the same return as if invested in one or more fund investments selected by the participant. The table below shows the fund investments selected by one or more named executives during 2019, and the “total return” for each such option, as that term is defined in footnote (2) to the table. The funds investment options available to all plan participants during 2019, including the named executives, are listed in footnote (3) to the table.

•

Common Stock Investment Option. Under the Company common stock investment option, deferred compensation will earn the same return as if invested in our common stock, including reinvestment of dividends.

An employee may allocate deferred compensation among the earnings options in increments of 1% and may elect to reallocate his or her deferral account as of each business day. However, any deferral amounts allocated to the common stock option are required to remain in that investment option and may not be reallocated.

Information about the options offered under the Deferred Compensation Plan in which one or more of the named executive’s accounts was invested during 2019, including each option’s rate of return during 2019, is as follows:

Investment Options	Description	2019 Return
CD Option	Interest rate available in Minnesota on WFBNA $10,000 certificate of deposit	0.724%
Funds Options(2)(3)	U.S. Bond Index Fund	8.72%
	Global Bond Fund	9.27%
	Standard and Poor’s 500 Index Fund	31.47%
	Standard and Poor’s MidCap Index Fund	26.19%
	Russell Small Cap Index Fund	25.48%
	International Equity Fund	23.36%
	Emerging Markets Equity Fund	17.62%
Common Stock Option	TSR (Total Shareholder Return) on Wells Fargo common stock with dividends reinvested	21.4%

(1)	During 2019, the return on the CD Option ranged from 1.24% to 0.15%, with an average return of 0.724%.

(2)	For each listed funds investment option, the indicated return is the total return for each fund for 2019. Total return is calculated by taking the change in net asset value of a fund, reinvesting all income and capital gains or other distributions during the indicated calendar year, and dividing the result by the starting net asset value. Total return does not reflect sales charges (if applicable), but does account for management, administrative and Rule 12b-1 fees, as well as other costs that are automatically deducted from fund assets.

(3)	In addition to the funds listed in the table and twelve Wells Fargo/State Street Bank-sponsored target funds, the fund investment options during 2019 included the following: Diversified Real Asset Fund, NASDAQ 100 Index Fund, International Index Fund, Emerging Markets Index Fund, and Global ESG Equity Index Fund.

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Executive Compensation

An employee electing to defer compensation selects the year the distribution is to begin and the method of the distribution—either lump sum or annual installments over no more than ten years. An employee may not make an early withdrawal of any portion of a deferral account for amounts deferred for 2004 or later, but may withdraw all or a portion of a deferral account for amounts deferred on or after January 1, 2013 due to an unforeseen emergency, as defined in the Deferred Compensation Plan. Early withdrawal of amounts deferred for 2003 or earlier are governed by the terms of the Deferred Compensation Plan in effect at the time of the deferral.

Once selected, the employee cannot change the method of distribution, except that an employee may elect one time (subject to certain requirements) to re-defer a distribution to a year that is at least five years after the date originally selected if it relates to a deferral for 2005 or later, or at least three years after the date originally selected if it relates to a deferral for 2004 or earlier. The Deferred Compensation Plan specifies certain timing for distributions after a separation from service, as defined in the plan and IRC Section 409A, depending on whether the separation from service occurs before or after the originally scheduled distribution date.

Supplemental 401(k) Plan

Our named executives were eligible for, and were automatically enrolled in, the Supplemental 401(k) Plan until it was frozen on July 1, 2009. The Supplemental 401(k) Plan is an unfunded, nonqualified deferred compensation plan subject to IRC Section 409A and designed to restore certain benefits under the Wells Fargo 401(k) Plan lost due to IRC-imposed limits on contributions and/or eligible compensation. Prior to the freeze, the Supplemental 401(k) Plan provided for Company contributions equal to the employee’s deferral election in the Wells Fargo 401(k) Plan as of January 1 for the relevant year up to 6% of certified compensation. No employee contributions were accepted in the Supplemental 401(k) Plan.

Supplemental 401(k) Plan account contributions are treated as if invested in our common stock, and are credited to reflect dividends paid. Prior to January 1, 2015, all dividend allocations were treated as if reinvested in our common stock; after January 1, 2015, dividend allocations are credited to the CD investment option unless the employee elects before the dividend payment date to have the dividend treated as if reinvested in our common stock. Information regarding the CD investment option and our common stock, including the applicable dividend rate per share is shown under Deferred Compensation Plan above. As of December 31, 2019, each named executive participating in the Supplemental 401(k) Plan had the following number of shares of common stock credited to his or her account: Mr. Shrewsberry, 10,315 shares; Mr. Sloan, 45,221 shares; and Mr. Pelos, 8,148 shares.

We will distribute an employee’s vested Supplemental 401(k) Plan account balance following a separation in service as defined in the plan, either in a lump sum or in installments as previously elected by the employee, in the form of (a) shares of our common stock, with cash for any fractional shares and for dividend allocations after January 1, 2015, or (b) cash, depending on the investment allocations (common stock or the CD investment option) made by the employee.

Wachovia Deferred Compensation Plan

As a former Wachovia executive, Ms. Mack participated in the Wachovia Deferred Compensation Plan. Participation in this plan was frozen and contributions to the plan ceased, effective December 31, 2001.

The Wachovia Deferred Compensation Plan was an unfunded, nonqualified deferred compensation plan that allowed certain highly compensated and management employees to defer base salary and/or incentive payments until a future date (generally retirement, death, or separation from service). Participants’ account balances are credited on December 31 each year with a rate of interest equal to the average of the Prime Rate over four quarters plus 2%. The plan specifies the form and term of payment for participants’ account balances and permits early withdrawal of account balances in certain circumstances, including periodic early voluntary withdrawals (subject to a 6% early withdrawal penalty) and in the case of an emergency resulting in severe financial hardship.

Potential Post-Employment Payments

We do not have employment or other severance agreements with our named executives. The table below shows estimated post-employment payments for our named executives serving as of December 31, 2019, assuming they had terminated employment on that day. To estimate the payment amounts for each named executive, we used the closing price of our common stock on December 31, 2019 of $53.80.

2020 Proxy Statement	99

Executive Compensation

The following items are not included in the table or description below:

•	Retirement benefits under our Cash Balance Plan and Supplemental Cash Balance Plan, which are described above under 2019 Pension Benefits.

•	Distributions of balances under our deferred compensation plans and Supplemental 401(k) Plan, which balances are shown in the 2019 Nonqualified Deferred Compensation table above.

•

Payments and benefits provided on a non-discriminatory basis to employees upon termination of employment. These include accrued salary and accrued but unused paid time off, severance payments under our Salary Continuation Pay Plan, distributions of plan balances under our 401(k) Plan, and welfare benefits provided to all retirees, including access to unsubsidized retiree medical insurance. If eligible under the Salary Continuation Pay Plan, employees receive salary continuation payments based on no more than $350,000 annual salary for 8 to 52 weeks depending on the number of completed years of service. If terminated as described below under Estimated Post-Employment Payments and eligible for the Salary Continuation Pay Plan, our named executives would receive the following aggregate amount under the Salary Continuation Pay Plan, as of December 31, 2019: Mr. Scharf – $53,846; Mr. Shrewsberry – $282,692; Mr. Parker – $53,846; Ms. Mack – $350,000; Mr. Pelos – $350,000; and Mr. Van Beurden – $53,846.

•

Retiree medical insurance subsidies, which are available to certain of our employees based on their service histories with Wells Fargo or legacy organizations. The estimated value of these retiree medical insurance subsidies is as follows: Mr. Pelos – $72,751, assuming Mr. Pelos retired and began receiving benefits on December 31, 2019 and elected to cover his spouse based on a 3.10% discount rate and the same assumptions used for our 2019 year-end financial disclosures.

Estimated Post-Employment Payments(1)

		Type of Termination(2)(3)(4)
Name	Type of Payment	Death ($)	Disability; Involuntary Due to Displacement, Divestiture, or Affiliate Change in Control; or Retirement ($)
Scharf	Restricted Share Rights	30,976,039	30,976,039
	Performance Shares	—	—
Shrewsberry	Restricted Share Rights	11,741,067	13,297,412
	Performance Shares	16,583,491	16,583,491
Parker	Restricted Share Rights	7,772,968	8,495,795
	Performance Shares	6,390,282	6,390,282
Mack	Restricted Share Rights	5,662,051	6,267,302
	Performance Shares	11,328,232	11,328,232
Pelos	Restricted Share Rights	7,295,979	8,160,639
	Performance Shares	12,492,005	12,492,005
Van Beurden	Restricted Share Rights	5,332,304	5,332,304
	Performance Shares	1,701,812	1,701,812

(1)	The amounts in the table represent potential payments to each named executive based on a termination assumed to have occurred on December 31, 2019.

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Executive Compensation

(2)	None of the outstanding equity awards granted under the Company’s Long-Term Incentive Compensation Plan (LTICP) have automatic “single trigger” vesting upon an acquisition of our Company or major Board changes. Generally, unvested Performance Shares and RSRs are treated as follows upon termination of employment:

Reason for Termination	Impact on Vesting
Death

•   Immediate vesting of Performance Shares (at target, unless the final number earned is determinable because the termination occurs after the end of the performance period), subject to forfeiture provisions

•   Immediate vesting of RSRs, subject to forfeiture provisions

Disability or involuntary due to displacement, divestiture, or an affiliate change in control

•   Continued vesting on schedule of Performance Shares, subject to (i) RORCE and net operating loss performance, (ii) forfeiture provisions, and (iii) compliance with covenants. Covenants may include (a) non-competition, (b) non-solicitation of employees and customers, (c) non-disclosure of trade secrets and other confidential information, and (d) non-disparagement, subject to applicable laws and regulations

•   Immediate vesting of RSRs, subject to forfeiture provisions

Retirement (unless terminated for cause)

•   Continued vesting on schedule of Performance Shares, subject to RORCE performance, forfeiture provisions, and compliance with covenants noted above

•   Continued vesting on schedule of RSRs, subject to forfeiture provisions

Other voluntary or involuntary termination (if not retirement eligible)	• Performance Shares and RSRs forfeit immediately

See Risk Management and Accountability in our CD&A for a description of our equity award forfeiture provisions and clawback policies.

(3)	The values shown in the table for the RSRs include the value of the 2017 Performance Shares, for which the performance period was completed on December 31, 2019. For the 2018 and 2019 Performance Shares, (i) for death, awards are valued at target pursuant to the terms of the applicable award agreements; and (ii) for disability, certain involuntary terminations, or voluntary retirement, awards are valued at the target level of performance achievement as of December 31, 2019. However, because the applicable performance period for each of these awards has not yet been completed, the actual number of 2018 and 2019 Performance Shares earned will depend on our Company’s relative level of RORCE performance over the performance period for each award and the satisfaction of the net operating loss performance condition. Each award may also be credited additional dividend equivalents, as described in footnote (4) the Outstanding Equity Awards at Fiscal Year-End 2019 table.

(4)	Under the LTICP, certain involuntary terminations include terminations due to displacement and receipt of a lump sum severance benefit, placement on a leave that results in receipt of severance benefits, or a termination associated with an affiliate change in control. Under the LTICP, retirement generally occurs when a named executive has reached the earliest of (a) age 55 with ten completed years of service, (b) 80 points (with one point credited for each completed age year and one point credited for each completed year of service); or (c) age 65. As of December 31, 2019, each of our named executives, other than Messrs. Shrewsberry, Parker, and Van Beurden, met this definition of retirement. For Mr. Scharf, retirement means the termination of employment (i) after reaching age 55 with five completed years of service or (ii) based on such more favorable treatment as may apply under the practices of the Company in effect from time to time. As of December 31, 2019, Mr. Scharf did not meet this definition of retirement.

As described in our CD&A, Mr. Sloan did not receive any special treatment or additional compensation arrangements, including severance, in connection with his retirement. Because he met age and service requirements, he was provided normal retirement treatment under the Company’s plans that are applicable to all eligible employees. These terms generally provide for continued vesting of equity awards on their normal schedule over the next three years, subject to, among other conditions, achievement of any applicable performance goals as determined by the HRC and compliance with post-employment restrictive covenants. See the table, notes and related narrative under Outstanding Equity Awards at Fiscal Year-End 2019 for additional information regarding Mr. Sloan’s outstanding stock awards. Upon his retirement, Mr. Sloan was eligible to receive a retirement medical insurance subsidy valued at $35,472 based on a 3.10% discount rate.

Our Chairman/CEO Post-Retirement Policy provides for office space, an administrative assistant and a part-time driver at our expense for two years following retirement as long as the eligible individual remains available for management consultation and continues to represent us with our customers, community and employees during this period. Under this policy, after his retirement, Mr. Sloan received the use of a part-time driver and office space in a Wells Fargo building and non-dedicated administrative assistance. See footnote (9) to the Summary Compensation Table for more information. Upon his retirement, Mr. Scharf would be covered under this policy, and, subject to approval of our Board and HRC, he would be provided benefits under the policy, the value of which would depend on Mr. Scharf’s use of the same.

We are currently required to receive regulatory approval before we agree to, or make a post-employment payment to certain named executives, unless an exception applies. Accordingly, if a covered named executive terminates employment when this requirement is in place, then any of the post-employment payments described above will require regulatory approval unless an exception applies.

2020 Proxy Statement	101

Audit Matters

Item 3 – Ratify Appointment of Independent Registered Public Accounting Firm for 2020

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (independent auditors) retained to audit our Company’s financial statements. The Audit Committee has appointed KPMG LLP as our independent auditors for the year ending December 31, 2020, and shareholders will vote at the annual meeting to ratify this appointment. KPMG or its predecessors have examined the financial statements of our Company and its predecessors since 1931.

Although we are not required to seek shareholder ratification of KPMG’s appointment, our Board believes it is sound corporate governance to do so. If shareholders do not ratify the appointment of KPMG, the Audit Committee will consider the shareholders’ action in determining whether to appoint KPMG as our independent auditors for 2021. Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

Annual Evaluation Process for Selection of Independent Auditor

The Audit Committee conducts a comprehensive annual review process to select and retain the Company’s independent auditor. In connection with its annual review and as described in the Audit Committee Report below, the Audit Committee considered various factors as part of its assessment of the qualifications, performance, and independence of KPMG and its selection of KPMG as the Company’s independent auditor for 2020. These factors included:

•

Expertise and industry experience, including KPMG’s demonstrated understanding of the financial services industry and expertise with issues specific to global systemically important financial institutions (G-SIFIs) both as a firm and compared to other major accounting firms, and KPMG’s institutional knowledge of the breadth and complexity of our businesses, significant accounting practices, and system of internal controls;

•

Audit effectiveness, including historical and recent performance, quality and service on the Company’s audit; and the expertise of the lead audit partner and the professionalism, exhibited professional skepticism, objectivity, integrity, and trustworthiness of KPMG’s team (as described below, the Audit Committee’s assessment of KPMG’s performance is facilitated by holding regular executive sessions with KPMG and management, and meetings with the Audit Committee Chair and KPMG in between Audit Committee meetings and with KPMG senior management);

•

External data on audit quality and performance, including the results of Public Company Accounting Oversight Board (PCAOB) inspection reports on KPMG and KPMG’s Peer Review Reports on the Firm’s System of Quality Control, which involved the Audit Committee’s discussion with senior KPMG representatives regarding the results of such reports and reviews in comparison to other major accounting firms as well as actions by KPMG to continue to enhance the quality of its audit practice;

•	Analysis of KPMG’s known legal risks, including a discussion of significant legal or regulatory proceedings that may impair KPMG’s ability to perform our audit;

•	Reasonableness of fees, including KPMG’s aggregate and competitive fees as compared with peer accounting firms and financial institutions; and

•

Independence and auditor tenure, including KPMG’s tenure as the Company’s independent auditors; the rotation of the lead audit partner, concurring partner, and other key audit partners on the engagement team; KPMG’s policies regarding its independence and processes for maintaining its independence; and the other items regarding KPMG’s tenure, independence, and engagement as described below.

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Audit Matters

Auditor Independence Controls

Consideration of Regular Rotation of Independent Auditors and Oversight of Mandatory Audit Partner Rotation for Independence of Perspective in Audit Engagement

As part of its review process, the Audit Committee considers whether there should be regular rotation of the independent auditors in order to help promote continuing auditor independence, including the advisability and potential issues involved with selecting a different independent auditor. In evaluating KPMG’s independence, the Audit Committee takes carefully into consideration the mandatory rotation of each of the lead audit partner and concurring partner on the engagement team every five years and the rotation of other key audit partners as required under applicable SEC rules and regulations. The Audit Committee is involved in the selection of, and reviews and evaluates the lead audit partner as part of its oversight activities. The Audit Committee bases its selection of the lead audit partner on the Audit Committee’s interactions with prospective candidates, assessment of their professional experiences, and input received from KPMG and management. The Audit Committee believes this level of rotation within the audit engagement team is a key factor to help ensure the independence of perspective in connection with the audit engagement.

The Audit Committee recognizes the significant value of (1) maintaining a fresh perspective with KPMG’s audit engagement while at the same time benefitting from KPMG’s extensive experience in the financial services industry and with the Company and (2) avoiding the potential risks associated with appointing a new independent auditor, including the management time commitment involved with onboarding a new independent auditor.

Active Audit Committee Oversight	The Audit Committee meets regularly with KPMG both with management and in executive session at its regularly scheduled meetings throughout the year. The Audit Committee Chair also meets separately with KPMG in between meetings as necessary and appropriate.

Limits on Non-Audit Services	The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of KPMG and receives reporting from management on audit fee negotiations and performance against the audit plan. As discussed further below, the Audit Committee also has a strict policy in place which prohibits KPMG from providing certain non-audit services to Wells Fargo and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee.

KPMG’s Internal Processes and Procedures to Safeguard Independence	KPMG maintains its own internal processes and procedures with respect to maintaining its independence as the Company’s independent auditor. The Audit Committee receives reporting and information quarterly from management and KPMG regarding KPMG’s independence and its compliance with its internal processes and procedures.

Based on the assessment described above and in the Audit Committee Report, the Audit Committee and our Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of our Company and its shareholders.

 Item 3 – Ratify Appointment of Independent Registered Public  Accounting Firm for 2020

 Our Board recommends that you vote FOR the proposal to ratify the  appointment of KPMG as our independent registered public  accounting firm  for 2020.

2020 Proxy Statement	103

Audit Matters

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2019 and 2018:

	2019	2018
Audit Fees(1)	$45,607,000	$44,577,000
Audit-Related Fees(2)	4,143,000	5,639,000
Tax Fees(3)	7,187,000	6,350,000
All Other Fees(4)	244,000	1,083,000
Total	$57,181,000	$57,649,000

(1)	Audit Fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits, managed fund audits, registration activities (i.e., comfort letters, consent filings, etc.), and regulatory and compliance attest services.

(2)	Audit-Related Fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (Service Organization Control Reports), and due diligence work.

(3)	Tax Fees principally relate to the preparation of tax returns and compliance services, tax planning and consultation services and trust and estate tax compliance services.

(4)	Other Fees relate to non-tax related advisory and consulting services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee selects and oversees our independent auditors. Audit Committee policy prohibits KPMG from providing certain non-audit services to us and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee. There are three methods for pre-approving KPMG services. The Audit Committee may pre-approve, on an annual basis, recurring services such as the audits of our annual financial statements and internal control over financial reporting and the review of our quarterly financial statements. Preliminary fee levels will not exceed the amount pre-approved for these services in the preceding calendar year, and changes to these fee levels as a result of changes in the scope of services will be submitted to the Audit Committee for pre-approval on an annual basis. The Audit Committee must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the Audit Committee prior to such additional services being provided by KPMG. The Audit Committee may also pre-approve, for a particular fiscal year, specific types of audit, audit-related and tax services, subject to a fee cap for each of the three service type categories. Finally, the Audit Committee may pre-approve, from time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above. Actual fees incurred for services provided to us by KPMG are reported to the Audit Committee after the services have been fully performed. In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the Audit Committee considers whether the provision of the service by KPMG could impair the independence of KPMG with respect to us. As part of this process, the Audit Committee considers the facts and circumstances of the proposed engagement, including whether KPMG can provide the service more effectively and economically than other firms because of its familiarity with our businesses and operations. The Audit Committee also considers the proposed engagement in light of any other non-audit services provided to us by KPMG and the fees paid to KPMG for those services. The Audit Committee requires competitive bidding for non-audit services unless it is not warranted because of the facts and circumstances of the proposed engagement.

The Audit Committee has delegated pre-approval authority to designated Audit Committee members. Pre-approval by a designated Audit Committee member is used for time-sensitive engagements. Pre-approval decisions by a designated Audit Committee member are reported to the full Audit Committee at a future meeting.

The Audit Committee Report, which is provided below, shall not be deemed to be soliciting material or to be filed with the SEC and is not incorporated by reference into any of the Company’s previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

104	Wells Fargo & Company

Audit Matters

Audit Committee Report

The Audit Committee’s charter sets forth the Audit Committee’s purposes and responsibilities. The members of the Audit Committee who participated in the review, discussion, and recommendation of this report are named below. Each such member is independent, as independence for audit committee members is defined by NYSE rules. The Board has determined, in its business judgment, that each such member of the Audit Committee is financially literate as required by NYSE rules and each qualifies as an “audit committee financial expert” as defined by SEC regulations.

Management has primary responsibility for our financial statements and the overall reporting process and, with the assistance of our internal auditors, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing independent audits of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). These audits serve as a basis for the auditors’ opinions included in the annual report to shareholders addressing whether the financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was effective as of December 31, 2019. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with its monitoring and oversight responsibilities, the Audit Committee assessed the qualifications, activities and performance of the Company’s independent auditor. In conducting its assessment, the Audit Committee considered, among other things: information relating to (1) KPMG’s expertise and industry experience, including KPMG’s demonstrated understanding of the financial services industry and issues specific to global systemically important financial institutions (G-SIFIs), and its institutional knowledge of the Company’s businesses, significant accounting practices, and system of internal control over financial reporting; (2) audit effectiveness, including the quality of KPMG’s audit work and the expertise of the lead audit partner and the professionalism, exhibited professional skepticism, objectivity, integrity, and trustworthiness of KPMG’s team; (3) external data on audit quality and performance and legal and regulatory matters involving KPMG, including the results of PCAOB inspection reports and KPMG’s Peer Review Reports and actions by KPMG to continue to enhance the quality of its audit practice; (4) the reasonableness of KPMG fees, including peer comparisons; and (5) KPMG’s independence and tenure, including the rotation of the lead audit partner, concurring partner, and other key audit partners on the engagement team and KPMG’s policies regarding its independence and processes for maintaining its independence.

The Audit Committee has reviewed and discussed our 2019 audited financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting with management and KPMG. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including matters relating to the conduct of the audit of our financial statements, as well as the quality of the Company’s accounting principles and the reasonableness of critical accounting estimates and judgments. KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence from us. Based on this review and these discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Members of the Audit Committee:

Charles H. Noski, Chair (succeeded James H. Quigley as Chair effective March 8, 2020) John D. Baker II
Theodore F. Craver, Jr. Ronald L. Sargent

2020 Proxy Statement	105

Shareholder Proposals

Our Engagement with and Responsiveness to Shareholders

We value and consider the feedback we receive from our investors and other stakeholders and have consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives. The following are several examples of the constructive result of our engagement with shareholders and other stakeholders and our responsiveness to the issues they have raised:

•

Wells Fargo issued its Business Standards Report “Learning from the past, transforming for the future “– in January 2019 as part of our commitment to transparency and our ongoing work to rebuild trust with stakeholders and following extensive engagement with a group of shareholders.

Business Standards Report

https://www.wellsfargo.com/about/corporate/governance/business-standards-report/

•

The Board, through its Governance and Nominating Committee, commissioned an independent study and report to shareholders issued in January 2020 on the feasibility of becoming a public benefit corporation and the Company issued a response to that report which discusses the oversight of our Board and its Corporate Responsibility Committee for corporate responsibility matters and actions we have taken in recognition of the broader role that we play, including as a signatory to the Business Roundtable’s Statement on the Purpose of a Corporation.

Independent Study and Report: Public Benefit Corporations

https://www.wellsfargo.com/assets/pdf/about/corporate/public-benefit-corporations-report.pdf

•

Following internal dialogue and feedback from various stakeholders, in February 2020 the Company decided that it will not require arbitration for employees in connection with any future sexual harassment claims. Wells Fargo has taken many steps to maintain a workplace environment that promotes and protects the safety and well-being of our employees.

Zero Tolerance for Sexual Harassment

https://stories.wf.com/zero-tolerance-sexual-harassment

•

Wells Fargo published an Issue Brief on Climate Change, which reflects feedback provided by shareholders and other stakeholders. The Issue Brief discusses our support of the principles of the Paris Agreement and actions Wells Fargo is taking to embed sustainability across the enterprise, to leverage our expertise and market position to accelerate sustainable technology innovation, and to deploy capital and collaborate with a range of stakeholders to advance a low-carbon future.

Wells Fargo Issue Brief: Climate Change

https://wellsfargo.com/assets/pdf/about/corporate-responsibility/climate-change-issue-brief.pdf

•	In addition, Wells Fargo has enhanced its director qualifications and experience matrix and other disclosures based on its engagement with shareholders.

 Items 4 through 6

 Our Board recommends that you vote AGAINST each shareholder proposal  for the reasons set forth below each proposal.

106	Wells Fargo & Company

Shareholder Proposals

Shareholders will vote on the following shareholder proposals (Items 4 through 6), if they are properly presented at our annual meeting. The text of these proposals and supporting statements appear in the form in which we received them. The proposals may contain assertions about our Company that we believe are incorrect. We have not attempted to refute any inaccuracies.

We provide the name and address of the lead proponent for each shareholder proposal, as well as the number of shares held (if available). We will supply the name and address of, and number of shares held (if available) by any co-filer upon oral or written request to our Corporate Secretary.

Item 4 – Shareholder Proposal – Shareholder Approval of By-Law Amendments

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the holder of no fewer than 100 shares of our common stock, has advised us that he intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Proposal 4 – Let Shareholders Vote on Bylaw Amendments

Shareholders request that the Board of Directors amend the bylaws to require that any amendment to bylaws that is approved by the board shall be subject to a non-binding shareholder vote as soon as practical unless such amendment is already subject to a binding shareholder vote.

It is important that bylaw amendments take into consideration the impact that such amendments can have on reducing the accountability of directors and managers and/or on limiting the rights of shareholders. For example, Directors could adopt a narrowly crafted exclusive forum bylaw to suit the unique circumstances of the company.

A proxy advisor recently adopted a policy to vote against directors who unilaterally adopt bylaw provisions or amendments to the articles of incorporation that materially diminish shareholder rights.

Improving our corporate governance is important when our stock price is lower than it was 5-years ago and our Chairman, Elizabeth Duke, received the highest negative of any Wells Fargo director in 2019.

Our directors could be neutral on this proposal to obtain feedback from shareholders without interference. However if our directors oppose this proposal then it would be useful for our directors to give recent examples of companies whose directors took the initiative and adopted bylaws that primarily benefitted shareholders.

Please vote yes:

Let Shareholders Vote on Bylaw Amendments – Proposal 4

Position of the Board

Our Board recommends a vote AGAINST this proposal, which is identified as Item 4 on the proxy card, for the following reasons:

•

The proposal is unnecessary because our shareholders already have the right under Delaware law and our By-Laws to propose amendments to our By-Laws, including to amend or repeal any amendment adopted by the Board.

•

Our Board has an investor engagement program with independent director participation that enables the Board to obtain feedback directly from our shareholders and has a demonstrated record of responsiveness as reflected by our strong governance practices and the Board’s previous approval of By-Law amendments that have enhanced shareholder rights.

•

The proposal, if adopted, would result in an overly burdensome requirement that all Board amendments to the By-Laws, including amendments that enhance shareholder rights, are minor and technical in nature, or are required by Delaware law, be submitted to shareholders for a non-binding vote.

As a Delaware corporation, Delaware General Corporation Law and our By-Laws (Section 7.4) provide our shareholders with the right to amend, alter, or repeal our By-Laws, including By-Laws adopted by the Board. As noted below, shareholders also have the ability to hold the Board accountable in the event the Board adopts a By-Law amendment that raises shareholder concern, including through the use of By-Law provisions previously adopted by the Board such as majority voting in uncontested director elections and proxy access.

2020 Proxy Statement	107

Shareholder Proposals

In addition to the fact that shareholders already have the right to amend, alter, or repeal all By-Law provisions, the proposal also is unnecessary given our commitment to strong and effective corporate governance principles and practices. Since 2010, our Company has had a Board-led investor outreach program with independent director participation to better understand the views of our investors on key corporate governance topics. We engage with investors and stakeholders to help identify focus areas and priorities. During 2019, our independent Chair and management contacted and held engagement meetings with a significant number of our institutional investors through the Board-led investor engagement program. The feedback we receive from our investors and other stakeholders is important and helps us enhance corporate governance practices and disclosures. During our 2019 engagement meetings, institutional investors, shareholders, and stakeholders did not identify the proposal’s request as an issue that the Board should consider, much less focus on.

Wells Fargo has a demonstrated track record of responsiveness to shareholders and other stakeholders. As reflected below, our By-Laws and other corporate governance documents contain provisions that reflect sound and effective corporate governance principles and practices, including provisions that are reflective of and have enhanced shareholder rights:

•	Our Board amended the By-Laws in 2011 to provide for shareholders to call a special meeting;

•	Our Board amended the By-Laws in 2018 to enhance the rights of our shareholders by reducing the threshold for shareholders to call a special meeting of shareholders from 25% to 20%;

•	Our Board amended the By-Laws in 2016 to require that the Chair of the Board be an independent director;

•	Our Board adopted a standard proxy access by-law provision in 2015;

•

Our Certificate of Incorporation and By-Laws permit shareholders to act by written consent by the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote were present and voting; and

•	All of our Company’s directors are elected annually by a majority vote in uncontested director elections.

See Demonstrated Track Record of Responsiveness to Investors and Other Stakeholders in this proxy statement for additional information.

Further, the proposal is overly burdensome because it would require the Company to hold a non-binding shareholder vote to obtain approval of all Board amendments to the By-Laws, unless such amendment is already subject to a binding shareholder vote. This would mean that the Company would need to also wait until the next annual meeting or potentially call a special meeting of shareholders in order to hold a shareholder vote on By-Law amendments adopted by the Board that are minor or technical in nature or are required by Delaware law. For example, this proposal could require a shareholder vote on Board-approved amendments to sections of our By-Laws addressing who may endorse checks made out to our Company, changes to our Company’s fiscal year, adjustments to the methods by which notice of shareholder meetings may be transmitted (e.g., telegraph, facsimile, electronic mail, or other means of communications based on future advances in technology), updates as to which individuals can sign stock certificates, updates as to how shareholder lists are posted, and revisions to provide for or require new officers of our Company (such as an assistant secretary or assistant treasurer).

For the reasons discussed above, this proposal is unnecessary due to shareholders’ current right under Delaware law and our By-Laws to propose amendments to our By-Laws, our Board’s investor engagement program and demonstrated track record of responsiveness, and the overly burdensome requirements it would impose.

 Item 4 – Shareholder Proposal – Shareholder Approval of By-Law  Amendments

 Our Board recommends that you vote AGAINST this proposal.

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Item 5 – Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses

The Comptroller of the State of New York, Thomas P. DiNapoli, Trustee of the New York State Common Retirement Fund, 59 Maiden Lane, 30th Floor, New York, NY 10038, the holder of 12,189,198 shares of our common stock, and one co-filer have advised us that they intend to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

A lesson from the 2008 financial crisis was that employees at large banks, not just top executives, can make decisions that may affect the stability of companies and the economy. In response, Congress directed federal regulators to examine the financial incentives of all bank employees–not just executives–whose actions can threaten the safety of individual banks or the banking system itself.

Section 956 of the Dodd-Frank Act requires regulation to disclose the structures of all incentive-based compensation arrangements to determine whether it could lead to material financial loss. A 2016 rulemaking proposed by a variety of federal agencies states, “Well-structured incentive-based compensation arrangements can promote the health of a financial institution by aligning the interests of executives and employees with those of the institution’s shareholders and other stakeholders. At the same time, poorly structured incentive-based compensation arrangements can provide executives and employees with incentives to take inappropriate risks that are not consistent with the long-term health of the institution and, in turn, the long-term health of the U.S. economy.” Basel III, the global banking regulatory reform standard, urges banks to identify material risk takers other than executives and disclose their fixed and variable remuneration.

Wells Fargo discloses the compensation of named executive officers but does not disclose information regarding the compensation of other employees who receive incentive-based compensation, and who could expose our company to material losses. Because investors, like regulators, have significant interests in understanding risks that could expose Wells Fargo to material losses, Wells Fargo should disclose this information to shareholders.

RESOLVED,

Shareholders request that the Board prepare a report, at reasonable cost, disclosing to the extent permitted under applicable law and Wells Fargo’s contractual, fiduciary or other obligations (1) whether and how the Company has identified employees or positions, individually or as part of a group, who are eligible to receive incentive-based compensation that is tied to metrics that could have the ability to expose Wells Fargo to possible material losses, as determined in accordance with generally accepted accounting principles; (2) if the Company has not made such an identification, an explanation of why it has not done so; and (3) if the Company has made such an identification, the:

(a)	methodology and criteria used to make such identification;

(b)	number of those employees/positions, broken down by division;

(c)	aggregate percentage of compensation, broken down by division, paid to those employees/positions that constitutes incentive-based compensation; and

(d)	aggregate percentage of such incentive-based compensation that is dependent on (i) short-term, and (ii) long-term performance metrics, in each case as may be defined by Wells Fargo and with an explanation of such metrics.

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Shareholder Proposals

Position of the Board

Our Board recommends a vote AGAINST this proposal, which is identified as Item 5 on the proxy card, for the following reasons:

•

The Board’s Human Resources Committee oversees the Company’s performance management and incentive compensation programs, including the Incentive Compensation Risk Management (ICRM) program, which we have significantly expanded and strengthened over the last several years.

•	Wells Fargo already performs incentive compensation risk reviews responsive to the proposal’s concerns on all incentive compensation arrangements through its ICRM program.

•

Through the ICRM program, we review the incentive compensation arrangements of all incentive-eligible roles across our Company for all of our financial and non-financial risk types, including risks associated with misconduct and reputation harm.

•

Our Board and our Company believe that our ICRM program, combined with the disclosure in our proxy statements about enhancements to our performance management and incentive compensation programs, including the ICRM program, changes to our compensation programs, and ongoing Board oversight of the ICRM program, are responsive to the incentive compensation risk concerns raised in this proposal without providing an extensive level of detail that might be sensitive for competitive, privacy, and other reasons.

Wells Fargo is committed to developing and implementing sound and effective incentive compensation arrangements that reinforce the right behaviors, appropriately balance risk and financial rewards, and comply with applicable laws and regulations. Our performance management and incentive compensation programs support this goal.

As highlighted earlier in the Performance Management and Compensation section of this proxy statement, we continue to enhance our performance management and compensation programs and policies. Over the past several years, the Board has taken action to further this objective, including but not limited to:

•

Overseeing expansion in the scope of the ICRM program beyond its initial focus on financial risk to cover all employees who are eligible to receive incentive compensation as well as additional risk types, including risks associated with misconduct and reputation harm;

•

Overseeing management’s development of a Performance Management Policy, which establishes a framework and standards that reinforce personal accountability and risk management, and provides an opportunity for personal recognition and development;

•

Overseeing the Company’s development, introduction, and enhancement of clear performance and Company expectations for all employees that reinforce accountability and a results focused orientation as part of employee’s performance management objectives;

•

Promoting and instilling risk management performance and risk accountability as part of performance assessments for all employees, including the introduction of a misconduct accountability program through which risk failures related to misconduct are evaluated;

•

Establishing a compensation structure for senior management that contains robust risk-balancing mechanisms (including risk assessments and clawback and forfeiture policies/provisions) that provide the Board and the Human Resources Committee the tools to hold senior management accountable, including for risk outcomes as they emerge over time; and

•	Holding senior management accountable for risk failures through performance management and compensation forfeitures and other compensation adjustments.

ICRM Program

Wells Fargo uses its ICRM program to provide the policy, governance framework, risk management standards, and processes under which we manage incentive compensation risk. The ICRM program accounts for all of our financial and non-financial risk types, including risks associated with misconduct and reputation harm. Our ICRM program has three main components: (i) incentive compensation risk balancing; (ii) identification of the roles covered by the ICRM program; and (iii) governance, including monitoring and validation.

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Incentive Compensation Risk Balancing

We consider risk management in the design of all Wells Fargo incentive compensation arrangements. Wells Fargo’s incentive design process is intended to make sure that all incentive plans are designed and risk-assessed so that balancing features and risk adjustments are incorporated into the plans. As outlined in our ICRM policy and applicable standards, Human Resources works closely with Independent Risk Management, Enterprise Finance, the Legal Department, and line of business leaders to conduct an annual review of incentive compensation programs. This review assesses whether the plans incentivize risk-balancing behaviors, discourage inappropriate or excessive risk-taking, and comply with laws, regulations, and policies.

The ICRM policy and program define incentive plan design standards that are applicable to all incentive plans and additional oversight and review for plans, which have greater inherent risk. The design process includes:

•

Analysis and rationale. Understand the past performance of existing incentive plans; conduct a risk evaluation to identify potential areas of risk; and engage with Human Resources, Independent Risk Management and, for sales incentive plans, Sales Practice Oversight;

•

Design, modeling, and scenario testing. Design proposed enhancements, aligning incentive arrangements with appropriate risk taking, assess historical performance data to determine viable options, conduct scenario testing and ultimately assess plan reasonableness;

•	Final incentive plan design approval. Review and obtain approval from key stakeholders before the incentive plan’s effective date; and

•	Incentive plan implementation. Create incentive plan document, obtain review and approval, update incentive repository, and communicate and implement new design.

During this process, we assess risk balancing, compliance with laws and regulations, and any potential to encourage our employees to take unnecessary or inappropriate risks. We consider and use a number of risk-balancing features in our incentive compensation arrangements, including discretionary annual and long-term incentive awards that are subject to performance objectives. Across the incentive design process, we have enhanced structure around the risk adjustment processes to address potential compensation impacts in the event of a risk failure. For example, through our misconduct accountability program, we are able to make sure that misconduct affects performance management and incentives more consistently across Wells Fargo.

Roles

Our ICRM program covers all employees who are eligible to participate in an incentive compensation plan. The program provides for heightened oversight of employees in roles that may be able, individually or as a group, to expose Wells Fargo to material risk, and roles that are subject to specific regulatory requirements, including:

•	Executive officers;

•	Senior roles with significant responsibility for taking, identifying, managing, or controlling risk within a line of business or corporate function; and

•	Groups of employees who, taken together, may expose the organization to material risk or are subject to specific regulatory requirements.

For roles subject to heightened oversight, risk management is considered in developing employees’ annual performance objectives, during the review of their compensation plans, and in conducting their annual performance evaluation. This helps make sure that incentive award payouts are commensurate with risk outcomes.

For executives and select other members of senior management, the ICRM program includes balancing features that account for current and longer-term risk horizons. For these employees, we provide a combination of annual and long-term incentive awards that are subject to performance and forfeiture provisions, clawback policies, consideration of qualitative aspects of performance, and/or the discretionary ability to reduce payouts.

Governance

Our ICRM program governance takes place at all levels of Wells Fargo, including the Board.

The Board oversees and challenges the Company’s performance management and incentive compensation programs to drive accountability among a broad range of employees, promote and incentivize the right behaviors, and enable the Company and the Board to hold employees accountable when they do not meet expectations, including for risk management. The Board has delegated primary oversight of human capital management and incentive compensation to its Human Resources Committee.

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The Human Resources Committee engages in robust and active inquiry into the development and implementation of performance management and compensation programs that encourage prudent risk-taking behaviors and business practices, and that emphasize the importance of compliance with laws and regulations. The Human Resources Committee receives data, analyses, and periodic reports from management and other sources to enable it to assess whether the overall design and execution of the organization’s performance management and incentive compensation programs and decisions are consistent with the Company’s risk management framework. This reporting and information includes:

•

Reports monitoring culture, the ethics program, and employee allegations so that the Human Resources Committee can effectively oversee the alignment of those programs with, among other things, the performance management and ICRM program;

•	Reports assessing risk-taking in relation to financial performance as an input to the compensation process;

•	The results of regular audits of compliance with established policies and controls relating to incentive compensation from our internal audit team; and

•	Reports on the risk management programs and risk assessments for prior performance years, as applicable, to inform incentive compensation recommendations and other compensation actions.

Disclosure Enhancements

In addition to our efforts to continue to strengthen our ICRM program and practices and consistent with our commitment to transparency, we have enhanced and expanded our proxy disclosure each year about our incentive compensation risk management and the changes to our compensation programs, including in response to the issues raised by this proposal and similar proposals we received in prior years. Below are highlights of certain of those disclosure enhancements, including from the Performance Management and Compensation section of this proxy statement:

•

2017: We disclosed our elimination of product sales goals for retail banking employees in our branches and call centers on October 1, 2016, the introduction of new compensation and performance management programs in our Community Bank focused on the customer experience within our branches, and enhancements made to our ICRM program and practices;

•

2018: We expanded our disclosure about the ICRM program to include additional information on risks beyond financial risks, including reputation risk, that are taken into account, roles and incentive plans that are covered, enhancements to our ICRM program governance, and our expansion of risk-balancing practices for incentive compensation;

•

2019: We further expanded our disclosure about our enterprise performance management framework and Company expectations for employees; how performance expectations are incorporated into our ICRM program and can affect incentive compensation; risk assessments that serve as an input to overall performance; the number of employees covered by our ICRM program; information on our incentive compensation design process; and enhanced governance that applies to material risk takers identified through our ICRM program; and

•

2020: We disclosed information in this proxy statement about Wells Fargo’s development and incorporation into our incentive plans standards and requirements related to misconduct accountability, including impacts on incentive compensation.

Our Board and our Company believe that Wells Fargo’s ICRM program, combined with the disclosure in our proxy statements about enhancements to our performance management and incentive compensation programs, including the ICRM program, changes to our compensation programs, and ongoing Board oversight of the ICRM program, are responsive to the incentive compensation risk concerns raised in this proposal without providing an extensive level of detail that might be sensitive for competitive, privacy, and other reasons.

 Item 5 – Shareholder Proposal – Report on Incentive-Based  Compensation and Risks of Material Losses

 Our Board recommends that you vote AGAINST this proposal.

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Item 6 – Shareholder Proposal – Report on Global Median Pay Gap

Arjuna Capital, on behalf of Julia Bamburg and Judith Bamburg, as trustees of the Harold B. Bamburg Revocable Trust, 1 Elm Street, Manchester, MA 01944, the holder of 116 shares of our common stock, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Whereas: The World Economic Forum estimates the gender pay gap costs the economy 1.2 trillion dollars annually. The median income for women working full time in the United States is 80 percent of that of men. This disparity can equal nearly half a million dollars over a career. Intersecting race, the gap for African American and Latina women is 60 percent and 55 percent. At the current rate, women overall will not reach pay equity until 2059, African American women until 2130, and Latina women until 2224.

United States companies have begun reporting statistically adjusted equal pay numbers, assessing the pay of men and women, minorities and non-minorities, performing similar jobs, but mostly ignore median pay gaps. Regulation in the United Kingdom mandates disclosure of median gender pay gaps. Wells Fargo reported a 21 percent median base pay gap and a 44 percent bonus pay gap for its United Kingdom operations, but has not published its global median pay gap.

Wells Fargo reports women and minorities earn 99 percent the compensation received by men and non-minorities on an equal pay basis. Yet, that statistically adjusted number is only half the story, failing to consider how discrimination affects opportunity. The objective of this proposal – median pay gap disclosure – addresses the structural bias that affects the jobs women and minorities hold, particularly when white men hold most higher paying jobs.

Women account for 54 percent of our company’s global workforce, but only approximately one third of leadership. Mercer finds female executives are 20 to 30 percent more likely to leave financial services careers than other careers. Actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Research from Morgan Stanley, McKinsey, and Robeco Sam suggests diverse leadership leads to superior stock performance and return on equity. McKinsey states, “the business case for the advancement and promotion of women is compelling.” Best practices include “tracking and eliminating gender pay gaps.”

Public policy risk is of concern in the United States. The Paycheck Fairness Act pends before Congress. California, Massachusetts, New York, and Maryland have strengthened pay legislation. The Congressional Joint Economic Committee reports 40 percent of the wage gap may be attributed to discrimination.

Resolved: Shareholders request Wells Fargo report on the company’s global median gender/racial pay gap, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

The gender pay gap is defined as the difference between male and female median earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).

Supporting Statement: A report adequate for investors to assess company strategy and performance would include the percentage global median pay gap between male and female employees across race and ethnicity, including base, bonus and equity compensation.

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Position of the Board

Our Board recommends a vote AGAINST this proposal, which is identified as Item 6 on the proxy card, for the following reasons:

•

Wells Fargo is committed to the core issues identified in this proposal – pay equity and increasing diversity in senior roles. In the area of pay equity, the Company is committed to delivering equal pay for equal work and takes appropriate actions so that our compensation is fair, equitable, and market-competitive by regularly benchmarking against other companies both within and outside our industry.

•

We conduct an annual pay equity analysis with outside experts and continue to disclose the results of that analysis, each year. Based on our most recent analysis for 2019, women at Wells Fargo earn more than 99 cents for every $1 earned by their male peers after accounting for factors such as role, tenure, and geography.

•

We also recognize the importance of enhancing the diversity of senior leadership across the Company. As of December 31, 2019, 41 percent of senior leaders within two to four reporting levels down from our CEO were women and 20 percent were racially diverse, with both measures showing improvement over the last five years.

•

We agree with the underlying intent of this proposal – to increase gender and racial diversity at leadership levels within the organization and track progress towards that goal – but we disagree that the proposed form of measurement (median pay gap) provides an accurate representation of progress. Rather, we believe that the most relevant information for the Company and investors to track our progress in addressing the representation of women and people of color in our workforce is to measure the actual percentage representation of women and people of color in senior roles at Wells Fargo and the trend of this percentage over time.

Annual Pay Equity Review

Wells Fargo is committed to fair and equitable compensation practices and we regularly review our compensation programs and practices for pay equity. Each year, we engage a third-party consultant to conduct a thorough pay equity review of employee compensation, which considers gender, race, and ethnicity. The results of our 2019 review, after accounting for factors such as role, tenure, and geography, show that women at Wells Fargo continued to earn more than 99 cents for every $1 earned by their male peers. In addition, our employees who are people of color in the U.S. continued to earn more than 99 cents for every $1 earned by white peers. These results have remained consistent since we started publishing the results of our pay equity review in 2017.

We publicly disclosed the results of our annual pay equity analysis as a way for our Company to demonstrate that our pay practices are designed to deliver equal pay for equal work.

Evaluation of Median Pay Gap

Beginning in 2019, including based on feedback from certain stakeholders through the shareholder proposal process, as part of our annual pay equity reviews we further evaluated the median pay gaps (unadjusted, meaning regardless of role, tenure and geography) between (1) women and men we employ globally, and (2) people of color and white peers in the U.S., including factors that impact or could impact those numbers. Our median pay gaps for women and people of color are higher than they should be and, as discussed below, we are taking specific actions to address various factors that contribute to those gaps, including to increase diverse representation at senior levels in our Company.

We take appropriate actions as needed to make sure that our compensation is fair and equitable and that we apply our pay practices consistently regardless of gender, race, or ethnicity. We invest significantly in increases in annual base salary and promotional and other types of pay for roles at all levels across Wells Fargo. We also maintain appropriate pay differentials and combine market-competitive pay with a broad array of benefits and career development opportunities for employees. Our Board’s Human Resources Committee oversees our annual pay equity analysis and our other human capital management practices, including performance management, talent management, succession planning, and diversity and inclusion initiatives.

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Promoting Diversity and Inclusion in our Workforce

In addition to our commitment to deliver equal pay for equal work, we recognize the importance of the structural issue raised by this proposal and the industry- wide gap in the representation of women and people of color in senior leader roles. We are committed to advancing the diversity of leadership across the Company and preparing these leaders for success through career development, training, and mentoring. We have a strong record of recruiting, promoting, and rewarding gender and racially/ethnically diverse employees at all levels of our Company, which reflects our commitment to increasing diversity in leadership roles.

We monitor our progress of enhancing diversity at all levels of our Company using various internal and external metrics, including the actual percentage of women and racially/ethnically diverse individuals in senior leader roles at Wells Fargo. As of December 31, 2019, the following are the percentages of women and racially/ethnically diverse individuals in senior leader roles at Wells Fargo and percentage improvement of that representation over each of the last year and five years:

	Women			Racial/Ethnic Diversity
Organization Hierarchy	Levels 2-4 down from CEO	Levels 5-6 down from CEO	All U.S. Employees	Levels 2-4 down from CEO	Levels 5-6 down from CEO	All U.S. Employees
Current representation (as of 12/31/2019)	41.0%	40.5%	56.8%	20.0%	22.7%	44.6%
% Change from last year	+7.0%	+0.5%	(0.7)%	(0.5)%	+5.9%	+1.3%
% Change from 2015	+5.0%	+1.5%	(1.1)%	+37.8%	+23.4%	+10.7%

*	Data based on Wells Fargo’s 4Q 2019 Diversity & Inclusion Scorecard

Other metrics we review include:

Internal Metrics:

•

Three of 12 (25 percent) of our director nominees for election as members of our Board of Directors at our 2020 annual meeting of shareholders are women, and three (25 percent) of our director nominees are ethnically diverse;

•	Three of 12 (25 percent) of the members of our Operating Committee are women as of March 1, 2020; and

•	As of December 31, 2019, 56.8 percent of our U.S. workforce are gender diverse and more than 44.6 percent of our U.S. workforce is racially/ethnically diverse.

External Metrics:

Wells Fargo also monitors various external indices and ratings as part of our own assessment of our progress. For example, we believe that Wells Fargo’s commitment to advancing women in leadership roles is demonstrated by the Company’s inclusion in Bloomberg’s 2019 Gender Equality Index by scoring above a globally-established threshold required to earn index membership. This sector-neutral index distinguishes companies that are tracking their commitment to advancing women in the workplace. Among other recognition, we also are proud to have been named the 13th Top Company For Diversity; 6th Top Company for Talent Acquisition of Women of Color, Top Company For LGBT; 18th Top Company For Executive Diversity Councils, and 14th Top Company for Philanthropy (2019) by DiversityInc. We find these metrics the most meaningful for identifying our areas of improvement and opportunity in promoting the advancement and increasing the representation of women and racially/ethnically diverse individuals in our workforce and leadership.

We are proud of the women and people of color who are leading the Company and the improvement we have seen in the diversity of our senior leadership in the last five years. We also recognize we have more work to do to increase our representation of women and people of color in leadership roles. We take a number of actions with this goal in mind, including the following:

•

Working with Diversity Organizations. Wells Fargo works with multiple diversity organizations focused on racially and ethnically diverse communities, women, veterans, people with disabilities, and the LGBTQ population. These organizations provide Wells Fargo the opportunity to build relationships and recruit diverse talent at different stages of their professional lives. Wells Fargo employees are active members of these organizations and some serve in leadership roles. The organizations also provide Wells Fargo employees developmental opportunities at their annual conferences and chapter level events throughout the year. Through a combination of direct recruiting and the support of partner organizations, we engage in a host of activities to educate, support, and attract diverse talent.

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•	Building and Developing a Diverse Pipeline of Talent. We are committed to building a diverse pipeline of candidates with representation from all diversity dimensions, including gender.

¡

Hiring and Talent Mobility Strategy. We employ a selection and assessment program that ensures our hiring process is fair and equitable. Wells Fargo has a three-prong talent strategy where all employees are expected to focus on attracting, hiring, and supporting diverse talent. In addition, we have dedicated teams to enhance our efforts across multiple dimensions of diversity. Our three strategic priorities and examples of targeted efforts are:

(1)	Outreach – Sourcing and attracting talent through partnerships, face-to-face, virtual career fairs, and job boards

(2)	Readiness – Helping prepare diverse talent for careers in financial services through internships, seminars, and scholarships

(3)	Internal Efficacy – Building internal capability through training, mentoring, and engagement in partnership with our Team Member Networks

See Human Capital Management – Our Workforce for additional information.

¡	Talent Planning and Development. Through our talent review and succession planning processes we identify emerging and top talent and support appropriate development planning efforts.

¡

Mentoring. We provide executive-level and other mentoring programs and mentoring tools and resources to support employee development. In our Executive Mentoring program a majority of our mentoring pairs are gender or racially/ethnically diverse.

¡

Sponsorship for Women and People of Color. Operating Committee investment in career advancement of employees across the Company by connecting to impactful assignments, networks, and support in promotion and new leadership opportunities.

¡

Business Talent Reviews. Build diverse succession plans for senior level positions in the organization with focus on internal and external talent. Review diversity across all leadership levels and identify talent for targeted development opportunities.

¡

Leadership Development. We provide many learning and leadership training opportunities and programs to our employees, including through our learning platform, Develop You, on Teamworks (Wells Fargo’s intranet), as well as the following programs: Enterprise Leader Development, Transformational Leadership program, Business Acumen for Leaders, and several Diverse Leaders programs. We use Team Member Networks to improve visibility and provide in-market and company footprint leadership opportunities for employees. Through our intentional focus on career development, we provide pathways for talent mobility across business lines

•

Providing Leadership Opportunities for Women and People of Color. We are committed to advancing the diversity in leadership roles across the Company and preparing these leaders for success through leadership development opportunities, training, mentoring, succession planning processes, talent development, development plans, and all of the leadership and learning courses and programs that are available to employees. These are in addition to our diverse leadership programs and our Gender Acumen Matters program, which engages both women and men in an immersive experience to appreciate complementary gender strengths and hold courageous conversations around gender.

¡

Diversity and Inclusion Councils. Our priorities and goals are set by the Enterprise Diversity and Inclusion Council led by our CEO, Charles W. Scharf, and comprised of leaders across the Company. Diversity and inclusion councils are established at the business levels of the organization to embed diversity into business strategies and provide development and visibility to leaders, supported through council member rotations. They are aligned around the enterprise diversity and inclusion framework focused on employee outcomes, marketplace (including customers and suppliers), and advocacy (external relationships, community, and reputation efforts).

¡

Team Member Networks. Our ten Team Member Networks align with our diversity and inclusion strategy and are devoted to professional growth and education, community outreach, recruiting and retention, business development, and customer insight. Each network is led by individuals connected by a shared background, experience, or other affinity and is open to all employees to promote culture competence development. For example, our Women’s Team Member Network provides women at Wells Fargo with tools, access, and resources for career development and growth. The Women’s Team Member Network provides its employees with the opportunity to participate in a

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mentoring program and to serve in leadership roles within the Women’s Team Member Network, helping its employees stay competitive and ready for leadership. More than 3,000 Team Member Network leadership roles provide experiential development, supporting career and professional development. This same framework is applied across all ten Team Member Networks. Team Member Network executive advisors and presidents are sourced from top talent as part of their ongoing development.

To effectively implement diversity and inclusion in every aspect of our business requires strong leadership and collaboration among our businesses and Human Resources, Community Relations, Government Relations, Marketing, Procurement, and Corporate Communications functions. Diversity and inclusion leaders across the Company help to strategically implement inclusive practices, policies, and behaviors. We assess engagement and inclusive workforce information, including through responses received to our annual Team Member Experience survey. For the last three consecutive years, 84% of employees believe that Wells Fargo champions diversity and inclusion in the workplace. To create accountability and measure progress, our senior leaders receive a diversity scorecard on a quarterly basis.

How We Measure Our Progress

The proposed global median pay gap does not reflect how our Company measures and monitors our progress in advancing women and people of color and increasing their representation in leadership roles within our Company. The global median pay gap metric conflates two important, but different issues – pay equity (i.e., equal pay for equal work) and the representation of women and people of color in senior levels of an organization. In addition, the metric does not account for a company’s structure, such as geographic location, distribution of businesses, and female or male dominated employee populations. For example, a company with a high representation of women employees overall and equal representation of women and men in leadership roles would have a higher median pay gap than an otherwise equivalent company with equal representation at every level.

We believe the metrics discussed above and in Human Capital Management – Our Workforce, most notably the actual percentage representation of women and people of color in leadership roles at our Company and its trend over time, provide the most relevant information for Wells Fargo and investors to track our progress addressing the representation of women and people of color in our workforce in addition to our pay equity analysis disclosure that reflects our commitment to deliver equal pay for equal work.

Our Board and our Company believe that our public disclosures, including the results of our annual pay equity analysis and disclosure of the representation of women in leadership levels and in our global workforce in this proxy statement, in our 2018 Corporate Responsibility Report (available at: https://www.wellsfargo.com/assets/pdf/about/corporate-responsibility/2018-corporate-responsibility-report.pdf), and on our website are responsive and will continue to be responsive to the issues and risks raised in this proposal. We continue to review and enhance our disclosures relating to pay equity and the advancement of women and people of color in our workforce, including providing our shareholders and other stakeholders with meaningful information about our programs and metrics we believe allow them to appropriately and more accurately monitor our progress in this area.

 Item 6 – Shareholder Proposal – Report on Global Median  Pay Gap

 Our Board recommends that you vote AGAINST this proposal.

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Voting and Other Meeting Information

Voting Information

Who can vote at the annual meeting?

Holders of our common stock as of the close of business on the record date are entitled to notice of and to vote at the meeting. The record date for the annual meeting is February 28, 2020. On the record date, we had 4,089,398,013 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the 12 director nominees and one vote on each other item to be voted on at the meeting. There is no cumulative voting.

How many votes must be present to hold the annual meeting?

We will have a quorum and can conduct business at the annual meeting if the holders of a majority of the outstanding shares of common stock as of the record date are present in person or represented by proxy at the meeting. We urge you to vote promptly by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker non-votes, which are described below.

How do I vote my shares?

You don’t have to attend the annual meeting to vote. The Board is soliciting proxies so that you can vote before the annual meeting. If you vote by proxy, you will be designating William M. Daley, Mary T. Mack, and Amanda G. Norton, each of whom is a Company executive officer, each with power of substitution as your proxy, and together as your proxies, to vote your shares as you instruct. If you sign and return your proxy card or vote over the internet, by mobile device, or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations. The proxies also have discretionary authority to vote to adjourn our annual meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations, or if any other business properly comes before the meeting. If any other business properly comes before the meeting, the proxies will vote on those matters in accordance with their best judgment.

The chart below provides general information on how to vote your shares before the meeting if you are:

•	A record holder — your shares are held directly in your name on our stock records and you have the right to vote your shares in person or by proxy at the annual meeting;

•

A street name holder — your shares are held in an account at a brokerage firm, bank, or other similar entity. This entity is considered the record holder of these shares for purposes of voting at the annual meeting. You have the right to instruct the brokerage firm, bank, or other entity how to vote the shares in your account, but you may not vote your account shares in person at the annual meeting without obtaining a legal proxy from this entity giving you the right to vote these shares at the meeting; or

•

A current or former Wells Fargo employee who holds shares in one or both of our Company Plans — you have the right to instruct the 401(k) Plan trustee or instruct the Stock Purchase Plan custodian how to vote the shares of common stock you hold as of the record date under each plan in which you participate. The trustee will vote all shares

118	Wells Fargo & Company

Voting and Other Meeting Information

held in the 401(k) Plan in proportion to the voting instructions the trustee actually receives from all 401(k) Plan participants in accordance with the terms of the plan, unless contrary to ERISA. If you do not give voting instructions for your Stock Purchase Plan shares, these shares will not be voted. We refer to the 401(k) Plan and Stock Purchase Plan together as the “Company Plans.”

Voting Method	Record Holder	Street Name Holder	Company Plans Participant
Internet*	Go to www.proxypush.com/wfc and follow the online instructions	Go to www.proxyvote.com and follow the online instructions

See email sent to your current Company email address for instructions on how to access online proxy materials and vote over the internet

If proxy materials are received by mail, see mailed voting instruction form/proxy card for internet voting instructions

Mobile device*	Scan QR Barcode on your notice of internet availability of proxy materials or proxy card	Scan QR Barcode on your notice of internet availability of proxy materials or voting instruction form	Scan QR Barcode on your voting instruction form or proxy card
Telephone*	Call 1-866-883-3382 and follow the recorded instructions	See notice of internet availability of proxy materials or voting instruction form for any telephone voting instructions	See email sent to your current Company email address or mailed voting instruction form/proxy card for telephone voting instructions
Mail (if proxy materials received by mail)	Complete, sign, date, and return the proxy card	Complete, sign, date, and return voting instruction form	Complete, sign, date, and return voting instruction form (for 401(k) Plan shares)/proxy card (for Stock Purchase Plan shares)

*	If you vote by internet, by mobile device using the applicable QR Barcode, or by telephone, you will need the control number from your notice of internet availability of proxy materials, proxy card or voting instruction form. If you vote over the internet, by mobile device, or by telephone, please do not mail back any voting instruction form or proxy card you received. See Other Information for additional information about the notice of internet availability and electronic delivery of our proxy materials.

Can I vote in person at the annual meeting?

If you are a shareholder of record on the record date, you can vote your shares of common stock in person at the annual meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. Participants in the Company Plans must vote their shares before the annual meeting by the deadline provided below. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously over the internet, by mobile device, by telephone, or by mail. Even if you currently plan to attend the meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

We are monitoring developments regarding the coronavirus or COVID-19 and preparing in the event any changes for our annual meeting are necessary or appropriate. If we determine to make any change, such as to the location or to hold the meeting by remote communication, we will announce the change in advance and provide instructions on how to attend, participate in, and vote at the annual meeting at https://www.wellsfargo.com/about/investor-relations/annual-reports.

2020 Proxy Statement	119

Voting and Other Meeting Information

What are my voting options? What vote is required and how is my vote counted?

The table below shows your possible voting options on the items to be considered at the meeting, the vote required to elect directors and to approve each other item under our By-Laws, and the manner in which votes will be counted:

Item	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes**
Our Board recommends that you vote FOR each of the director nominees.
Election of Directors	For, Against, or Abstain	Votes cast FOR the nominee must exceed the votes cast AGAINST the nominee.*	No effect	No effect
Our Board recommends that you vote FOR the advisory resolution.
Advisory Resolution to Approve Executive Compensation	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote FOR this item.	Vote against	No effect
Our Board recommends that you vote FOR the proposal to ratify the appointment of KPMG.
Ratification of KPMG	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote FOR this item.	Vote against	Not applicable
Our Board recommends that you vote AGAINST each shareholder proposal.
Shareholder Proposals	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on each item vote FOR that item.	Vote against	No effect

*	As required by our Corporate Governance Guidelines, each incumbent nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts the tendered resignation. For more information on these director resignation provisions, see the information under Director Election Standard and Nomination Process.

**	Under NYSE rules, member-brokers are prohibited from voting a customer’s shares on non-routine items (referred to as a “broker non-vote”) if the customer has not given the broker voting instructions on that matter. Only the proposal to ratify KPMG as the Company’s independent auditor is considered routine, and a broker may vote customer shares in its discretion on this item if the customer does not instruct the broker how to vote. All of the remaining items listed above are considered non-routine, and thus a broker will return a proxy card without voting on these non-routine items if a customer does not give voting instructions on these matters.

What is the deadline for voting before the meeting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail • Internet, mobile device, or telephone	• Prior to the annual meeting • By 11:59 p.m., Central Daylight Time (CDT), on April 27, 2020
A street name holder	• Mail • Internet, mobile device, or telephone	• Prior to the annual meeting • By 11:59 p.m., Eastern Daylight Time (EDT), on April 27, 2020
A participant in the Company Plans	• Mail • Internet, mobile device, or telephone	• By April 24, 2020 • By 11:59 p.m., EDT, on April 26, 2020

120	Wells Fargo & Company

Voting and Other Meeting Information

May I change my vote?

Yes. If you are the record holder of the shares, you may revoke your proxy and change your vote by:

•

Submitting timely written notice of revocation to our Corporate Secretary at MAC #D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, North Carolina 28282 prior to the vote at the annual meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the annual meeting;

•	If you voted over the internet, by mobile device, or by telephone, voting again over the internet, by mobile device, or by telephone by the applicable deadline shown in the table above; or

•	Attending the annual meeting in person and voting your shares by ballot at the meeting.

If your shares are held in street name, you may revoke your voting instructions and change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity before the deadline shown above or, if you have obtained a legal proxy from your brokerage firm, bank, or other similar entity giving you the right to vote your shares, you may change your vote by attending the meeting and voting in person.

If you participate in the Company Plans, you may revoke your voting instructions and change your vote by submitting new voting instructions to the trustee or custodian of the applicable plan before the deadline shown above.

Is my vote confidential?

It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the annual meeting except to meet legal requirements; to assert claims for or defend claims against the Company; to allow authorized individuals to count and certify the results of the shareholder vote; in the event of a proxy solicitation in opposition to the Board takes place; or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. The Inspector of Election and those who count shareholder votes will be employees of an unaffiliated third party who have been instructed to comply with this policy. Third parties unaffiliated with the Company will count the votes of participants in the Company Plans.

Meeting Admission Information

Are there any rules for admission to the annual meeting?

You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, you must present a valid photo ID and a printed admission ticket, or provide one of the forms of alternative meeting admission documentation applicable to you listed in the chart below.

For the safety of our shareholders and employees, we are working closely with public health officials and will be following official guidance regarding the coronavirus or COVID-19 from the U.S. Centers for Disease Control and Prevention and any Company policies or procedures adopted to implement such guidance and take any necessary and appropriate precautions with respect to attendance at and admission to our annual meeting.

If we determine that it is necessary or appropriate to hold a virtual annual meeting due to developments regarding the coronavirus or COVID-19, shareholders or their proxy holders would need to log into the virtual meeting website at www.virtualshareholdermeeting.com/WFC2020 in order to attend the virtual annual meeting. Further information about attending the virtual annual meeting, including how to demonstrate your ownership of our common stock as of the record date for the annual meeting, would be announced and instructions provided in advance of the meeting. Please note that you will only be able to access this website if we decide to hold a virtual annual meeting.

2020 Proxy Statement	121

Voting and Other Meeting Information

Meeting Admission Documents

Record Shareholder	One of the following: A printed admission ticket available online at www.proxypush.com/wfc Notice of Internet Availability of Proxy Materials Proxy card

Street Name Holder

One of the following:

A printed admission ticket available online at www.proxyvote.com

Notice of Internet Availability of Proxy Materials

Voting instruction form from your bank or broker

A letter from your bank or broker confirming you owned Wells Fargo common stock on February 28, 2020

Company Plans Participant

One of the following:

A printed admission ticket available online at www.proxyvote.com

A Company Plans voting instruction form or proxy card

A recent Company Plans statement showing that you owned Wells Fargo common stock on February 28, 2020

Proxy for Record Shareholder	You have a valid, written legal proxy naming you, signed by a record shareholder AND Either Notice of Internet Availability of Proxy Materials Or Proxy card

Proxy for Street Name Holder

You have a valid and assignable written legal proxy naming you, signed by the street name holder’s bank or brokerage firm

AND

Either

Notice of Internet Availability of Proxy Materials, or

Voting instruction form from the street name holder’s bank or broker

Or

A letter from the street name holder’s bank or broker confirming the street name holder owned Wells Fargo common stock on February 28, 2020

If you do not have a valid photo ID and an admission ticket, or one of the other forms of proof listed in the table above showing that you owned, or are legally authorized to act as proxy for someone who owned shares of our common stock on February 28, 2020, you will not be admitted to the meeting. For purposes of admission to the annual meeting, we will accept a “Request for Admittance” issued by Broadridge Financial Solutions, which confirms ownership of our common stock on February 28, 2020. However, we will not accept other documents or a brokerage or bank statement that does not confirm ownership of our common stock on February 28, 2020.

At the entrance to the meeting, we will inspect your photo ID and admission ticket or one of the acceptable forms of admission documentation listed in the table above. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both follow the admission procedures described above. We will not be able to accommodate guests at the annual meeting. The annual meeting will begin at 10:00 a.m. MDT. Please allow ample time for the admission procedures described above.

If you need help at the meeting because of a disability, please call us at 1-866-878-5865 prior to the meeting.

The use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices is strictly prohibited at the meeting.

122	Wells Fargo & Company

Voting and Other Meeting Information

Is an audiocast of the annual meeting available?

Yes, a live audiocast of our in-person annual meeting will be available on our website. You will not be able to vote your shares or ask questions while you are listening to the live audiocast of the in-person annual meeting. Please visit our “Investor Relations” page under “About Wells Fargo” on www.wellsfargo.com several days before the annual meeting for information about the live audiocast or any updates about the meeting and how to participate.

If we determine that it is necessary or appropriate to hold a virtual annual meeting due to developments regarding the coronavirus or COVID-19, we will announce the change in advance and provide instructions on how to attend, participate in, and vote at the virtual annual meeting. Please check the “Annual Reports and Proxy Statements” page of our website, at https://www.wellsfargo.com/about/investor-relations/annual-reports, several days before the meeting for updated information.

Shareholder Information for Future Annual Meetings

Shareholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2021 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of shareholders in 2021 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received either at our principal executive offices at 420 Montgomery Street, San Francisco, CA 94104 (Attention: Charles W. Scharf, CEO), or by our Corporate Secretary, Anthony R. Augliera, at MAC# D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, NC 28282, no later than the close of business on November 16, 2020.

Under our By-Laws, notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than the close of business on October 17, 2020 and no later than the close of business on November 16, 2020.

Other Proposals and Nominations for Presentation at the 2021 Annual Meeting

Under our By-Laws, a shareholder who wishes to nominate an individual for election to the Board or to propose any business to be considered at an annual meeting directly at the annual meeting, rather than for inclusion in our proxy statement, must deliver advance notice of such nomination or business to the Company following the procedures in the By-Laws. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. The Company’s 2021 annual meeting is currently scheduled to be held on April 27, 2021, and to be timely, the notice must be delivered not earlier than the close of business on December 29, 2020 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than the close of business on January 28, 2021 (the 90th day prior to the first anniversary of this year’s annual meeting) to both our CEO and Corporate Secretary as follows: Charles W. Scharf, CEO, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; and Anthony R. Augliera, Corporate Secretary, MAC# D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, North Carolina 28282. However, if the Company’s 2021 annual meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s annual meeting, such notice must be delivered not earlier than the close of business on the 120th day prior to the date of the 2021 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2021 annual meeting or, if the first public announcement of the date of the 2021 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The Chair or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above or where a notice is received within these time frames, if the shareholder delivering the notice fails to satisfy the requirements of SEC Rule 14a-4.

The requirements described above are separate from the procedures you must follow to recommend a nominee for consideration by the Governance and Nominating Committee for election as a director as described under Director Election Standard and Nomination Process and from the requirements that a shareholder must meet in order to have a shareholder proposal pursuant to SEC Rule 14a-8 or a proxy access director nominee under our By-laws included in our proxy statement.

2020 Proxy Statement	123

Voting and Other Meeting Information

Other Information

Cost of Soliciting Proxies

We pay the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to help the Board solicit proxies. We expect to pay approximately $30,000 plus out-of-pocket expenses for its help. Members of the Board and our employees may also solicit proxies for us by mail, telephone, fax, e-mail, or in person. We will not pay our directors or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials and/or proxy materials to their customers who are street name holders and obtaining their voting instructions.

Electronic Delivery of Proxy Materials

We use the SEC notice and access rule that allows us to furnish our proxy materials to our shareholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about March 16, 2020, we sent to most of our shareholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described below.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How to Receive Future Proxy Materials Electronically

Shareholders can sign up to receive proxy materials electronically, and will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials by e-mail in the future, follow the instructions described below or on the notice.

Record Holders	If you are the record holder of your shares, you may either go to www.proxydocs.com/wfc and follow the instructions for requesting meeting materials or call 1-866-870-3684.
Street Name Holders

If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Householding

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receiving a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

124	Wells Fargo & Company

Voting and Other Meeting Information

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Wells Fargo & Company

MAC #D1130-117

301 South Tryon Street, 11th Floor

Charlotte, North Carolina 28282

Attention: Corporate Secretary

1-866-870-3684

Directions to the 2020 Annual Meeting

From Salt Lake International Airport

•	Depart airport merging onto I-80 East.
•	Exit on 600 South/City Center exit.
•	Continue on 600 South approximately one mile.
•	Turn left onto Main Street.
•	The Grand America Hotel will be on your right-hand side.

From North on Interstate 15

•	Exit Interstate 15 at 600 South/City Center exit.
•	Continue on 600 South, approximately one mile.
•	Turn left on Main Street (street with TRAX Light Rail).

From South on Interstate 15

•	Exit Interstate 15 at 600 South/City Center exit.
•	Continue on 600 South, approximately one mile.
•	Turn left onto Main Street (street with TRAX Light Rail).

From East on Interstate 80

•	Take the Interstate 15 North exit at the Interstate 15 and Interstate 80 exchange.
•	Exit Interstate 15 at 600 South/City Center exit.
•	Continue on 600 South, approximately one mile.
•	Turn left on Main Street (street with TRAX Light Rail).

From West on Interstate 80

•	Exit Interstate 15 at 600 South/City Center exit.
•	Continue on 600 South, approximately one mile.
•	Turn left on Main Street (street with TRAX Light Rail).

2020 Proxy Statement	125

WELLS FARGO & COMPANY 420 MONTGOMERY STREET | SAN FRANCISCO, CA | 94104 1-866-878-5865 | WELLSFARGO.COM

© 2020 Wells Fargo & Company. All rights reserved. Deposit products offered through Wells Fargo Bank, N.A. Member FDIC.

WELLS FARGO & COMPANY

WELLS FARGO & COMPANY EQ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: ☐

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2020, at 10:00 a.m., Mountain Daylight Time (MDT), at The Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111.

TO VOTE BY INTERNET OR TELEPHONE SEE REVERSE SIDE OF THIS PROXY CARD

TO VOTE BY MOBILE DEVICE, SCAN THE QR BARCODE BELOW AND SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL, COMPLETE THIS PROXY CARD AND RETURN THE ENTIRE PROXY CARD – DO NOT SEPARATE IT – IN THE ENCLOSED ENVELOPE

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints William M. Daley, Mary T. Mack and Amanda G. Norton, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on February 28, 2020, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournment or postponement thereof, as specified on this proxy card. If properly executed, this proxy will be voted as you direct below. If this proxy is executed but no direction is indicated, this proxy will be voted FOR each of the nominees listed in Item 1, FOR Items 2 and 3, AGAINST Items 4 through 6, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please fold here – Do not separate

The Board of Directors recommends you vote FOR each of the nominees listed in Item 1, and FOR Items 2 and 3.

1.	Election of directors:		For	Against	Abstain

	1(a)	Steven D. Black	☐	☐	☐

	1(b)	Celeste A. Clark	☐	☐	☐

	1(c)	Theodore F. Craver, Jr.	☐	☐	☐

	1(d)	Wayne M. Hewett	☐	☐	☐

	1(e)	Donald M. James	☐	☐	☐

	1(f)	Maria R. Morris	☐	☐	☐

		For	Against	Abstain

1(g)	Charles H. Noski	☐	☐	☐

1(h)	Richard B. Payne, Jr.	☐	☐	☐

1(i)	Juan A. Pujadas	☐	☐	☐

1(j)	Ronald L. Sargent	☐	☐	☐

1(k)	Charles W. Scharf	☐	☐	☐

1(l)	Suzanne M. Vautrinot	☐	☐	☐

		For	Against	Abstain

2.	Advisory resolution to approve executive compensation.	☐	☐	☐

3.	Ratification of the appointmentof KPMG LLP as the Company’s independent registered public accounting firm for 2020.
		☐	☐	☐

The Board of Directors recommends you vote AGAINST Items 4 through 6

		For	Against	Abstain

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.

If you plan on attending the Annual

Meeting, please check the box:           ☐

4.	Shareholder Proposal – Shareholder Approval of By-Law Amendments	☐	☐	☐
5.	Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses	☐	☐	☐
6.	Shareholder Proposal – Report on Global Median Pay Gap	☐	☐	☐

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

WELLS FARGO & COMPANY
THE GRAND AMERICA HOTEL
555 SOUTH MAIN STREET
SALT LAKE CITY, UT 84111

2020 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, APRIL 28, 2020
10:00 a.m., Mountain Daylight Time (MDT)

ACCESS PROXY MATERIALS BY INTERNET OR MOBILE DEVICE

You can access our proxy materials over the internet or using your mobile device. Please have this proxy card available and go to the following internet address: www.proxydocs.com/wfc or, using your mobile device, scan the QR Barcode on the reverse side of this card to access the materials.

Please help the environment by signing up at the following internet address: www.investorelections.com/wfc to receive all your future annual meeting materials electronically.

Please fold here – Do not separate

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

TO VOTE BY INTERNET OR MOBILE DEVICE:     GO TO THE INTERNET ADDRESS: www.proxypush.com/wfc, OR SCAN THE QR BARCODE ON THE REVERSE SIDE OF THIS CARD

●	Use the internet or your mobile device to vote by proxy 24 hours a day, 7 days a week, until 11:59 p.m., CDT on April 27, 2020.
●	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.
●	Do not mail back your proxy card.

TO VOTE BY TELEPHONE:     CALL TOLL FREE ON A TOUCH-TONE TELEPHONE: 1-866-883-3382

●	Use any touch-tone telephone to vote by proxy 24 hours a day, 7 days a week, until 11:59 p.m., CDT on April 27, 2020.
●	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.
●	Do not mail back your proxy card.

TO VOTE BY MAIL:     PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE RETURN THE ENTIRE PROXY CARD. DO NOT SEPARATE IT.

ATTENDING THE ANNUAL MEETING

You may choose to attend the annual meeting and vote in person at the meeting. If you wish to attend the annual meeting, you must follow the requirements for meeting admission contained in the 2020 proxy statement. You must present a valid photo ID and proof of stock ownership or an admission ticket, which you can obtain and print by following the admission ticket link at www.proxypush.com/wfc, to be admitted to the annual meeting.

WELLS FARGO & COMPANY 401(K) PLAN PROXY CARD FOR RETURN MAIL ONLY P.O. BOX 5104 SIOUX FALLS, SD 57117-5104

VOTE BY INTERNET OR BY MOBILE DEVICE - www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time (EDT), on April 26, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT, on April 26, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION: To vote and/or obtain an admission ticket to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                         E90324-P32505-Z76263-Z76262-Z76261-Z76260                  KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLS FARGO & COMPANY
The Board of Directors recommends you vote FOR each of the nominees listed in Item 1:
1. Election of Directors

Nominees:		For	Against	Abstain

1a) Steven D. Black		☐	☐	☐

1b) Celeste A. Clark		☐	☐	☐

1c) Theodore F. Craver, Jr.		☐	☐	☐

1d) Wayne M. Hewett		☐	☐	☐

1e) Donald M. James		☐	☐	☐

1f) Maria R. Morris		☐	☐	☐

1g) Charles H. Noski		☐	☐	☐

1h) Richard B. Payne, Jr.		☐	☐	☐

1i) Juan A. Pujadas		☐	☐	☐

1j) Ronald L. Sargent		☐	☐	☐

1k) Charles W. Scharf		☐	☐	☐

1l) Suzanne M. Vautrinot		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR Items 2 and 3:		For	Against	Abstain

2.	Advisory resolution to approve executive compensation.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Items 4 through 6:		For	Against	Abstain

4.	Shareholder Proposal – Shareholder Approval of By-Law Amendments.	☐	☐	☐

5.	Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses.	☐	☐	☐

6.	Shareholder Proposal – Report on Global Median Pay Gap.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature (Joint Owners)	Date

WELLS FARGO & COMPANY

2020 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 28, 2020

10:00 A.M., Mountain Daylight Time (MDT)

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

If you vote by internet, mobile device, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate William M. Daley, Mary T. Mack and Amanda G. Norton, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the Annual Meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

To Be Held on April 28, 2020:

The 2020 Notice and Proxy Statement and 2019 Annual Report are available at

https://materials.proxyvote.com/949746

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

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E90325-P32505-Z76263-Z76262-Z76261-Z76260

WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2020, at 10:00 a.m., MDT, from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the “401(k) Plan”) and/or (2) Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”) or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank, National Association (“WFB”), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of February 28, 2020 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs Equiniti Trust Company (“ETC”), the custodian of the Stock Purchase Plan, to vote all shares of the Company’s common stock credited to his or her Stock Purchase Plan account as of February 28, 2020 at the Annual Meeting or any adjournment or postponement thereof as specified on this voting instruction form and proxy card.

If properly executed, this voting instruction form and proxy card will be voted as you direct on the reverse side. If no direction is indicated, this voting instruction form and proxy card will be voted FOR each of the nominees in Item 1, FOR Items 2 and 3, AGAINST Items 4 through 6, and in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Broadridge Financial Solutions, Inc. (“Broadridge”), as tabulation agent, will tabulate the votes by mail from all participants in the 401(k) Plan and the Stock Purchase Plan received by April 24, 2020, and by internet, mobile device, and telephone before 11:59 p.m., EDT, on April 26, 2020. Broadridge will provide the total voting results for all 401(k) Plan shares to WFB, which will then determine the ratio of votes received for and against each item. WFB will then vote all 401(k) Plan shares according to the same ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to ETC, which will then vote such shares as directed by the participants at the Annual Meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL-SEE REVERSE SIDE